UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule § 240.14a-12

THE NEIMAN MARCUS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Class A Common Stock, par value $0.01 per share, of The Neiman Marcus Group, Inc. (“Class A Common Stock”)
Class B Common Stock, par value $0.01 per share, of The Neiman Marcus Group, Inc. (“Class B Common Stock”, and together with the Class A Common Stock and the Class C Common Stock, par value $0.01 per share, of The Neiman Marcus Group, Inc., the “Company Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

48,947,578 shares of Company Common Stock

3,050,855 options to purchase shares of Company Common Stock with exercise price less than $100.00

272,574 shares of restricted Company Common Stock and rights to receive Company Common Stock pursuant to stock unit awards

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (A) 48,947,578 shares of Company Common Stock multiplied by $100.00 per share, (B) 272,574 shares of restricted Company Common Stock and rights to receive Company Common Stock pursuant to stock unit awards multiplied by $100.00 and (C) options to purchase 3,050,855 shares of Company Common Stock with exercise prices less than $100.00, multiplied by $61.88 per share (which is the difference between $100.00 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.0001177 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$5,110,802,107

(5)	Total fee paid:

$601,541.41

☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ONE MARCUS SQUARE

1618 MAIN STREET

DALLAS, TEXAS 75201

[•], 2005

Dear Stockholder:

The board of directors of The Neiman Marcus Group, Inc. (“Neiman Marcus” or the “Company”) has unanimously approved a merger providing for the acquisition of the Company by Newton Acquisition, Inc., an entity currently owned indirectly by private equity funds sponsored by TPG Advisors III, Inc., TPG Advisors IV, Inc., Warburg Pincus & Co., Warburg Pincus LLC and Warburg Pincus Partners LLC. If the merger is completed, you will receive $100.00 in cash, without interest, for each share of the Company’s common stock you own.

You will be asked, at a special meeting of the Company’s stockholders, to adopt the merger agreement. The board of directors has unanimously approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement and has unanimously declared that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the Company’s stockholders. The board of directors unanimously recommends that the Company’s stockholders vote “FOR” the adoption of the merger agreement.

The time, date and place of the special meeting to consider and vote upon the adoption of the merger agreement are as follows:

[•] a.m. Eastern Time, [•], 2005

[•]

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting of the Company’s stockholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK YOU OWN. BECAUSE THE ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMBINED VOTING POWER OF THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER. ACCORDINGLY, YOU ARE REQUESTED TO SUBMIT YOUR PROXY BY PROMPTLY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED OR TO SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET PRIOR TO THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

Submitting your proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Very truly yours,

/s/    RICHARD A. SMITH

Richard A. Smith

Chairman of the Board

THIS PROXY STATEMENT IS DATED [•], 2005

AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [•], 2005.

ONE MARCUS SQUARE

1618 MAIN STREET

DALLAS, TEXAS 75201

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [•], 2005

Dear Stockholder:

A special meeting of stockholders of The Neiman Marcus Group, Inc., a Delaware corporation (“Neiman Marcus” or the “Company”), will be held on [•], 2005, at [•] a.m., Eastern Time, at [•], for the following purposes:

1.	To consider and vote on the adoption of the Agreement and Plan of Merger, dated as of May 1, 2005 (as it may be amended from time to time, the “merger agreement”), among the Company, Newton Acquisition, Inc. (“Parent”) and Newton Acquisition Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the merger becoming effective, each outstanding share of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A common stock”), Class B Common Stock, par value $0.01 per share, of the Company (the “Class B common stock”) and Class C Common Stock, par value $0.01 per share, of the Company (the “Class C common stock”, and together with the Class A common stock and Class B common stock, the “common stock”) (other than shares held in the treasury of the Company or owned by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent or the Company and other than shares held by stockholders who properly demand statutory appraisal rights) will be converted into the right to receive $100.00 in cash, without interest; and

2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

3.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only stockholders of record on [•], 2005, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

The adoption of the merger agreement requires the approval of the holders of a majority of the combined voting power of the outstanding shares of common stock entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy in the envelope provided, or submit your proxy by telephone or the Internet prior to the special meeting and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the merger agreement. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote against the adoption of the merger agreement. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Stockholders of Neiman Marcus who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and they comply with all requirements of Delaware law, which are summarized in the accompanying proxy statement.

By order of the board of directors,

/s/    BRENDA A. SANDERS

Brenda A. Sanders

Corporate Secretary

[•], 2005

i

THE STOCKHOLDER AGREEMENT	70

MARKET PRICE OF THE COMPANY’S STOCK	72

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73

RIGHTS OF APPRAISAL	77

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	79

SUBMISSION OF STOCKHOLDER PROPOSALS	80

WHERE YOU CAN FIND ADDITIONAL INFORMATION	80

ANNEX A	Agreement and Plan of Merger, dated as of May 1, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc. and The Neiman Marcus Group, Inc.

ANNEX B	Stockholder Agreement, dated as of May 1, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc. and the Neiman Marcus stockholders party thereto

ANNEX C	Opinion of J.P. Morgan Securities Inc.

ANNEX D	Section 262 of the General Corporation Law of the State of Delaware

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of The Neiman Marcus Group, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “Neiman Marcus,” “Company,” “we,” “our,” “ours,” and “us” refer to The Neiman Marcus Group, Inc. and references to subsidiaries of the Company include the Company’s majority-owned subsidiaries, Kate Spade LLC and Gurwitch Products, L.L.C.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company by an entity currently owned indirectly by private equity funds sponsored by TPG Advisors III, Inc. and TPG Advisors IV, Inc. (together, “TPG”) and Warburg Pincus & Co., Warburg Pincus LLC and Warburg Pincus Partners LLC (together, “Warburg Pincus”, and together with TPG, the “Sponsors”) pursuant to an Agreement and Plan of Merger, dated as of May 1, 2005 (the “merger agreement”), among the Company, Newton Acquisition, Inc. (“Parent”) and Newton Acquisition Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”). Once the merger agreement has been adopted by the Company’s stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Neiman Marcus (the “merger”). Neiman Marcus will be the surviving corporation in the merger (the “surviving corporation”) and will become a wholly-owned subsidiary of Parent.

Q:	What will I receive in the merger?

A:	Upon completion of the merger, whether you hold our Class A or Class B common stock, you will receive $100.00 in cash, without interest and less any required withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $10,000.00 in cash in exchange for your shares of common stock, less any required withholding taxes. You will not own shares in the surviving corporation.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at [•], on [•], at [•] Eastern Time.

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:	For us to complete the merger, stockholders holding at least a majority of the combined voting power of our common stock outstanding at the close of business on the record date must vote “FOR” the adoption of the merger agreement. Accordingly, failure to vote or an abstention will have the same effect as a vote against adoption of the merger agreement. For the purpose of the vote on the merger, each share of Class A common stock and each share of Class B common stock will have one vote.

Richard A. Smith, the Chairman of our board of directors, and members of his family have entered into a stockholder agreement, pursuant to which they have agreed to vote their shares, which as of the record date represent approximately [•]% of the combined voting power of our common stock, in favor of the adoption of the merger agreement and against any competing transaction proposed to the Company’s stockholders, unless the merger agreement is terminated in accordance with its terms.

Q:	How does the Company’s board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement. You should read “The Merger—Reasons for the Merger” for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by submitting your proxy via:

•	telephone, using the toll-free number listed on each proxy card (if you are a registered stockholder, that is if you hold your stock in your name) or vote instruction card (if your shares are held in “street name,” meaning that your shares are held in the name of a broker, bank or other nominee and your bank, broker or nominee makes telephone voting available);

•	the Internet, at the address provided on each proxy card (if you are a registered stockholder) or vote instruction card (if your shares are held in “street name” and your bank, broker or nominee makes Internet voting available); or

•	mail, by completing, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the merger.

Q:	Can I change my vote?

A:	Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you are a registered stockholder, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person (you must vote in person, simply attending the special meeting will not cause your proxy to be revoked).

Please note that if you hold your shares in “street name” and you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker to change your vote.

Q:	What does it mean if I get more than one proxy card or vote instruction card?

A:	If your shares are registered differently or are in more than one account, you will receive more than one card. Please complete and return all of the proxy cards or vote instruction cards you receive (or submit your proxy by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:	Should I send in my stock certificates now?

A:	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, please contact Stacie Shirley, our VP, Finance and Treasurer, at (214) 757-2967. If you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact Brenda Sanders at (214) 743-7615. You may also contact our proxy solicitation agent, Innisfree M&A Incorporated, toll-free at (877) 456-3507. If your broker holds your shares, you should also call your broker for additional information.

SUMMARY

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (Page 15)

The Neiman Marcus Group, Inc.

One Marcus Square

1618 Main Street

Dallas, Texas 75201

(214) 743-7600

The Neiman Marcus Group, Inc. is among the leading luxury retailers in the world, focusing on high-end apparel, accessories, jewelry, beauty and decorative home products. At the end of our previous fiscal year, July 31, 2004, we operated 35 Neiman Marcus stores, two Bergdorf Goodman stores and fourteen Last Call clearance centers. We also sell merchandise through Neiman Marcus Direct, our catalog and online operations, and own majority interests in Kate Spade LLC and Gurwitch Products, L.L.C., which produces the Laura Mercier line of cosmetics.

Newton Acquisition, Inc.

c/o Texas Pacific Group

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

(817) 871-4000

and

c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

(212) 878-0600

Parent is a Delaware corporation owned in equal parts by the Sponsors through certain investment funds affiliated with the Sponsors. Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Newton Acquisition Merger Sub, Inc.

c/o Texas Pacific Group

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

(817) 871-4000

and

c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

(212) 878-0600

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Parent and Merger Sub are each entities currently indirectly owned by private equity funds sponsored by TPG Advisors III, Inc., TPG Advisors IV, Inc., Warburg Pincus & Co., Warburg Pincus LLC and Warburg Pincus Partners LLC.

Each of TPG Advisors III, Inc. and TPG Advisors IV, Inc. (together, “TPG”) is serving as the sole general partner of related entities engaged in making investments in securities of public and private companies.

Warburg Pincus & Co., Warburg Pincus LLC and Warburg Pincus Partners LLC (together, “Warburg Pincus”) are engaged in making private equity and related investments.

The Special Meeting

Time, Place and Date (Page 16)

The special meeting will be held on [•], starting at [•], Eastern Time, at [•].

Purpose (Page 16)

You will be asked to consider and vote upon adoption of the merger agreement. The merger agreement provides that Merger Sub will be merged with and into the Company, and each outstanding share of the Company’s common stock (other than shares held in the treasury of the Company or owned by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent or the Company and other than shares held by stockholders who properly demand statutory appraisal rights) will be converted into the right to receive $100.00 in cash, without interest.

The persons named in the accompanying proxy card will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting.

Record Date and Quorum (Page 16)

You are entitled to vote at the special meeting if you owned shares of the Company’s common stock at the close of business on [•], 2005, the record date for the special meeting. You will have one vote for each share of the Company’s common stock that you owned on the record date. As of the record date, there were [•] shares of the Company’s common stock entitled to be voted, consisting of [•] shares of Class A common stock and [•] shares of Class B common stock. (There were no outstanding shares of the Company’s Class C common stock as of the record date.)

Required Vote (Page 16)

For us to complete the merger, stockholders holding at least a majority in combined voting power of our common stock outstanding at the close of business on the record date must vote “FOR” the adoption of the merger agreement. All of our stockholders are entitled to one vote per share, and there is no difference in voting power between holders of the Class A common stock and the Class B common stock for purposes of voting to adopt the merger agreement. A failure to vote your shares of the Company’s common stock or an abstention will have the same effect as a vote against the merger.

In connection with the execution of the merger agreement, Richard A. Smith, the Chairman of our board of directors, and members of his family (collectively, the “Smith Family Holders”), entered into a stockholder agreement pursuant to which they have agreed to vote in favor of the merger and against any competing transaction proposed to the Company’s stockholders, unless the merger agreement is terminated in accordance with its terms. As of the record date, the Smith Family Holders beneficially own an aggregate of [•] shares of Neiman Marcus common stock (excluding options), which represents approximately [•]% of the voting power for purposes of voting on the adoption of the merger agreement.

Share Ownership of Directors and Executive Officers (Page 16)

As of the record date, the directors and current executive officers of Neiman Marcus beneficially owned in the aggregate (excluding options) approximately [•]% of the shares of the Company’s common stock entitled to vote at the special meeting. Each of them either agreed to vote, or has advised us that he or she plans to vote, all of his or her shares in favor of the adoption of the merger agreement.

Voting and Proxies (Page 17)

Any Neiman Marcus stockholder of record entitled to vote may submit a proxy by telephone, the Internet or returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting. If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not provide your broker with instructions, your shares will not be voted and that will have the same effect as a vote against the merger.

Revocability of Proxy (Page 17)

Any Neiman Marcus stockholder of record who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

•	filing with the Company’s Corporate Secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

•	sending a later-dated proxy relating to the same shares to the Company’s Corporate Secretary, at or before the special meeting;

•	submitting a later-dated proxy by the Internet or by telephone, at or before the special meeting; or

•	attending the special meeting and voting in person by ballot.

Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

When the Merger Will be Completed (Page 52)

We are working to complete the merger as soon as possible. We anticipate completing the merger during the last calendar quarter of 2005, subject to adoption of the merger agreement by the Company’s stockholders and the satisfaction of the other closing conditions. In addition, Merger Sub is not obligated to complete the merger until the expiration of a 40 consecutive calendar day “marketing period” throughout which Merger Sub shall have the financial information that the Company is required to provide pursuant to the merger agreement to complete its debt financing of the merger. So long as we have provided all required financial information to Merger Sub for purposes of its completing its offerings of debt securities, the marketing period will begin to run on the later of (i) September 1, 2005 and (ii) the date on which we file our annual report on Form 10-K for the fiscal year ended July 30, 2005 with the Securities and Exchange Commission (“SEC”).

Effects of the Merger (Page 53)

If the merger agreement is adopted by the Company’s stockholders and the other conditions to closing are satisfied, Merger Sub will be merged with and into the Company, with the Company being the surviving corporation. Upon completion of the merger, the Company’s common stock will be converted into the right to receive $100 per share, without interest and less any required withholding taxes. Following the completion of the merger, we will no longer be a public company and you will cease to have any ownership interest in the Company and will not participate in any future earnings and growth of the Company.

Board Recommendation (Page 30)

After careful consideration, our board of directors has unanimously:

•	determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders;

•	approved the merger agreement; and

•	recommended that Neiman Marcus’ stockholders vote “FOR” the adoption of the merger agreement.

In reaching its decision, our board of directors continuously consulted with our management team and advisors in considering the proposed merger agreement. Members of management generally participated in meetings of our board of directors. For the factors considered by our board of directors in reaching its decision to approve and adopt the merger agreement and the merger, see “The Merger—Reasons for the Merger” beginning on page 27.

Stockholder Agreement with the Smith Family Holders (Page 70 and Annex B)

The Smith Family Holders, including, among others, Richard A. Smith, the Chairman of our board of directors, and Robert A. Smith and Brian J. Knez, the co-Vice Chairmen of our board, have entered into a stockholder agreement, dated as of May 1, 2005, with Parent and Merger Sub with respect to the 6,055,057 shares of common stock (16,471 shares of Class A common stock and 6,038,586 shares of Class B common stock) owned in the aggregate by the Smith Family Holders as of the date of the stockholder agreement as well as any shares of common stock acquired by the Smith Family Holders after such date. As of the record date, the Smith Family Holders held [•] shares of the Company’s common stock.

The Smith Family Holders have agreed to vote all of these shares in favor of the adoption of the merger agreement and against any competing transaction proposed to the Company’s stockholders, unless the merger agreement is terminated in accordance with its terms, and have delivered an irrevocable proxy to Parent for the purpose of voting such shares. The stockholder agreement will terminate upon the earlier of (i) the termination of the merger agreement and (ii) the effective time of the merger. The full text of the stockholder agreement is attached to this proxy statement as Annex B. We encourage you to read the full text of the stockholder agreement in its entirety.

Opinion of JPMorgan (Page 30 and Annex C)

J.P. Morgan Securities Inc. (“JPMorgan”) delivered its opinion to the Company’s board of directors that, as of the date of its opinion and based upon and subject to the factors and assumptions set forth therein, the merger consideration of $100.00 in cash per share to be received by the Company’s Class A and Class B stockholders pursuant to the merger agreement was fair, from a financial point of view, to such stockholders (other than the Smith Family Holders).

The opinion of JPMorgan is addressed to the Company’s board of directors, is directed only to the consideration to be paid in the merger and does not constitute a recommendation as to how any of our stockholders should vote with respect to the merger agreement or whether such stockholders should exercise any dissenter’s rights or appraisal rights with respect to the merger or any other matter. The full text of the written opinion of JPMorgan, dated May 1, 2005, which sets forth the procedures followed, limitations on the review undertaken, matters considered and assumptions made in connection with such opinion, is attached as Annex C to this proxy statement. We recommend that you read the opinion carefully in its entirety. Pursuant to the terms of the engagement letter with JPMorgan, the Company has agreed to pay to JPMorgan a fee. Payment of the fee to JPMorgan is not contingent upon consummation of the merger.

Financing (Page 37)

The Company and the Sponsors estimate that the total amount of funds necessary to consummate the merger and related transactions (including payment of the aggregate merger consideration, the repayment or refinancing of some of the Company’s currently outstanding debt and all related fees and expenses) will be approximately $5.4 billion. Merger Sub has received commitments from Credit Suisse First Boston and Goldman Sachs Mortgage Company with respect to the financing.

In connection with the execution and delivery of the merger agreement, Merger Sub has obtained commitments to provide up to approximately $3.9 billion in debt financing (not all of which is expected to be drawn at closing) consisting of (1) a senior secured asset-based revolving facility with a maximum availability of $600 million and (2) term and bridge loan facilities and senior secured notes with an aggregate principal amount of up to $3.3 billion to finance, in part, the payment of the merger consideration, the repayment or refinancing of certain debt of the Company outstanding on the closing date of the merger and to pay fees and expenses in connection therewith and, in the case of the revolving facility, for general corporate purposes after the closing date of the merger.

In addition, Merger Sub has obtained a commitment to provide up to $750 million under a limited recourse secured asset-based revolving credit facility relating to the Company’s credit card operations to finance the acquisition of such operations on the closing date of the merger in the event that a credit card transaction has not been completed by the closing date of the merger. Parent has agreed to use its reasonable best efforts to arrange the debt financing on the terms and conditions described in the commitments. In addition, Parent and Merger Sub have obtained an aggregate of $1.55 billion in equity commitments from the Sponsors. The facilities and notes contemplated by the debt financing commitments are conditioned on the merger being consummated prior to the merger agreement termination date, as well as other conditions, as described in further detail under “The Merger—Financing—Debt Financing” beginning on page 38.

The closing of the merger is not conditioned on the receipt of the debt financing by Merger Sub. Parent, however, is not required to consummate the merger until after the completion of the marketing period as described above under “When the Merger Will be Completed” and in further detail under “The Merger Agreement—Effective Time; The Marketing Period” beginning on page 52.

Treatment of Stock Options (Page 41)

The merger agreement provides that all outstanding Company stock options issued pursuant to the Company’s stock option and incentive plans, whether or not vested or exercisable, will be cashed out and canceled (to the extent permitted under the governing plan documents and related agreements) in connection with the completion of the merger. Each option holder will receive an amount in cash, less applicable withholding taxes and without interest, equal to the product of:

•	the number of shares of our common stock subject to each option as of the effective time of the merger, multiplied by

•	the excess, if any, of $100.00 over the exercise price per share of common stock subject to such option.

Treatment of Restricted Stock and Stock Units (Page 42)

The merger agreement provides that:

•	each outstanding share of our restricted stock, the restrictions of which have not lapsed immediately prior to the effective time of the merger, will become fully vested and will be converted into the right to receive $100.00 in cash, without interest and less applicable withholding taxes; and

•	each outstanding right to receive our common stock, restricted stock or cash equal to or based on the value of our common stock pursuant to a stock unit award under any of our stock or other incentive plans, whether or not vested, will be canceled, and the holder of the stock unit will be entitled to receive $100.00 in cash, without interest and less applicable withholding taxes, for each share of common stock subject to the stock unit award.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 41)

Our directors and executive officers may have interests in the merger that are different from, or in addition to, yours, including the following:

•	our directors and executive officers will have their vested and unvested stock options, restricted stock and stock unit awards canceled and cashed out in connection with the merger, meaning that they will receive cash payments for each share of common stock subject to such option equal to the excess, if any, of $100.00 per share over the exercise price per share of their options, without interest and less applicable withholding taxes, and they will receive $100.00 per share for their restricted stock and stock unit awards, without interest and less applicable withholding taxes;

•	each of our current executive officers has a change of control termination protection agreement that provides certain severance payments and benefits in the case of his or her termination of employment under certain circumstances and, in addition, the agreements provide that in the event any benefit received by the executive officer gives rise to an excise tax for the executive officer, the executive officer is also entitled to a “gross-up” payment in an amount that would place the executive officer in the same after-tax position that he or she would have been in if no excise tax had applied (except for certain circumstances in which the agreements specify that the benefits payable to the executive will be reduced to eliminate the applicability of such excise taxes);

•	at the completion of the merger, the Company will terminate all its non-qualified deferred compensation plans, including the key employee bonus plan, key employee deferred compensation plan and deferred compensation plan for non-employee directors and any other non-qualified deferred compensation plans in which our executive officers or directors participate, and will cause all accounts thereunder to be paid out to participants in cash;

•	the merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for six years following the effective time of the merger as well as insurance coverage covering his or her service to the Company as a director or officer; and

•	although no agreements have been entered into as of the date of this proxy statement, the Sponsors have informed us that it is their intention to retain members of our existing management team with the surviving corporation after the merger is completed, and in that connection, members of management currently are engaged in discussions with representatives of Parent and we believe that these persons are likely to enter into new arrangements with Parent, Merger Sub or their affiliates regarding employment with, and the right to purchase or participate in the equity of, the surviving corporation, although such matters are subject to further negotiation and discussion and no terms or conditions have been finalized.

Material United States Federal Income Tax Consequences (Page 48)

If you are a U.S. holder of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of the Company’s common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of our common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes.

Regulatory Approvals (Page 50)

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”) provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On May 13, 2005 and on May 16, 2005, the Company and Newton Holding, LLC (an affiliate of TPG and Warburg Pincus), respectively, each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested an early termination of the waiting period. The Federal Trade Commission granted early termination of the waiting period initiated by these filings on May 25, 2005.

Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act and the filing of a certificate of merger in Delaware at or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Procedure for Receiving Merger Consideration (Page 55)

As soon as practicable after the effective time of the merger, a paying agent will mail a letter of transmittal and instructions to you and the other Neiman Marcus stockholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates or book-entry shares in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

No Solicitation of Transactions (Page 61)

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company. Notwithstanding these restrictions, under certain limited circumstances required for our board of directors to comply with its fiduciary duties, our board of directors may respond to an unsolicited written bona fide proposal for an alternative acquisition or terminate the merger agreement and enter into an agreement with respect to a superior proposal after paying the termination fee specified in the merger agreement.

Conditions to Closing (Page 65)

Before we can complete the merger, a number of conditions must be satisfied. These include:

•	the receipt of Company stockholder approval;

•	the absence of governmental orders that have the effect of making the merger illegal or that otherwise prohibit the closing;

•	the expiration or termination of the waiting period under the Hart-Scott-Rodino Act;

•	performance by each of the parties of its covenants under the merger agreement in all material respects; and

•	the accuracy of the Company’s representations and warranties, except to the extent the failure of such representations and warranties to be true and correct would not constitute a material adverse effect.

Other than the conditions pertaining to the Company stockholder approval, the absence of governmental orders and the expiration or termination of the HSR Act waiting period, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may elect to waive conditions to their respective performance and complete the merger. None of the Company, Parent or Merger Sub, however, has any intention to waive any condition as of the date of this proxy statement.

Termination of the Merger Agreement (Page 66)

Neiman Marcus, Parent and Merger Sub may agree in writing to terminate the merger agreement at any time without completing the merger, even after the stockholders of Neiman Marcus have adopted the merger agreement. The merger agreement may also be terminated at any time prior to the effective time of the merger in certain other circumstances, including:

•	by either Parent or the Company if:

o	the closing has not occurred on or before November 1, 2005, provided that if the marketing period has not ended on or before August 15, 2005, then such date is extended to the earlier of (i) the tenth business day following the final day of the marketing period and (ii) December 16, 2005 (and in certain specified circumstances related to regulatory matters such date may be extended by either Parent or us by three months beyond either applicable date);

o	a final, non-appealable governmental order prohibits the merger;

o	the Company stockholders do not adopt the merger agreement at the special meeting or any postponement or adjournment thereof;

o	there is a material breach by the non-terminating party of its representations, warranties, covenants or agreements in the merger agreement such that the closing conditions would not be satisfied;

•	by Parent, if our board of directors withdraws or adversely modifies its recommendation or approval of the merger agreement or recommends or approves another acquisition proposal;

•	by the Company, prior to the special meeting, if we receive a superior proposal, but only after we have provided Parent a three business day period to revise the terms and conditions of the merger agreement, negotiate in good faith with Parent with respect thereto and only if we pay the termination fee described below; or

•	by the Company, if certain conditions to closing have been satisfied or waived and the closing has not occurred after completion of the marketing period.

Termination Fees and Expenses (Page 67)

Under certain circumstances, in connection with the termination of the merger agreement, the Company will be required to pay Parent $140.3 million in termination fees.

In the event the merger agreement is terminated because the Company’s stockholders fail to adopt the merger agreement at the special meeting or any adjournment or postponement thereof, the Company is required to reimburse Parent for expenses incurred in connection with the merger agreement, up to a maximum of $20 million, which amount will be offset against the termination fee described above, if payable.

In the event that the Company terminates the merger agreement because Parent (i) breaches its obligations to effect the closing and satisfy its obligations with respect to payment of the merger consideration when all conditions to the closing are satisfied and the marketing period has expired and (ii) Parent fails to effect the closing because of a failure to receive the proceeds of one or more of the debt financings contemplated by the debt financing commitments or because of its refusal to accept debt financing on terms materially less beneficial to it than the terms set forth in the debt financing commitments, Merger Sub will be required to pay the Company a $140.3 million termination fee. This termination fee payable to the Company is the exclusive remedy of the Company unless, in general, Parent is otherwise in breach of the merger agreement, in which case the Company may pursue a damages claim. The aggregate liability of Parent and its affiliates arising from any breach of the merger agreement is in any event capped at $500,000,000.

The Credit Card Transaction (Page 51)

On June 8, 2005, the Company announced that it had entered into a strategic alliance with HSBC-North America’s Retail Services business to support and enhance the credit operations of the Company and its subsidiaries. In connection with the transaction, HSBC Retail Services agreed to purchase the private label credit card accounts and related assets of the Company and its subsidiary Bergdorf Goodman, Inc., as well as the outstanding balances associated with such accounts. The total purchase price is comprised of the face value of the receivables and accumulated accounts receivable collections, which is estimated to be approximately $640 million as of the closing date and includes approximately $527 million in net cash proceeds and the assumption of or repayment of approximately $113 million of the Company’s securitization liabilities. The Company also will receive on-going payments related to credit sales generated under the arrangements with HSBC Retail Services. In addition, pursuant to the terms of the arrangement, which is expected to close by July 31, 2005 and is not subject to the completion of the merger, the Company will continue to handle key customer service functions.

Market Price of Neiman Marcus Stock (Page 72)

Our Class A common stock and Class B common stock are each listed on the New York Stock Exchange (the “NYSE”) under the trading symbols “NMG.A” and “NMG.B”, respectively. On April 29, 2005, which was the last trading day before we announced the merger, the Company’s Class A common stock closed at $98.32 per share and the Company’s Class B common stock closed at $97.20 per share. On [•], 2005, which was the last trading day before the date of this proxy statement, the Company’s Class A common stock closed at $[•] per share and the Company’s Class B common stock closed at $[•] per share.

Rights of Appraisal (Page 77 and Annex D)

Delaware law provides you with appraisal rights in the merger. This means that, if you comply with the procedures for perfecting appraisal rights provided for under Delaware law, you are entitled to have the fair value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration. The ultimate amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must deliver a written demand for appraisal to the Company before the vote on the merger agreement at the special meeting and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of Section 262 of the General Corporation Law of the State of Delaware (“DGCL”) is attached to this proxy statement as Annex D.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary,” “The Merger,” “The Merger—Opinion of JPMorgan” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. For each of these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	Considerations Relating to the Merger Agreement and the Merger:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of the legal proceedings that have been instituted against us and others following announcement of the merger agreement;

•	the failure of the merger to close for any other reason;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	Political and General Economic Conditions:

•	current political and general economic conditions or changes in such conditions;

•	terrorist activities in the United States;

•	political, social, economic, or other events resulting in the short or long-term disruption in business at the Company’s stores, distribution centers or offices;

•	Customer Demographic Issues:

•	changes in the demographic or retail environment;

•	changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, “luxuries”;

•	changes in consumer preferences or fashion trends;

•	changes in the Company’s relationships with its key customers;

•	Merchandise Procurement and Supply Chain Considerations:

•	changes in the Company’s relationships with designers, vendors and other sources of merchandise, including adverse changes in their financial viability;

•	delays in receipt of merchandise ordered by the Company due to work stoppages and/or other causes of delay in connection with either the manufacture or shipment of such merchandise;

•	changes in foreign currency exchange rates;

•	significant increases in paper, printing and postage costs;

•	Industry and Competitive Factors:

•	competitive responses to the Company’s marketing, merchandising and promotional efforts and/or inventory liquidations by vendors or other retailers;

•	seasonality of the retail business;

•	adverse weather conditions or natural disasters, particularly during peak selling seasons;

•	delays in anticipated store openings and renovations;

•	Employee Considerations:

•	changes in key management personnel;

•	changes in the Company’s relationships with certain of its key sales associates;

•	Legal and Regulatory Issues:

•	changes in government or regulatory requirements increasing the Company’s costs of operations;

•	litigation that may have an adverse effect on the financial results or reputation of the Company;

•	Other Factors:

•	impact of funding requirements related to the Company’s noncontributory defined benefit pension plan;

•	the design and implementation of new information systems as well as enhancements of existing systems; and

•	risks, uncertainties and factors set forth in our reports and documents filed with the SEC (which reports and documents should be read in conjunction with this proxy statement; see “Where You Can Find Additional Information”).

THE PARTIES TO THE MERGER

The Neiman Marcus Group, Inc.

The Neiman Marcus Group, Inc. is among the leading luxury retailers in the world, focusing on high-end apparel, accessories, jewelry, beauty and decorative home products. At the end of our previous fiscal year, July 31, 2004, we operated 35 Neiman Marcus stores, two Bergdorf Goodman stores and fourteen Last Call clearance centers. We also sell merchandise through Neiman Marcus Direct, our catalog and online operations, including through the Internet sites www.neimanmarcus.com, www.bergdorfgoodman.com and www.horchow.com. In addition, we own majority interests in Kate Spade LLC and Gurwitch Products, L.L.C., which produces the Laura Mercier line of cosmetics.

The Neiman Marcus Group, Inc. is incorporated in the state of Delaware with its principal executive offices at One Marcus Square, 1618 Main Street, Dallas, Texas 75201 and its telephone number is (214) 743-7600.

Newton Acquisition, Inc.

Parent is a Delaware corporation with its principal executive offices at c/o Texas Pacific Group, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102. Parent’s telephone number is (817) 871-4000. Parent is indirectly owned in equal parts by the Sponsors through certain investment funds affiliated with the Sponsors. Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Newton Acquisition Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub’s principal executive offices are located at c/o Texas Pacific Group, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102 and its telephone number is (817) 871-4000. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Under the terms of the merger agreement, Merger Sub will merge with and into us. The Company will survive the merger and Merger Sub will cease to exist.

The current indirect owners of Parent, and through Parent, Merger Sub, consist of private equity funds sponsored by TPG Advisors III, Inc. and TPG Advisors IV, Inc., Warburg Pincus & Co., Warburg Pincus LLC and Warburg Pincus Partners LLC.

Each of TPG Advisors III, Inc. and TPG Advisors IV, Inc. (together, “TPG”) is serving as the sole general partner of related entities engaged in making investments in securities of public and private companies.

Warburg Pincus & Co., Warburg Pincus LLC and Warburg Pincus Partners LLC (together, “Warburg Pincus”) are engaged in making private equity and related investments.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on [•], starting at [•], Eastern Time, at [•] or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote upon the adoption of the merger agreement. Our stockholders must adopt the merger agreement for the merger to occur. If the stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [•], 2005.

Record Date and Quorum

The holders of record of the Company’s common stock as of the close of business on [•], 2005, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were [•] shares of the Company’s common stock outstanding (which includes [•] shares of our Class A common stock and [•] shares of our Class B common stock).

The holders of a majority of the outstanding shares of the Company’s common stock on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of the Company’s common stock held in treasury by the Company or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

Required Vote

Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority in combined voting power of the Company’s common stock outstanding on the record date. Each outstanding share of the Company’s common stock on the record date entitles the holder to one vote at the special meeting. For the purpose of voting on the matters at the special meeting there is no difference in voting power between shares of Class A common stock and shares of Class B common stock.

As of [•], 2005, the record date, the directors and current executive officers of Neiman Marcus beneficially owned (excluding options and excluding shares beneficially owned by Richard A. Smith, Robert A. Smith and Brian J. Knez, each of whom is party to the stockholder agreement discussed below), in the aggregate, [•] shares of the Company’s common stock, or approximately [•]% of the outstanding shares of the Company’s common stock. The directors and current executive officers have informed Neiman Marcus that they intend to vote all of their shares of the Company’s common stock “FOR” the adoption of the merger agreement and “FOR” any postponement or adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

The Smith Family Holders, including, among others, Richard A. Smith, the Chairman of our board of directors, and Robert A. Smith and Brian J. Knez, the co-Vice Chairmen of our board, have entered into a stockholder agreement with Parent and Merger Sub with respect to the 6,055,057 shares of common stock (16,471 shares of Class A common stock and 6,038,586 shares of Class B common stock) owned in the aggregate by the Smith Family Holders as of the date of the stockholder agreement. As of the record date, the aggregate number of shares of the Company’s common stock owned by the Smith Family Holders subject to the stockholders agreement is [•] shares, which represents approximately [•]% of the voting power of all outstanding shares of the Company’s common stock. The Smith Family Holders have agreed to vote all of these shares in favor of the adoption of the merger agreement and against any competing transaction proposed to the Company’s stockholders, unless the merger agreement is terminated in accordance with its terms.

Proxies; Revocation

If you are a stockholder of record and submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If no instructions are indicated on your proxy card, your shares of the Company’s common stock will be voted “FOR” the adoption of the merger agreement and “FOR” any postponement or adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and they can give you directions on how to vote your shares. Under the rules of the NYSE, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the adoption of the merger agreement (i.e., “broker non-votes”). Shares of Company common stock held by persons attending the special meeting but not voting, or shares for which the Company has received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote “AGAINST” adoption of the merger agreement.

If you participate in the Company’s employee savings plan, you will receive a voting instruction card with respect to those shares of common stock subject to the plan which will provide Fidelity Investments, the plan’s record keeper, with instructions on how to vote such shares. You must submit your voting instructions for your shares to Fidelity by the close of business on [•] to allow Fidelity time to receive your voting instructions and vote on behalf of the plan. If you hold shares of common stock outside of the employee savings plan, you will receive a separate proxy or voting instruction card for such shares. In order to have all of your shares counted at the meeting, you must complete and submit all cards which you receive.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise our Corporate Secretary in writing, submit a proxy by telephone, the Internet or mail dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

Please note that if you have instructed your broker to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker to change these instructions.

Neiman Marcus does not expect that any matter other than the adoption of the merger agreement (and to approve the adjournment of the meeting, if necessary or appropriate to solicit additional proxies) will be brought before the special meeting. If, however, any such other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Submitting Proxies Via the Internet or by Telephone

Stockholders of record and many stockholders who hold their shares through a broker or bank will have the option to submit their proxies or voting instructions via the Internet or by telephone. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a stockholder of record or your shares are held in “street name” by your broker. If your shares are held in “street name,” you should check the voting instruction card provided by your broker to see which options are available and the procedures to be followed.

In addition to submitting the enclosed proxy card by mail, Neiman Marcus stockholders of record may submit their proxies:

•	via the Internet by visiting a website established for that purpose at [•] and following the instructions on the website; or

•	by telephone by calling the toll-free number [•] in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice (if the adjournment is not for more than thirty days), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Neiman Marcus may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. Neiman Marcus will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. The Company has retained Innisfree M&A Incorporated to assist it in the solicitation of proxies for the special meeting and will pay Innisfree M&A Incorporated a fee of approximately $15,000, plus reimbursement of out-of-pocket expenses.

THE MERGER

Background of the Merger

As part of its ongoing evaluation of its business, the Company’s board of directors and management regularly evaluates the Company’s long-term strategic alternatives and prospects for continued operations as an independent company. The Company’s 2000 fiscal year (which ended July 29, 2000) was one of the most successful years in its history in terms of financial results, and these strong results continued into the beginning of the Company’s 2001 fiscal year. During the latter part of the Company’s 2001 fiscal year and continuing into the Company’s 2002 and 2003 fiscal years (which ended on August 3, 2002 and August 2, 2003, respectively), the luxury retail market operated amid substantial economic uncertainty, which adversely affected the operating results of the Company and several other luxury retailers. The Company reported substantially improved operating results for its 2004 fiscal year (which ended on July 31, 2004) as a result of an overall improvement in the economy, in addition to on-going initiatives of the Company relating to, among other things, improved inventory efficiencies and a continued disciplined approach to capital expenditures.

While recognizing the Company’s performance for its 2004 fiscal year was greatly improved relative to its 2002 and 2003 fiscal years and the Company’s overall business was stronger, the Company’s board of directors also understood the cyclical nature of the luxury retail industries in which it operates and the effect these factors have on the Company’s financial results and share price. In that connection, the board of directors also noted that the Company’s stock price was trading at all-time highs in the latter part of 2004. Moreover, the Company’s board of directors recognized that given its improved operating results and the relative strength of the financial markets, an opportunity might exist for the stockholders to realize substantial value through a strategic alternative that might not be available at another time. The board of directors also considered the extent to which the Company could incur more leverage and the desirability of returning cash to stockholders. Accordingly, in the Fall of 2004, the board of directors considered it to be an appropriate time to explore its strategic alternatives. In that context, the Company contacted Goldman, Sachs & Co. to assist the Company in considering all of its available strategic alternatives, including continuing to execute the Company’s strategic plan.

Following these initial contacts, representatives of Goldman Sachs met with various members of the Company’s management team to discuss strategic alternatives available to the Company, and on December 6, 2004, a meeting of the Company’s board of directors was convened to thoroughly review and discuss these strategic alternatives.

At the December 6, 2004 board meeting, Mr. Richard A. Smith, Chairman of the Company’s board of directors, opened the meeting by setting forth an agenda for the meeting and explaining the rationale for reviewing the Company’s strategic alternatives at that time. Representatives of Simpson Thacher & Bartlett, which had provided legal services to the Company in the past, were also present at this meeting and reviewed with the board of directors the fiduciary duties of directors in the context of considering strategic options relating to the Company. Members of the Company’s management then made a presentation concerning the Company’s strategy, business, results of operations and prospects, including its current and projected cash needs and capital expenditure requirements. Management responded to questions from the Board. The Company’s board of directors discussed the challenges and opportunities that the Company may face in the future. The Board, while considering opportunities (such as growth in the Company’s Internet business, favorable demographics and store initiatives designed to increase productivity), also recognized the risks associated with remaining an independent company. Members of the Company’s management further outlined various strategic alternatives available to the Company, including the risks and benefits of making changes in its corporate direction, engaging in merger and acquisition activity, expanding the Company’s stock buy-back program, engaging in a potential recapitalization of the Company’s operations and selling the entire Company. Management also discussed the possibility of selling, financing or outsourcing the Company’s credit card portfolio. The board of directors discussed the benefits of pursuing a potential credit card transaction in connection with either a recapitalization or sale. The board of directors discussed the risks associated with engaging in a credit card transaction, particularly given that the Company’s credit card holders represent a critical element of the Company’s customer base and the need to carefully select a credit partner in the event that an outsourcing arrangement, pursuant to which the Company would continue to maintain some level of control over how its customers’ credit card accounts were managed, was entered into as part of any such transaction.

Representatives of Goldman Sachs were present at the December 6, 2004 meeting and provided a preliminary analysis to the Company’s board of directors regarding the financial aspects of a recapitalization and a potential sale of the Company. In that connection, Goldman Sachs also presented a detailed analysis of potential buyers, which included the financial implications of a business combination for both strategic and financial buyers. The board of directors discussed the various alternatives and representatives of management, Goldman Sachs and Simpson Thacher & Bartlett each responded to questions. The board of directors also discussed the risks of a potential sale process, including information leaks. Following these discussions, the board of directors authorized Goldman Sachs to refine its analysis and continue its review of the Company (including with respect to the credit card portfolio) in anticipation of a decision by the board at a subsequent meeting as to whether to explore a sale transaction with third parties. The board of directors further authorized Goldman Sachs and management to engage in discussions with credit rating agencies in an effort to gauge the effect that a variety of leveraged capital structures would have on the Company’s debt rating, given the possibility that private equity firms could emerge as the candidates most interested in a business combination transaction with the Company and also to help refine judgments regarding a potential recapitalization of the company. This information, along with further information regarding a potential credit card transaction, would also assist any potential purchasers in assessing how much they could pay if preliminary indications of interest were solicited.

On January 14, 2005, following the annual meeting of shareholders of the Company, the board of directors met to receive an update as to the on-going progress of the strategic review and to discuss whether to continue exploring a possible sale of the Company or other alternatives. Representatives of Goldman Sachs and Simpson Thacher & Bartlett were present at this meeting. James E. Skinner, Senior Vice President and Chief Financial Officer of the Company, presented the Company’s five-year financial plan. Mr. Skinner responded to questions from the board of directors and the board of directors discussed the risks and opportunities associated with the five-year plan. Following Mr. Skinner’s presentation, representatives of Goldman Sachs provided a status update of the various strategic alternatives available to the Company being explored, including a recapitalization, and responded to questions from the board of directors. Goldman Sachs updated the board regarding management’s meetings with credit rating agencies, which Goldman Sachs had attended, and discussed the availability of private equity capital and favorable capital markets and the impact these factors could have in terms of generating interest from financial sponsors. Goldman Sachs also addressed the potential pool of strategic buyers, including one potential buyer that the Company might wish to contact at the outset of the process before any other potential purchasers were solicited. In assessing the potential pool of strategic buyers, Goldman Sachs assessed both their willingness and financial ability to acquire the Company. The board of directors discussed the pool of strategic buyers. In the context of the board of directors assessing whether any strategic buyers were likely to be highly interested in and capable of acquiring the Company, the board noted the very limited number of inquiries from strategic buyers in the years following the time that the Company was spun off from its parent company, including when the Company stock price was trading at all-time lows. The board also discussed the minimal cost and revenue synergies that a strategic buyer of the Company could reasonably expect to achieve in connection with a purchase of the Company. The board of directors also considered the increased risk of information leaks (and competitive risks of sharing information) with strategic buyers. The board of directors discussed these alternatives, and management and Goldman Sachs responded to questions.

Also during the course of the January 14, 2005 meeting, the board of directors discussed with Goldman Sachs and management possible next steps in the event the board of directors were to authorize further exploration of a sale transaction. During the course of this discussion, Goldman Sachs expressed its willingness to facilitate the process by offering a financing package for any potential acquisition of the Company that would be available to all potential purchasers. Representatives of Goldman Sachs described the ways in which the availability of financing could enhance confidentiality, speed and certainty in exploring and completing a transaction. Following a discussion by Goldman Sachs and the board of directors regarding the risks and benefits relating to Goldman Sachs providing financing, the board of directors discussed the potential conflict of interest that might arise from allowing Goldman Sachs to act as both the Company’s financial advisor and a possible financing source in connection with a third-party acquisition of the Company. In connection with this discussion, the board of directors also considered the desirability of obtaining a fairness opinion from a financial advisor other than Goldman Sachs in the event that Goldman Sachs were to enter into a commitment letter in connection with any financing packages it might offer to potential purchasers. Simpson Thacher & Bartlett and Goldman Sachs responded to questions, and the board of directors discussed the risks and benefits relating to Goldman Sachs providing financing. The board of directors discussed the advantage of Goldman Sachs acting in both roles in maintaining confidentiality throughout the initial stage of the process to ensure that a viable sale alternative existed before its strategic review became public knowledge, given the potentially adverse consequences that could result from information leaks prior to such time. The board of directors, in its discussions, noted the extent to which Goldman Sachs’ willingness to be a potential financing source would, at the outset of the process, provide confidence to potential purchasers as well as additional financing sources that were ultimately contacted by the potential purchasers. In addition, the board of directors believed that in light of Goldman Sachs’ role as a financial advisor to the Company, Goldman Sachs might be more reluctant relative to other potential financing sources to withdraw any offer to provide financing to prospective purchasers, even if the financing markets worsened.

Goldman Sachs then discussed with the board of directors at the January 14, 2005 meeting various financial aspects of a possible sale transaction, including illustrative leveraged buyout scenarios assuming a transaction were consummated with respect to the Company’s credit card portfolio. Representatives of management and Goldman Sachs explained to the board of directors that any transaction relating to the Company’s credit card portfolio likely was to take the form of some combination of a sale or financing of the Company’s credit card receivables and a strategic alliance with a financial institution for the future marketing and operations of the credit card business (we refer to these financial institutions in this proxy statement as potential credit card partners). To the extent the board of directors chose to pursue a recapitalization, Goldman Sachs noted for the board that a transaction related to the Company’s credit card portfolio was a way to generate additional cash to facilitate such a transaction. Goldman Sachs also discussed with the board of directors the extent to which engaging in a credit card transaction might enhance the value of the Company, whether or not a sales process was undertaken. Goldman Sachs reviewed the circumstances under which they would expect that a credit card transaction, or an anticipated credit card transaction, would increase the consideration that a potential buyer would be willing to pay for the Company. Goldman Sachs stated its view that to the extent the board of directors chose to undertake the process of exploring a sale of the Company, the Company should not defer initiating or concluding such a process until the credit card transaction occurred, but rather pursue the two processes concurrently. Goldman Sachs also assessed the financial aspects of a potential recapitalization. Goldman Sachs responded to questions from the board of directors.

Representatives of Goldman Sachs then addressed in more detail a possible staged process of approaching potential purchasers. This staged process contemplated initially approaching a limited number of potential purchasers to maximize confidentiality. The potential purchasers to be approached at this stage were selected primarily on the basis of who would be expected to have the highest likelihood of interest in purchasing the Company. The resulting list of potential purchasers consisted principally of private equity firms, although a potential non-financial buyer was also included within this first group. This process contemplated that additional purchasers would ultimately be contacted when confidentiality became less of a concern. The board of directors recognized that strategic buyers who were contacted at later stages of the process and who expressed interest would generally need less time than financial buyers to conduct due diligence given their familiarity with the Company and the retail industry.

The board of directors discussed the benefits and risks associated with both a sale of the Company and a recapitalization. Simpson Thacher & Bartlett and Goldman Sachs responded to questions from the board of directors. After discussion, the board of directors authorized management to engage Goldman Sachs and authorized Goldman Sachs and management to begin contacting potential purchasers of the Company in accordance with the staged process described above. In addition, the board of directors, while recognizing the potential conflicts of interest inherent in having Goldman Sachs both act as the Company’s financial advisor and provide financing, decided that in the interest of protecting confidentiality and enhancing transaction certainty Goldman Sachs should make available a financing package to all potential purchasers, subject to the implementation of appropriate procedural safeguards designed to mitigate such potential conflicts of interest and ensure transparency throughout the process. The board of directors further decided to address the potential conflict of interest by considering the retention of another financial advisor to evaluate the fairness of any potential transaction, and to assist the Company in considering its strategic alternatives. The board of directors also authorized management to explore strategic alternatives relative to the Company’s credit card business with the assistance of Goldman Sachs.

During January 2005, Goldman Sachs and management made an initial approach to the one potential purchaser identified during the course of the January 14, 2005 board meeting that was not a financial buyer. This potential purchaser declined to make an offer. Following this initial solicitation, beginning in late January 2005, confidentiality agreements were provided to a number of prospective purchasers. In accordance with the approach outlined at the January 14, 2005 board meeting, the prospective purchasers selected at this stage were private equity firms who had demonstrated the ability to complete large-scale transactions, the ability to preserve confidentiality and an interest in the retail industry.

Also during January 2005, management of the Company continued to prepare offering materials, and to refine related valuation analyses, with respect to a possible divestiture of the credit card operations in anticipation of contacting a number of parties who could be interested in such a transaction.

Following execution of the confidentiality agreements in respect of a sale of the Company, each of which prohibited the potential purchaser from discussing, at this stage, the proposed transaction with any co-investor or financing source without the prior consent of the Company, confidential presentations were made by the management of the Company to each potential purchaser during the course of February 2005. Presentations were made to seven potential purchasers during this time frame, each of whom expressed a strong interest in pursuing a business combination with the Company and a willingness to begin the due diligence process. During the course of the confidential presentations, Goldman Sachs communicated to each potential purchaser its willingness to provide financing and the parameters of such financing, which in each case was the same for all potential purchasers. This financing reflected the preliminary views of the credit rating agencies as to leverage that could be placed on the Company.

Each of the seven potential purchasers of the Company to whom management presentations were made was invited to submit preliminary indications of interest with respect to a possible acquisition of all of the Company’s outstanding stock at the same price per share. On February 22, 2005, the Company received preliminary indications of interest from all seven potential purchasers, which in each case provided for an all cash purchase of all of the Company’s outstanding capital stock.

Also in February 2005, the Company separately began the process of exploring strategic alternatives relative to its credit card operations by providing confidentiality agreements to a number of potential credit card partners, each of whom had considerable experience in executing credit card transactions of the type the Company was considering. Following execution of these confidentiality agreements in early March 2005, Goldman Sachs, on behalf of the Company, circulated an information memorandum to each of the potential partners, and later in March 2005, management of the Company made confidential presentations to each of the potential credit card partners.

On February 24, 2005, a meeting of the Company’s board of directors was convened. Members of the Company’s management presented a review and update relating to various aspects of the Company’s business. Management summarized the terms of the engagement letter that had been negotiated with Goldman Sachs following the last board meeting. Representatives of Simpson Thacher & Bartlett reviewed the terms of the engagement letters with respect to both the sale of the entire Company and the credit card transaction. Simpson Thacher & Bartlett also described the procedures that had been reviewed with Goldman Sachs in light of it serving as financial advisor while also potentially providing financing. Representatives of Simpson Thacher & Bartlett responded to questions from the board of directors. The board of directors then formally authorized the engagement of Goldman Sachs, subject to finalizing the procedures relating to Goldman Sachs providing financing along the lines discussed. Goldman Sachs then joined the meeting and discussed an update on the sale process, an analysis of the preliminary indications of interest received on February 22, 2005 and financial aspects of other alternatives available to the Company. The Company’s board of directors discussed, among other things, the key offer provisions included in the indications of interest, including, among other matters, price and the ability of each potential purchaser to finance the proposed transaction. The Company’s board of directors discussed various strategic alternatives, and Goldman Sachs and members of the Company’s management responded to questions from the directors. As part of the next steps, Goldman Sachs identified to the board of directors a select group of additional potential strategic buyers for solicitation if the board of directors were to continue the process to sell the Company. After further discussions, the Company’s board of directors determined, in light of the price ranges set forth in the preliminary indications of interest, to continue the process along the lines of the next steps outlined by Goldman Sachs.

Subsequent to the February board meeting, the Company and Goldman Sachs entered into engagement letters. Pursuant to the first engagement letter, dated as of December 15, 2004, as amended, the Company agreed to pay Goldman Sachs a transaction fee equal to 0.50% of the aggregate consideration paid to stockholders in connection with the merger, less certain agreed upon Company expenses, all of which is payable upon consummation of the merger. In connection with its engagement as financial advisor, Goldman Sachs informed the Company that it has provided and may provide in the future certain investment banking services to, and has had and may have in the future other relationships with, the Company and certain of the potential buyers and their affiliates. Pursuant to a separate engagement letter, also dated as of December 15, 2004, the Company agreed to pay Goldman Sachs a transaction fee of $3,500,000 in connection with the sale or financing of all or a portion of the Company’s credit card receivables balances and related credit card accounts, all of which is payable upon the consummation of such a credit card transaction, if any.

In the beginning of March 2005, the Company permitted each of the financial sponsors to begin speaking with a single co-investor and asked Goldman Sachs to work with the financial sponsors in forming “teams.” The formation of teams, which was considered necessary due to the substantial equity financing that would be required to complete an acquisition of the Company, was done in a manner designed to maximize the likelihood of fostering a competitive group of bidding teams. At the request of one of the financial sponsors, the Company subsequently executed a confidentiality agreement with another potential purchaser and permitted this new party to speak with one of the original seven financial sponsors. As a result, four teams of potential purchasers were formed, each initially consisting of two financial sponsors. At this time, the Company also authorized each potential purchaser to hold discussions with and engage potential debt financing sources. During the three-week period beginning on March 7, 2005, the Company made due diligence materials available to all of the potential purchasers and their advisors and held in-depth management presentations with each bidding group. In late March 2005, one of the bidding groups requested the ability to bring in a third co-investor, which the Company permitted following the execution of a confidentiality agreement by the new co-investor.

During February and March 2005, various news articles indicated that the Company was in the process of potentially considering a business combination transaction. On March 16, 2005, the Company issued a press release announcing that it was exploring various strategic alternatives focused on enhancing stockholder value, including the possible sale of the Company, and that it had retained Goldman Sachs to assist in this effort.

At a meeting of the board of directors on March 22, 2005, management and representatives of Goldman Sachs provided the board of directors with an update on the status of the sale process, due diligence process and management meetings with each of the bidding groups. Goldman Sachs reported on the potential strategic buyers that it had contacted. Goldman Sachs further reported that following the March 16th press release it had been contacted by a number of additional potential strategic buyers, many of whom were included on the list of parties that Goldman Sachs had intended to contact in the near future in any event in accordance with the staged process described above. Several of the potential strategic buyers with whom Goldman Sachs engaged in discussions at this time were the Company’s competitors in the luxury retailing industries in which it operates. The potential purchasers with whom Goldman Sachs spoke were informed that the Company would be prepared to provide them with confidential information regarding the Company and access to management once they expressed a credible indication of interest. No potential strategic buyers expressed any meaningful degree of interest following their initial contact. Goldman Sachs then discussed next steps with the board of directors, and Simpson Thacher & Bartlett discussed the status of the draft merger agreement to be sent to the four bidding groups. Goldman Sachs also discussed with the board of directors the on-going credit card transaction process.

On March 30, 2005, Simpson Thacher & Bartlett circulated to the four bidding groups an initial draft of the merger agreement. During the first week in April one of the bidding groups that had received access to confidential information informed Goldman Sachs that it was not interested in proceeding any further. On April 11, 2005, the three remaining bidding groups each submitted their initial comments on the draft merger agreement.

On April 5, 2005, the Company’s board of directors met to discuss the possible engagement of a second financial advisor and to receive a further update regarding the on-going sale process. The board of directors reviewed the role Goldman Sachs might have in the financing of an acquisition due to the financing package that it made available to all of the bidding groups. Simpson Thacher & Bartlett reviewed with the board of directors the procedural safeguards that Goldman Sachs agreed to in connection with its provision of financing, including Goldman Sachs’ agreement, among other things, to notify the Company of the names of each potential purchaser that engages Goldman Sachs with respect to the financing; to form separate finance teams to negotiate the financing package with potential purchasers with appropriate information barriers being established to restrict communications between these separate teams and the Goldman Sachs team advising the Company with respect to the sale; and not to provide potential purchasers with differing levels of access to information on the basis of the financing source each potential purchaser pursues. Following discussion, the board of directors, while informed that each of the bidding groups had stated that they were pursuing a variety of possible financing sources, authorized management to engage a second financial advisor to evaluate the fairness of any alternative transaction in light of the potential conflict of interest of Goldman Sachs.

Goldman Sachs then joined the meeting and provided an update on the on-going sale process. Goldman Sachs reported that the bidding groups were continuing to engage in an extensive due diligence review and that no inquiries of substance had been received from potential strategic acquirers. Goldman Sachs also updated the board of directors on the status of the potential credit card transaction.

During the week of April 4, 2005 and pursuant to the instructions of the board of directors, management of the Company contacted JPMorgan to assist the Company in considering its financial alternatives and to evaluate the fairness of any potential transaction. On April 15, 2005, the board of directors met to discuss the retention of JPMorgan. Mr. Skinner presented the qualifications of JPMorgan. Representatives of the Company’s management and Simpson Thacher & Bartlett described the expected scope of JPMorgan’s engagement, noting that JPMorgan was expected to evaluate the fairness of any potential transaction, as well as advise and assist the Company in considering the desirability of effecting, and in identifying and evaluating the relative merits and feasibility of, one or more potential strategic alternatives, including a recapitalization. Following a discussion, the board of directors authorized management of the Company to engage JPMorgan.

During the week of April 11, 2005, on behalf of the Company, representatives of Goldman Sachs and Simpson Thacher & Bartlett contacted the three bidding groups and their advisors to clarify the material terms reflected in their proposals and to identify aspects of their proposals which raised issues for the Company. The key terms addressed included the potential purchasers’ financing-related covenants and conditions, the parties’ conditions to closing the transaction and the provisions relating to the termination of the merger agreement. Each of the bidding groups was requested to improve the non-financial terms and conditions of its proposal.

On or about April 12, 2005, management of the Company and representatives of Goldman Sachs contacted each of the three bidding groups to provide them with an update as to the status of the potential credit card transaction. At this point, a number of potential credit card partners had submitted their initial proposals to the Company (which was done in late March and early April 2005).

On April 18, 2005, on behalf of the Company, Goldman Sachs sent to the three bidding groups a letter outlining the procedures for submitting a final bid for the Company on April 29, 2005. On April 19, 2005, revised drafts of the merger agreement were circulated to the three bidding groups. Pursuant to the bidding instructions, each bidding group was asked to submit any final comments they might have to the draft merger agreement, along with their debt and equity commitment letters, by April 25, 2005, several days in advance of the final bid date.

On or about April 22, 2005, management of the Company and representatives of Goldman Sachs again contacted each of the three bidding groups to provide them with an update as to the status of the credit card transaction process. The terms of a potential credit card transaction were discussed with each bidding group in an effort to ensure that each group’s final bids fully accounted for the value to the Company expected to be created through the credit card transaction. As of the date of this proxy statement, the Company and its representatives continue to pursue the potential credit card transaction.

On or about April 25, 2005, comments to the merger agreement were received from all three bidding groups, along with their respective debt and equity commitment letters. All of the draft merger agreements submitted reflected the same basic structure, which remained the same throughout the bidding process and provided for the Company to be the surviving company in a merger in which all of the Company’s outstanding stock was acquired at the same price per share. During the week of April 25, 2005, in advance of receipt of revised financial terms of the bid proposals, representatives of Simpson Thacher & Bartlett engaged in negotiations with outside legal counsel to each of the three bidding groups to identify aspects of their proposals which raised issues for the Company and to attempt to narrow the legal issues presented in the revised merger agreement drafts submitted by each bidder. The focus was on achieving the Company’s desire to execute a merger agreement that was not contingent on the purchasers’ ability to obtain financing for the transaction and otherwise limiting conditionality. In addition, each of the three bidding groups requested, as part of their response to the draft, that Richard A. Smith, our Chairman, and members of his family who own shares of the Company’s common stock enter into a stockholder agreement concurrently with the merger agreement, pursuant to which each of these persons would vote such shares in favor of adoption of the merger agreement and against any competing transaction. In connection with these requests, Simpson Thacher & Bartlett informed each bidding group that the Smith Family was being represented by Goulston & Storrs and that the bidding group should submit a proposed stockholder agreement to Goulston & Storrs for its consideration. On or about April 27, 2005, each bidding group submitted a proposed stockholder agreement to Goulston & Storrs.

At a meeting of the board of directors on April 27, 2005, Mr. Tansky reported to our board of directors that, in the context of recent management meetings with each of the potential purchasers relating to the diligence process, he had generally confirmed his and other members of management’s willingness to remain with the Company following any acquisition and their receptivity to converting some portion of their current equity interests in the Company into equity in the surviving corporation. Mr. Tansky explained that discussions were preliminary in nature. Mr. Tansky and management did not have discussions regarding the terms and conditions of any employment arrangements or equity investment by management in the entity to be formed by the potential purchasers to effect the proposed acquisition, other than to the extent that Mr. Tansky indicated his willingness to extend his employment term and such purchasers explained the general way in which they typically structured the equity investment by management and the options to be granted to management. Mr. Tansky responded to questions and then excused himself from the meeting. The board discussed the matter and subsequently conveyed to Mr. Tansky their desire, which was realized, that no further discussions between the management and any bidding group occur prior to board authorization of a definitive agreement.

On April 29, 2005, the Company received written bid proposals from each of the three bidding groups. At this time the bidding group consisting of TPG and Warburg Pincus submitted a proposal for the entire Company of $100.00 per share. The TPG/Warburg Pincus bid was conditioned on the Smith Family Holders entering into a stockholder agreement on the terms previously described. This group’s bid was not conditioned upon its ability to obtain the proceeds from its proposed debt financing, but it was conditioned on the occurrence of a “marketing period” as described below under “The Merger Agreement—Effective Time; The Marketing Period”. Each of the other two bidding groups submitted proposals for a price per share less than $100.00 and with conditions similar or less favorable to the Company than those proposed by the TPG/Warburg Pincus group.

Later in the day on April 29, 2005, a meeting of the Company’s board of directors was convened to discuss the three bid proposals received. Representatives of Goldman Sachs, JPMorgan and Simpson Thacher & Bartlett participated in this meeting. Representatives of Simpson Thacher & Bartlett reviewed for the Company’s board of directors a detailed summary of the material legal terms of the three proposals received, including the equity and debt financing commitment letters submitted by the bidding groups. Simpson Thacher & Bartlett and representatives of Goldman Sachs and JPMorgan further discussed the relative strength of the commitment letters delivered by the TPG/Warburg Pincus group. The Company’s board of directors discussed, among other things, the price per share proposed by each bidding group, the conditions to closing proposed by each of the bidders, the execution risks relating to each bid proposal and the other material changes made by each bidder to the draft merger agreement. Simpson Thacher & Bartlett, Goldman Sachs and JPMorgan responded to questions from the board of directors. After further discussions, the Company’s board of directors determined to continue negotiations with the TPG/Warburg Pincus group and directed the Company’s management and advisors to seek to reduce the conditionality associated with that group’s proposed debt commitments and merger agreement terms.

Following the April 29, 2005 board meeting, representatives of Goldman Sachs and Simpson Thacher & Bartlett contacted representatives of TPG/Warburg Pincus and their legal counsel, Cleary Gottlieb Steen & Hamilton LLP, to communicate the need for them to further reduce conditionality inherent in their debt commitments and proposed merger agreement terms, including the conditionality arising from the minimum borrowing base and maximum leverage ratio provisions in the TPG/Warburg Pincus group’s debt commitments. On April 30 and May 1, 2005, these negotiations continued, and the TPG/Warburg Pincus group proposed, in the aggregate, improved terms with respect to both its debt commitments and the merger agreement, which included reducing the minimum borrowing base availability at closing from $350 million to $300 million and changing the requirements related to the maximum leverage ratio condition in this group’s debt commitments.

Also on April 30, 2005, each of the other two bidding groups communicated to Goldman Sachs an increase in their bid price per share. Each of the increased bids was still less than the $100 per share price being offered by TPG/Warburg Pincus, and the terms of each bid, including with respect to conditionality, continued to be, on the whole, no more favorable to the Company in any material respect than those terms being proposed by the TPG/Warburg Pincus group. Pursuant to the direction given by the board of directors, Goldman Sachs informed each of the other bidding groups that the Company was currently focusing its attention elsewhere.

On May 1, 2005, the Company’s board of directors convened to consider whether to approve the transaction being proposed by the TPG/Warburg Pincus group. Representatives of Simpson Thacher & Bartlett again discussed with the Company’s board of directors the legal duties of directors in connection with an extraordinary transaction such as the proposed merger. Representatives of Goldman Sachs provided an update regarding the sale process and the negotiations that had taken place since the board of directors last met on April 29, 2005. Representatives from Goldman Sachs also indicated that it would be providing bridge financing with respect to the proceeds expected to be received in connection with a credit card divestiture in the event that a credit card transaction was not completed prior to the closing of the merger, and that Goldman Sachs further expected to participate in a lead role with respect to the debt financing obtained by the TPG/Warburg Pincus group. Simpson Thacher & Bartlett explained that Goldman Sachs would not be providing an opinion as to the fairness of the transaction given its role as one of the lead financing sources in financing the TPG/Warburg Pincus transaction, but that it would be available following a presentation by JPMorgan to summarize the sale process and respond to questions from the board of directors regarding its discussions with the board at prior meetings in connection with the strategic review process.

Representatives of JPMorgan then reviewed and analyzed, among other matters, the financial aspects of the TPG/Warburg Pincus proposal and, on a comparative basis, the strategic alternative of a recapitalization. Representatives of JPMorgan responded to questions from the Company’s board of directors and further discussed, among other things, considerations associated with engaging in a leveraged buyout transaction. The Company’s board of directors discussed the JPMorgan presentation and asked additional questions regarding the implications of engaging in a leveraged buyout transaction.

Representatives of Goldman Sachs then summarized for the board of directors the full sale process, indicating that Goldman Sachs had contact with or had otherwise received unsolicited inquiries from approximately 22 parties outside of the financial sponsors that formed the four bidding groups. Nearly all of these parties with whom contact was made were potential strategic acquirers, and Goldman Sachs reported that none of these parties expressed any meaningful level of interest. Goldman then discussed with the board of directors an update on its prior work and responded to questions.

Representatives of Simpson Thacher & Bartlett reviewed for the board of directors in detail the terms of the merger agreement and other legal aspects of the proposal by the TPG/Warburg Pincus group, including a detailed discussion of their debt financing commitments. The Company’s board of directors discussed the TPG/Warburg Pincus group’s proposed terms, as well as the risk and benefits of proceeding with a business combination transaction with TPG/Warburg Pincus relative to other alternatives available to the Company. Simpson Thacher & Bartlett, Goldman Sachs and JPMorgan responded to questions from the board of directors.

After further discussions, the Company’s board of directors requested that JPMorgan render an opinion as to whether the proposed merger with the TPG/Warburg Pincus group was fair from a financial point of view to the Company’s Class A and Class B stockholders (other than members of the Smith Family Holders). JPMorgan delivered to the Company’s board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 1, 2005, that, as of such date and based upon and subject to the factors and assumptions set forth in the written opinion, the consideration to be received by the holders (other than the Smith Family Holders) of the Company’s common stock in the proposed merger, was fair, from a financial point of view, to such holders. During the course of JPMorgan’s presentation and rendering of its opinion, representatives of JPMorgan responded to questions from members of the Company’s board of directors confirming or clarifying their understanding of the analyses performed by JPMorgan and the opinion rendered by JPMorgan, as described in more detail under “The Merger—Opinion of JPMorgan” beginning on page 30. The full text of the written opinion of JPMorgan, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex C to this proxy statement. Following additional discussion and deliberation, the board of directors unanimously approved the merger agreement, the stockholder agreement and the transactions contemplated by each agreement and unanimously resolved to recommend that the Company’s stockholders vote to adopt the merger agreement.

The merger agreement was executed by the Company, Parent and Merger Sub and the stockholder agreement was executed by Parent, Merger Sub and the stockholders party thereto, in each case, as of May 1, 2005. On May 2, 2005, prior to the opening of trading on the NYSE, the Company, TPG and Warburg Pincus issued a joint press release announcing the transaction.

Reasons for the Merger

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that the Company’s stockholders vote to adopt the merger agreement, the board of directors of the Company consulted with management and its financial and legal advisors. The board of directors considered the following factors and potential benefits of the merger, each of which it believed supported its decision:

•	the current and historical market prices of the Company’s common stock, and the fact that the $100.00 per share to be paid for each share of the Company’s common stock in the merger represents a substantial premium to those historical trading prices, a premium of 33.8% to the closing price on March 15, 2005, the last trading day before the Company announced it was exploring strategic alternatives, and a premium of 41.9% to the average closing price for the three months ended March 15, 2005;

•	the possible alternatives to the sale of the Company, including continuing to operate the Company on a stand-alone basis or engage in a recapitalization, and the risks associated with such alternatives, each of which the board of directors determined not to pursue in light of its belief, and the belief of the Company’s management, that the merger maximized stockholder value and was more favorable to the stockholders than any other alternative reasonably available to the Company and its stockholders;

•	the recent evaluation by the board of directors of the Company’s strategic plan, as well as the execution risks related to achieving that plan, compared to the risks and benefits of the transaction;

•	the extensive sale process conducted by the Company, with the assistance of Goldman Sachs, which involved engaging in discussions with approximately 30 parties to determine their potential interest in a business combination transaction with the Company, entering into confidentiality agreements with nine parties and the receipt of three definitive proposals to acquire the Company;

•	the price proposed by the TPG/Warburg Pincus group represented the highest price that the Company had received for the acquisition of the Company;

•	the fact that the merger consideration is all cash, so that the transaction will allow the Company’s stockholders to immediately realize a fair value, in cash, for their investment and will provide such stockholders certainty of value for their shares;

•	the presentation of JPMorgan, including its opinion that, as of the date of its opinion and based upon and subject to the factors and assumptions set forth in such opinion, the consideration to be received by the holders (other than the Smith Family Holders) of the Company’s Class A and Class B common stock in the proposed merger is fair, from a financial point of view, to such holders (see “The Merger—Opinion of JPMorgan” and Annex C to this proxy statement);

•	the fact that certain stockholders affiliated with the family of Richard A. Smith, Chairman of the Company’s board of directors, and collectively, the Company’s largest stockholder, supported, and agreed to vote their shares in favor of, the adoption of the merger agreement;

•	the terms of the merger agreement, including without limitation:

o	the limited number and nature of the conditions to Parent and Merger Sub’s obligation to consummate the merger and the limited risk of non-satisfaction of such conditions, including that for purposes of the merger agreement a “material adverse effect” on the Company does not include circumstances resulting from changes in the general economic conditions or general changes in the industries in which we operate unless, in each case, the changes have a disproportionate effect on us and our subsidiaries taken as a whole relative to other industry participants;

o	the provisions of the merger agreement that allow the board of directors, under certain limited circumstances if required to comply with its fiduciary duties under applicable law, to change its recommendation that the Company’s stockholders vote in favor of the adoption of the merger agreement;

o	the provisions of the merger agreement that allow the Company, under certain limited circumstances if required to comply with its board of directors’ fiduciary duties under applicable law, to furnish information to and conduct negotiations with third parties;

o	the provisions of the merger agreement that provide the board of directors the ability to terminate the merger agreement in order to accept a financially superior proposal (subject to negotiating with Parent in good faith and paying Parent the $140.3 million termination fee);

o	the conclusion of the board of directors that both the $140.3 million termination fee (and the circumstances when such fee is payable) and the requirement to reimburse Parent for certain expenses, up to a limit of $20 million, in the event that the merger agreement is terminated because the Company’s stockholders fail to adopt the merger agreement, were reasonable in light of the benefits of the merger, the auction process conducted by the Company with the assistance of Goldman Sachs and commercial practice;

o	the obligation of Parent to pay the Company a $140.3 million termination fee if Parent and Merger Sub fail to effect the closing because of a failure to receive the proceeds of one or more of the debt financings contemplated by the debt financing commitments or because of their refusal to accept debt financing on terms materially less beneficial to Merger Sub than the terms set forth in one or more of the debt financing commitments and all other conditions to closing are met; and

o	the ability of the Company to seek up to an aggregate of $500 million in damages from Parent and Merger Sub in certain circumstances in which Parent or Merger Sub breach the merger agreement;

•	the strength of debt commitment letters obtained by Parent, including the absence of “market outs”;

•	the fact that the non-financial terms of the proposals received by the other two bidding groups were, in the aggregate, no more favorable to the Company than the proposal by the TPG/Warburg Pincus group, including as to conditionality; and

•	the availability of appraisal rights to holders of our common stock who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery (see “Rights of Appraisal” and Annex D).

The board of directors also considered and balanced against the potential benefits of the merger the following potentially adverse factors concerning the merger:

•	the risk that the merger might not be completed in a timely manner or at all, including the risk that the merger will not occur if the financing contemplated by the debt commitment letters is not obtained;

•	the interests of the Company’s executive officers and directors in the merger (see “Interests of the Company’s Directors and Executive Officers in the Merger”);

•	the fact that the Company’s stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company;

•	the restrictions on the conduct of the Company’s business prior to completion of the merger, requiring the Company to conduct its business only in the ordinary course, subject to specific limitations or Parent consent, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger;

•	the merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes;

•	the restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company and the requirement that the Company pay Parent a $140.3 million termination fee in order for the board of directors to accept a superior proposal;

•	the requirement that the Company reimburse Parent for up to $20 million of its expenses incurred in connection with the proposed merger if the Company’s stockholders do not adopt the merger agreement and the merger;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger; and

•	the possibility of management and employee disruption associated with the merger.

After taking into account all of the factors set forth above, as well as others, the board of directors agreed that the benefits of the merger outweigh the risks and that the merger agreement and the merger are advisable and fair and in the best interests of the Company and its stockholders. The board of directors has unanimously approved the merger agreement and the merger and recommends that the Company’s stockholders vote to adopt the merger agreement at the special meeting.

The board of directors did not assign relative weights to the above factors or the other factors considered by it. In addition, the board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the board of directors may have given different weights to different factors.

Recommendation of the Company’s Board of Directors

After careful consideration, the Company’s board of directors, by unanimous vote:

•	has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders;

•	has approved the merger agreement; and

•	recommends that Neiman Marcus’ stockholders vote “FOR” the adoption of the merger agreement.

Opinion of JPMorgan

The Company retained JPMorgan as its financial advisor in connection with the proposed merger and to deliver a fairness opinion in connection with the proposed merger.

At the meeting of the board of directors of the Company on May 1, 2005, JPMorgan rendered its oral opinion, which opinion was confirmed by delivery of a written opinion dated May 1, 2005, to the board of directors of the Company that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the Company’s Class A stockholders and Class B stockholders, other than the Smith Family Holders, in the proposed merger was fair, from a financial point of view, to such stockholders. No limitations were imposed by the Company’s board of directors upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of JPMorgan dated May 1, 2005, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The Company’s stockholders are urged to read the opinion in its entirety. JPMorgan’s written opinion is addressed to the board of directors of the Company, is directed only to the fairness, from a financial point of view, of the consideration to be paid in the merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the Company special meeting, whether such stockholder should exercise any dissenter’s rights or appraisal rights with respect to the merger, or any other matter. The summary of the opinion of JPMorgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, JPMorgan, among other things:

•	reviewed the merger agreement;

•	reviewed certain documents provided to it by Parent with respect to its expected sources of equity and debt financing;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

•	compared the financial and operating performance of the Company with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of the Company’s common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

JPMorgan also held discussions with certain members of the management of the Company with respect to certain aspects of the merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by the Company or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct, and was not provided with, any valuation or appraisal of any assets or liabilities, nor did it evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate, including that if the Company were to sell, outsource or otherwise dispose of the Company’s credit card operations prior to the consummation of the merger, such transaction would occur on substantially the terms management had described to JPMorgan. JPMorgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. JPMorgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. JPMorgan relied as to all legal matters relevant to the rendering of its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company.

JPMorgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of such opinion. Subsequent developments may affect JPMorgan’s opinion, and JPMorgan does not have any obligation to update, revise, or reaffirm such opinion. JPMorgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Company’s Class A stockholders and Class B stockholders, other than the Smith Family Holders, in the proposed merger, and JPMorgan expresses no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the merger. JPMorgan’s opinion does not address the allocation of the consideration to be received in the proposed merger among the holders of the Class A common stock and Class B common stock, respectively. JPMorgan expresses no opinion as to the price at which the Company’s common stock will trade at any future time.

While management of the Company provided JPMorgan with certain information regarding certain other offers to purchase the Company, JPMorgan was not authorized to and did not solicit any expressions of interest from the parties making those other offers or any other parties with respect to the sale of all or any part of the Company or any other alternative transaction, nor did it participate in negotiations with respect to the terms of the merger and related transactions. JPMorgan expressed no opinion as to the relative merits of the merger as compared to alternative transactions or strategies that might be available to the Company or whether any alternative transaction might produce consideration for the Company’s stockholders in an amount in excess of that contemplated by the merger.

In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with providing its opinion. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the financial analyses, the tables should be read together with the text of each summary. Considering the data set forth in the tables without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

Public Trading Multiples.  JPMorgan performed a public trading multiples analysis, which attempts to provide a range of implied per share values for the Company by comparing it to other publicly traded companies and then compares this implied range of values to the merger consideration. Using publicly available information, JPMorgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged, based on its experience in the retail industry, to be reasonably comparable to the Company. The companies selected by JPMorgan were:

Dillard’s, Inc.	Nordstrom, Inc.
Federated Department Stores, Inc.	Saks Incorporated
J. C. Penney Company, Inc.	Target Corporation
Kohl’s Corporation	Wal-Mart Stores, Inc.
The May Department Stores Company

The selection process gives weight to several factors, including but not limited to lines of business, relative business risks, growth prospects, size, scale and market positioning. JPMorgan noted that none of the selected companies is either identical or directly comparable to the Company and that any analysis of selected companies necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading of the selected companies. For each selected company, JPMorgan used publicly available information and equity research estimates to calculate firm value as a multiple of estimated 2005 and 2006 earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA, and to calculate the ratio of stock price as of April 29, 2005 to earnings per share for each selected company. The firm value of each selected company was calculated by JPMorgan as market value as of April 29, 2005 plus net debt (i.e., total debt minus cash) plus the book value of minority interest as of each company’s last publicly filed balance sheet. JPMorgan divided the firm value of each selected company by each of estimated 2005 and 2006 EBITDA for such company to produce the multiples of firm value to EBITDA and divided the price of each selected company by each of estimated 2005 and 2006 earnings per share for such company to produce the multiples of price to earnings per share. These financial statistics were calendarized for a January 31 year-end and yielded the following reference ranges:

	High	Mean	Median	Low
Firm value/
2005E EBITDA	9.8x	7.7x	7.6x	5.9x
2006E EBITDA	8.3x	7.1x	7.5x	5.6x

Price/
2005E EPS	25.9x	18.2x	17.3x	12.5x
2006E EPS	21.5x	15.9x	15.2x	11.8x

Based on various judgments concerning the financial and operating characteristics of, and other factors affecting, the selected companies as compared with the Company, JPMorgan did not rely solely on the quantitative results of the public trading multiples analysis in developing a reference range or otherwise applying its analysis. JPMorgan, based on its experience with mergers and acquisitions and companies in the department store industry and taking into account the ranges expressed above, historical trading and financial data for the Company, and a statistical regression analysis that assesses the relationship between forward price to earnings ratios and total return (i.e, long-term earnings growth rate plus dividend yield) for the selected companies, selected a range of multiples of price to earnings per share that it believed reflected an appropriate range of multiples applicable to the Company. The upper bounds of this range were established with particular reference to the price to earnings multiples at which the Company traded prior to the announcement that it was exploring strategic alternatives and to the Company’s history of trading at a discount relative to its peer group, and the lower bounds of this range were established with particular reference to the results of the statistical regression analysis. JPMorgan applied a selected range of multiples of price to earnings per share of 11.5x to 14.5x to the Company’s financial projections for 2005 earnings per share, as prepared by the management of the Company (including adjustments for the assumed consummation of the sale, outsourcing or disposal of the Company’s credit card operations), which yielded implied trading values for the Company’s common stock of approximately $66.00 to $81.00 per share. JPMorgan noted that the per share merger consideration for the Company’s common stock was $100.00. JPMorgan determined that a similar analysis of price to estimated 2006 earnings per share was consistent with the above analysis, but was inherently less reliable than a multiple based upon 2005 earnings per share. JPMorgan determined that a similar analysis of firm value to each of 2005 and 2006 estimated EBITDA was also consistent with the above analysis, but less meaningful as evidenced by the significant reliance the financial community customarily places on earnings multiples in valuing companies in the retail industry. JPMorgan also determined that a similar analysis based upon multiples of firm value to 2005 and 2006 estimated sales was consistent with the above analysis, but less meaningful primarily because of the lack of comparability resulting from differences in operating margins among companies in various industry segments.

Selected Transaction Analysis.  JPMorgan performed a selected transaction analysis, which compares the per share merger consideration to be received in the transaction to an implied range of per share values for the

Company derived from an analysis of selected transactions deemed by JPMorgan to be comparable to the merger. Using publicly available information, JPMorgan examined selected transactions within the department store industry and selected leveraged buyout transactions that JPMorgan, based on its experience with mergers and acquisition analysis, deemed relevant to arriving at its opinion. Specifically, JPMorgan reviewed the following transactions:

Selected Department Store Transactions
Target	Acquirer
The May Department Stores Company	Federated Department Stores, Inc.

Société Anonyme des Galeries Lafayette	BNP Paribas

Barneys New York, Inc.	Jones Apparel Group, Inc.

Marshall Field’s	The May Department Stores Company

Debenhams plc	Baroness Retail Limited

Selfridges plc	Omni Whittington Capital Management Ltd

Lands’ End, Inc.	Sears Holdings Corporation

Saks Incorporated	Proffitt’s, Inc.

Mercantile Stores Company, Inc.	Dillard’s, Inc.

Selected Leveraged Buyout Transactions
Target	Acquirer
SunGard® Data Systems Inc.	Silver Lake Partners, Bain Capital, LLC, The Blackstone Group, Inc., GS Capital Partners, Kohlberg Kravis Roberts & Co., Providence Equity Partners Inc., Texas Pacific Group

Toys “R” Us, Inc.	Bain Capital, LLC, Kohlberg Kravis Roberts & Co., Vornado Realty Trust

Warner Chilcott PLC	J.P. Morgan Partners, LLC, DLJ Merchant Banking Partners, Bain Capital, LLC, Thomas H. Lee Partners L.P.

Intelsat, Ltd.	Apax Partners, Inc., Madison Dearborn Partners, LLC, Apollo Advisors, L.P., Permira Advisers Limited

Metro-Goldwyn-Mayer Inc.	Sony Corporation, Providence Equity Partners, Inc., Texas Pacific Group, DLJ Merchant Banking Partners, Comcast Studio Investments Inc.

PanAmSat Holding Corporation	Kohlberg Kravis Roberts & Co.

FTD, Inc.	Leonard Green & Partners, L.P.

JPMorgan chose the department store transactions used in its analysis based on the relative similarity of the financial and operating characteristics of the target companies to the Company. JPMorgan chose the leveraged buyout transactions used in its analysis based on the nature and relative size of the transactions. JPMorgan calculated latest-twelve-months sales and EBITDA transaction value multiples for the Department Store transactions and latest-twelve-months EBITDA transaction value multiples for the leveraged buyout transactions, by dividing the publicly announced value of each selected transaction by the latest twelve month sales and EBITDA, respectively, of the target company prior to the announcement of the transaction which yielded the following reference ranges:

Department Store Transactions

	High	Mean	Median	Low
Transaction value/
LTM Sales	1.51x	1.09x	1.13x	0.58x
LTM EBITDA	14.8x	10.2x	10.4x	6.8x

Selected Leveraged Buyout Transactions

	High	Mean	Median	Low
Transaction value/
LTM EBITDA	12.5x	9.6x	9.8x	7.4x

Based on various judgments concerning the relative comparability of each of the selected transactions to the merger, JPMorgan did not rely solely on the quantitative results of the selected transaction analysis in developing a reference range or otherwise applying its analysis. JPMorgan, based on its experience with mergers and acquisitions and the department store industry, and using the department store transaction multiples and the selected leveraged buyout transactions as a general guide, selected a range of multiples of transaction values to last twelve months EBITDA that it believed reflected an appropriate range of transaction multiples applicable to the Company. This range was narrower than the range set forth in the table above primarily because JPMorgan focused on certain transactions that were most comparable to the merger based on the operating and financial characteristics of the targets (namely, the May/Federated, Barneys/Jones Apparel, Marshall Field’s/May, Toys “R” Us and FTD transactions). JPMorgan multiplied a selected range of transaction multiples of 7.5x to 10.0x by the Company’s EBITDA for the twelve months ended January 29, 2005, (including adjustments for the assumed consummation of the sale, outsourcing or disposal of the Company’s credit card operations) and then subtracted net debt and minority interest and divided that amount by the number of fully diluted shares of the Company to arrive at a range of per share equity values for the Company. This selected transaction analysis indicated an estimated range of equity values for the Company’s common stock of between $82.00 and $105.00 per share. JPMorgan noted that the per share merger consideration for the Company’s common stock was $100.00. JPMorgan determined that a similar analysis of transaction value to LTM sales was consistent with the above analysis but was less meaningful primarily because of the lack of comparability resulting from differences in operating margins among companies in various industry segments.

Discounted Cash Flow Analysis.  JPMorgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for the Company’s common stock by calculating the sum of the present values of the estimated future cash flows that could be generated by the Company in the future and then comparing this equity value to the merger consideration. JPMorgan calculated the unlevered after-tax free cash flows (i.e., unlevered net income plus depreciation, minus total capital expenditures and minus increases in net working capital) that the Company is expected to generate during fiscal years 2006 through 2015 based upon financial projections prepared by the management of the Company through the years ended 2010 and with management guidance through the years ended 2015. The financial projections provided by management to JPMorgan reflected compound annual growth rates in revenues of 8.0% from fiscal years 2005 through 2010 and EBITDA margins varying between 13.8% and 14.3% for fiscal years 2006 through 2010. Management guidance through the fiscal years ended 2015 was consistent with the financial projections prepared by management for the fiscal years 2006 through 2010 subject to modestly declining growth rates during these fiscal years. JPMorgan also calculated a range of terminal asset values of the Company (i.e., the value of unlevered after-tax free cash flows occurring after the end of the 10-year period ending 2015) by applying a perpetual growth rate ranging from 1.25% to 1.75% of the unlevered after-tax free cash flow of the Company during the final year of the 10- year period. The unlevered after-tax free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 9.5% to 10.5%, which were chosen by JPMorgan based upon an analysis of the weighted average cost of capital of the Company. JPMorgan then estimated a range of firm values for the Company by adding the present value of the unlevered after-tax free cash flows for fiscal years 2006-2015 and the range of terminal asset values as of 2015 and adjusting for the assumed consummation of the sale, outsourcing or disposal of the Company’s credit card operations. After adjusting for net debt and minority interest and dividing by the number of fully diluted shares of the Company, the discounted cash flow analysis indicated a range of equity values for the Company’s common stock of approximately $93.00 to $107.00 per share. JPMorgan noted that the per share merger consideration for the Company’s common stock was $100.00.

In addition to the financial analyses performed by JPMorgan in connection with providing its opinion, JPMorgan presented the following additional financial analyses at the request of the Company’s board of directors:

Recapitalization Analysis.  JPMorgan described certain hypothetical recapitalization transactions involving the Company and the value that the Company’s shareholders could have received in such transactions. This analysis assumed that the Company used the proceeds of new debt financings to finance a cash tender offer of between $100 to $110 per share for approximately 30-40% of its outstanding shares. The amount of the indebtedness incurred was based upon pro forma leverage to achieve assumed BBB- and mid-BB credit ratings. The post-recapitalization trading value of the shares not purchased in the tender offer was based upon estimated price to earnings ratios of 12.5x to 15x after giving effect to the additional leverage and financial projections prepared by management and adjusted for the assumed consummation of the sale, outsourcing or disposal of the Company’s credit card operations. The recapitalization analysis indicated a range of blended equity values of between $86.00 and $94.00 per share of the Company’s common stock.

LBO Analysis.  JPMorgan analyzed the implied equity returns that a financial buyer paying an offer price of $100 per share might achieve from the transaction over periods of three and five years, based upon financial projections prepared by management and adjusted for the assumed consummation of the sale, outsourcing or disposal of the Company’s credit card operations and no adjustments relating to purchasers’ operation of the business, an assumed capital structure including initial leverage of funded debt to EBITDAR (i.e., earnings before interest, taxes, depreciation, amortization, and rent expense) of 6.5x and the completion of an exit transaction at the end of the applicable period at an exit multiple of 8.0x EBITDA. This analysis implied a 15.0% internal rate of return over three years and a 18.3% internal rate of return over five years.

The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion.

In arriving at its opinion, JPMorgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, JPMorgan arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and believes that the totality of the factors considered and analyses it performed in connection with its opinion operated collectively to support its determination as to the fairness of the merger consideration from a financial point of view.

The specific material assumptions on which JPMorgan based its analysis are described above. No company, transaction or business used in JPMorgan’s analyses as a comparison is identical to the Company or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The other principal assumptions upon which JPMorgan based its analyses are set forth above under the description of each such analysis. JPMorgan’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

JPMorgan’s opinion and financial analyses were only one of many factors considered by the Company’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Company’s board of directors or management with respect to the merger or the merger consideration.

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to advise the Company with respect to the merger and deliver an opinion to the Company’s board of directors with respect to the merger on the basis of such experience and its familiarity with the Company.

JPMorgan will receive a fee of $3,750,000 from the Company for its services which accrued upon completion of its work necessary to deliver, or advise the board of directors of the Company that it would be unable to render, its opinion and will be paid upon the earlier to occur of the consummation or termination or abandonment of the merger. In addition, the Company has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under the Federal securities laws.

From time to time, JPMorgan and its affiliates have in the past provided, are currently providing and in the future may provide investment banking, commercial banking and other financial services to the Company, as well as the private investment firms whose affiliates are stockholders of Parent, and their respective portfolio companies or other affiliates, for which they have received, and would expect to receive, customary compensation. In particular, one of JPMorgan’s commercial banking affiliates is an agent bank for the Company’s existing credit facilities. The aggregate amount of compensation received by JPMorgan and its affiliates from the Company from January 1, 2003 to May 31, 2005 was approximately $3,026,000. JPMorgan and certain of its affiliates and certain of their respective employees and certain private investment funds affiliated or associated with them have invested in private equity funds managed or advised by the private investment firms whose affiliates are stockholders of Parent. In the ordinary course of its businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of the Company, Parent, affiliates of the stockholders of Parent and any other company that may be involved in the merger, for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Financing

The Company and the Sponsors estimate that the total amount of funds necessary to complete the merger and the related transactions is anticipated to be approximately $5.4 billion, which includes approximately $5.1 billion to be paid out to the Company’s stockholders and holders of other equity-based interests in the Company with the remainder to be applied to pay related fees and expenses in connection with the merger, the financing arrangements and the related transactions (including refinancing the Company’s 6.65% Senior Notes Due 2008). These payments are expected to be funded by a combination of equity contributions by affiliates of the investors in Parent and debt financing as well as available cash of the Company (including cash available as a result of the completion of a credit card transaction or, alternatively, in the event such credit card transaction has not been completed by the closing date of the merger, borrowings under a bridge loan facility that is described in further detail below under “Debt Financing—Card Bridge Facility”).

Parent has obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, which are generally subject to customary conditions. After giving effect to contemplated draws by the Company under the new debt commitments, and taking into account the $125 million aggregate principal amount of the Company’s 7.125% Senior Debentures Due 2028 that the Company and Parent intend to keep outstanding after completion of the merger, Parent currently expects total existing and new debt outstanding at closing of the merger transaction (excluding debt outstanding under the Company’s proprietary credit card facility at closing, if any) will be approximately $3.2 billion, which amount may be increased (i) to the extent additional borrowings are available under the debt financing commitments if a specified ratio of adjusted total debt on the closing date to pro forma EBITDAR (each as defined below under “—Debt Financing”) is satisfied, (ii) in respect of drawings under the Card Bridge Facility described below in the event that a credit card transaction has not been completed by the closing date of the merger and (iii) in respect of certain drawings under the Asset-Based Revolving Facility described below on the closing date for working capital purposes.

Equity Financing

Affiliates of the Sponsors have collectively agreed to cause $1.55 billion of cash to be contributed to Merger Sub, which would constitute the equity portion of the merger financing. Each of TPG (through two of its affiliated funds) and Warburg Pincus (through three of its affiliated funds) has delivered an equity commitment letter for $775,000,000 to Newton Holding, LLC, and Newton Holding, LLC has in turn delivered an equity commitment letter to Merger Sub for $1.55 billion, the aggregate amount of the equity commitments. Each of the Sponsors may assign its commitment to purchase up to 49% of the equity interests in Newton Holding, LLC to other investors, so long as each such investor agrees to be bound by the obligations of the applicable Sponsor.

Each of the equity commitment letters provides that the equity funds will be contributed on or prior to the closing of the merger to fund a portion of the total merger consideration, pursuant to and in accordance with the merger agreement, and to satisfy any liabilities or obligations of Parent or Merger Sub arising out of or in connection with any breach by Parent or Merger Sub of their respective obligations under the merger agreement. Each of the equity commitments is generally subject to the satisfaction of the conditions to Parent and Merger Sub’s obligations to effect the closing under the merger agreement. Each of the equity commitment letters will terminate upon termination of the merger agreement unless:

•	the merger agreement is terminated by the Company due to a breach by either Parent or Merger Sub of any of its respective representations, warranties, covenants or agreements under the merger agreement such that the conditions to closing would not be satisfied; or

•	the merger agreement is otherwise terminated pursuant to a breach by Parent or Merger Sub of their respective obligations under the merger agreement and the Company is not in breach of its obligations under the merger agreement.

In the event the merger agreement is terminated pursuant to a circumstance described in the foregoing two bullet points, then each of the equity commitment letters will terminate three months after the termination of the merger agreement except with respect to any claims arising from or in connection with any lawsuits filed by the Company against Parent or Merger Sub prior to the expiration of such three-month period.

Debt Financing

In connection with the execution and delivery of the merger agreement, Merger Sub has obtained commitments to provide up to $3.9 billion in debt financing (not all of which is expected to be drawn at closing) consisting of (1) a senior secured asset-based revolving facility with a maximum availability of $600 million (the “Asset-Based Revolving Facility”) and (2) term and bridge loan facilities and senior secured notes with an aggregate principal amount of up to $3.3 billion to finance, in part, the payment of the merger consideration, the repayment or refinancing of certain debt of the Company outstanding on the closing date of the merger and to pay fees and expenses in connection therewith and, in the case of the Asset-Based Revolving Facility, for general corporate purposes after the closing date of the merger. In addition, Merger Sub has obtained a commitment to provide up to $750 million under a limited recourse secured asset-based revolving credit facility relating to the Company’s credit card operations to finance the acquisition of such business on the closing date of the merger in the event that the sale of such operations has not been completed on the closing date of the merger (the “Card Bridge Facility”).

The facilities and notes contemplated by the debt financing commitments are conditioned on the merger being consummated prior to the merger agreement termination date, as well as other customary conditions including:

•	the absence of a material adverse change at the Company;

•	the creation of security interests;

•	the execution of satisfactory definitive documentation;

•	receipt of an amount equal to at least 25% of the pro forma total consolidated capitalization of Parent (on the closing date of the merger) in equity or junior capital from equity investors, including affiliates of the Sponsors;

•	completion of a borrowing base audit and delivery of appraisals in respect of the Asset-Based Revolving Facility;

•	receipt of all required consents and approvals;

•	the absence of any amendments or waivers to the merger agreement to the extent adverse to the lenders in any material respect which have not been approved by the agent;

•	the reasonable satisfaction of the agent for the Asset-Based Revolving Facility with the cash management systems, blocked account agreements and lockbox agreements of the Company in connection with such facility;

•	the absence of any default, event of default or breach of representation;

•	certain maximum ratios of adjusted total debt (measured on the closing date and defined to exclude drawings under the Card Bridge Facility and certain drawings under the Asset-Based Revolving Facility on the closing date for working capital purposes but including an amount equal to 8 times annual rental expense and the Company’s 7.125% Senior Debentures Due 2028) to pro forma EBITDAR (measured over the most recent four-fiscal quarter period ending at least 45 days prior to the closing date and defined as EBITDA for such period plus consolidated rental expense for such period and to include certain other adjustments), senior secured debt to pro forma EBITDAR and senior debt to pro forma EBITDAR (Parent has the right to reallocate amounts between the facilities in order to achieve compliance with these leverage ratio conditions) and, if the ratio of adjusted total debt to pro forma EBITDAR on the closing date would exceed a specified ratio, borrowings under the facilities and in respect of the notes will be available so long as maximum adjusted total debt shall not exceed $3.752 billion (or $3.768 billion in certain circumstances); and

•	Parent having available to it under the Asset-Based Revolving Facility at least $300 million (less amounts drawn to fund the working capital needs at the closing of the merger) of unused borrowing capacity at closing, which requires a borrowing base at closing of at least that amount, determined based on specified percentages of the value of eligible inventory.

The Card Bridge Facility also has conditions requiring (x) the absence of a material adverse effect on the credit card profile or marketability of the credit card receivables and related matters, (y) the implementation of cash management procedures and (z) compliance with certain borrowing base requirements.

Parent has agreed to use its reasonable best efforts to arrange the debt financing on the terms and conditions described in the commitments and the merger agreement. In the event that any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the commitment papers, Parent must use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the merger and other transactions contemplated by the merger agreement on terms not materially less beneficial to Merger Sub (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event but no later than the last day of the marketing period. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described herein is not available as anticipated.

Asset-Based Revolving Facility

The commitment to provide the Asset-Based Revolving Facility was issued by Credit Suisse First Boston. Borrowings under the Asset-Based Revolving Facility are limited by a borrowing base, which is calculated periodically based on specified percentages of the value of eligible inventory, subject to adjustments for reserves and other matters. The Asset-Based Revolving Facility will be guaranteed by a direct, holding company parent of the surviving corporation (“Holdings”) and the U.S. subsidiaries (subject to certain exceptions) of the Company and will be secured by a perfected first priority lien on substantially all personal property of Holdings, the Company and the U.S. subsidiaries consisting of inventory, cash, deposit accounts and proceeds of the foregoing and a second priority lien on capital stock, real estate, accounts receivable (other than credit cards receivables) and other assets. The borrower may borrow under the Asset-Based Revolving Facility on the closing date (i) up to $150.0 million for purposes of financing the merger and related transactions (including payment of the aggregate merger consideration, the repayment or refinancing of some of the Company’s currently outstanding debt and all related fees and expenses), but only to the extent that the aggregate principal amount of the term loan facilities and senior secured notes shall have been reduced on a dollar-for-dollar basis by the amount of such borrowing, (ii) to fund certain upfront fees and/or original issue discount in respect of the debt financing, (iii) to fund an amount equal to the excess, if any, of the working capital of the borrower as of the closing date over the working capital of the borrower as of July 31, 2005 (in each case, with working capital to exclude current assets and current liabilities relating to any credit card receivables) and (iv) in respect of certain letters of credit.

Term Loan Facility and the Senior Secured Notes

The commitment to provide the term loan facility and to purchase the senior secured notes was issued by Credit Suisse First Boston. Borrowings under the term loan facility will be made on the closing date, and the senior secured notes will be issued on the closing date. The term loan facility and the senior secured notes will be guaranteed by Holdings and the U.S. subsidiaries (subject to certain exceptions) of the Company and will be secured by a second priority lien on substantially all personal property of Holdings, the Company and the U.S. subsidiaries of the Company consisting of inventory, cash, deposit accounts and proceeds of the foregoing, and a perfected first priority lien on capital stock, real estate, accounts receivable (other than credit cards receivables) and other assets.

Bridge Facilities

The commitment to provide the bridge facilities was issued by Credit Suisse First Boston. Borrowings under the bridge facilities will be used by Parent in a single draw on the closing date in the event that Parent does not complete other contemplated permanent financings at or prior to such time. The bridge facilities will be guaranteed (on a senior subordinated basis, in the case of the senior subordinated bridge facility) by Holdings and the U.S. subsidiaries of the Company.

Card Bridge Facility

The commitment to provide the Card Bridge Facility was issued by Goldman Sachs Mortgage Company. If the credit card transaction is not consummated prior to the closing date, the proceeds of borrowing under the Card Bridge Facility on the closing date will be available for distribution to the Company to finance in part the merger and related transactions. The borrower under the Card Bridge Facility will be Neiman Marcus Funding Corporation, a subsidiary of the Company that currently facilitates the Company’s proprietary credit card facility (or, alternatively, another special purpose subsidiary of the Company to which will be transferred the retained interest in the Neiman Marcus Group Credit Card Master Trust, the trust that facilitates the Company’s current proprietary credit card facility). The Card Bridge Facility will be generally non-recourse to the Company except in the case of a breach by the Company of certain covenants, representations, warranties and undertakings. The Card Bridge Facility will be secured by a first priority security interest in the retained interest in the trust to the extent permitted by the current facility if any obligations thereunder are outstanding on the closing date. Borrowings under the Card Bridge Facility will be limited by a borrowing base, which is calculated based on the value of the outstanding receivables held by the Neiman Marcus Group Credit Card Master Trust minus any outstanding priority liabilities of the trust (or, alternatively, on the value of the retained interest in the trust that is transferred to the special purpose subsidiary borrower), in either case subject to adjustment for reserves and other matters.

Existing Senior Notes and Debentures

In May 1998, the Company issued $250 million of unsecured senior notes and debentures to the public. This debt is comprised of $125 million of 6.65% senior notes, due 2008 and $125 million of 7.125% senior debentures, due 2028. Parent’s financing arrangements contemplate that in connection with the merger transactions, the surviving corporation will redeem all of the Company’s 6.65% senior notes, due 2008 or otherwise fully satisfy and discharge such indebtedness. The entire principal amount of the existing 7.125% senior debentures, due 2028 will remain outstanding after completion of the merger and will be equally and ratably secured by certain assets constituting the collateral securing obligations under the new Senior Secured Notes described above to the extent required pursuant to the terms of the indenture governing the existing senior debentures.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Company’s board of directors with respect to the merger, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The Company’s board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Treatment of Stock Options

As of the record date, there were approximately [•] shares of our common stock subject to stock options granted under our equity incentive plans to our current executive officers and directors. Each outstanding stock option that remains unexercised as of the completion of the merger, whether or not the option is vested or exercisable, will be canceled (to the extent permitted under the governing stock plan documents and related award agreements), and the holder of such stock option that has an exercise price of less than $100.00 will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to the option as of the effective time of the merger, multiplied by

•	the excess, if any, of $100.00 over the exercise price per share of common stock subject to such option.

The following table summarizes the vested and unvested options with exercise prices of less than $100.00 per share held by our executive officers and directors as of May 17, 2005 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options:

	No. of Shares Underlying Vested and Unvested Options	Weighted Average Exercise Price of Vested and Unvested Options	Resulting Consideration[1]
Directors:
John R. Cook	—	—	—
Gary L. Countryman	—	—	—
Matina S. Horner	—	—	—
Brian J. Knez	55,500	$27.25	$4,037,625
Vincent M. O’Reilly	—	—	—
Walter J. Salmon	—	—	—
Carl Sewell	—	—	—
Richard A. Smith	—	—	—
Robert A. Smith	55,500	$27.25	$4,037,625
Paula Stern	—	—	—
Burton M. Tansky[2]	489,200	$30.55	$33,977,150

Executive Officers:
Nelson A. Bangs	37,377	$38.77	$2,286,070
Steven P. Dennis	12,497	$57.12	$535,907
Marita O’Dea Glodt	31,442	$36.73	$1,989,450
James J. Gold	28,600	$42.85	$1,634,580
Brendan L. Hoffman	100,542	$44.62	$5,568,470
Karen W. Katz	146,500	$34.66	$9,571,694
James E. Skinner	81,100	$33.71	$5,369,270

[1]	The amounts set forth in this “Resulting Consideration” column are calculated based on the actual exercise prices underlying the related options, as opposed to the weighted average exercise price per share of vested and unvested options.
[2]	Mr. Tansky also serves as the President and Chief Executive Officer of the Company.

Treatment of Restricted Stock and Stock Units

As of the record date, there were approximately [•] shares of our common stock represented by restricted stock and stock unit awards held by our executive officers and directors under our equity incentive plans. Under the terms of the merger agreement, all such equity awards shall become immediately vested and free of restrictions effective as of the completion of the merger. At the effective time of the merger, any such equity award that is then outstanding will be canceled, and the holder of each such award will receive a cash payment of $100.00 per share of restricted stock or $100.00 per share of common stock subject to a stock unit, without interest and less any applicable withholding taxes.

The following table summarizes the restricted stock and stock unit awards held by our executive officers and directors as of May 17, 2005 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of such awards:

	No. of Shares of Restricted Stock and Stock Units	No. of Shares of Purchased Restricted Stock and Purchased Restricted Stock Units[1]	Resulting Consideration[2]
Directors:
John R. Cook	—	—	—
Gary L. Countryman	—	—	—
Matina S. Horner	—	—	—
Brian J. Knez	—	—	—
Vincent M. O’Reilly	—	—	—
Walter J. Salmon	—	—	—
Carl Sewell	—	—	—
Richard A. Smith	—	—	—
Robert A. Smith	—	—	—
Paula Stern	—	—	—
Burton M. Tansky	64,290	79,090	$11,527,663

Executive Officers:
Nelson A. Bangs	5,767	4,016	$879,722
Steven P. Dennis	2,777	2,762	$385,888
Marita O’Dea Glodt	7,718	4,901	$1,093,995
James J. Gold	17,937	15,155	$2,633,054
Brendan L. Hoffman	7,529	5,265	$1,144,227
Karen W. Katz	35,612	64,580	$7,769,466
James E. Skinner	16,679	34,080	$4,048,678

[1]	Unlike the shares of restricted stock and other stock units set forth in the first column to this table, the shares set forth in this column are what we refer to as “purchased restricted stock” and “purchased restricted stock units.” Recipients of these shares paid a purchase price for such shares, which price was determined in accordance with the applicable Company plan, but in any event was no less than 50% of the fair market value of the Company’s Class A common stock on the grant date.
[2]	The amounts set forth in this “Resulting Consideration” column are shown net of any amount paid in respect of “purchased restricted stock” and “purchased restricted stock units” (see the preceding footnote).

Retention/Severance Agreements

Each of our current executive officers and three non-executive officers have change of control termination protection agreements with us (the three non-executive officers with such agreements are Neva Hall, Executive Vice President Neiman Marcus Stores, Ann Stordahl, Executive Vice President, Woman’s Apparel Neiman Marcus Stores, and Phillip Maxwell, Senior Vice President, Chief Information Officer Neiman Marcus Group). Under each of the change of control termination protection agreements, unless comparable awards are provided to the officer, upon a change of control (which would include completion of the merger), any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any outstanding equity incentive award shall be automatically accelerated or waived. In addition, if the officer’s employment is terminated by us without “cause” or by the officer for “good reason” (which includes in most cases, among other things, a reduction in the officer’s base salary or target bonus opportunity, a relocation greater than 50 miles from the officer’s current principal place of business or a diminution in the officer’s title or primary reporting relationship or substantial diminution in duties or responsibilities (other than solely as a result of the Company ceasing to be a publicly held corporation), as those terms are defined in the agreement, within two years following, or in some cases before (an “anticipatory termination”), a change of control), the officer will be entitled to receive a lump sum amount equal to (a) the sum of two times, or, in the case of Mr. Tansky, three times, (1) the officer’s annual base salary and (2) his or her annual target bonus for the year of the termination, (b) a pro rata target bonus (provided that if the officer’s employment terminates after more than 75% of the Company’s fiscal year has elapsed, the officer may be entitled to a pro rata portion of the actual bonus to which he or she would have been entitled if such actual bonus would have been greater than the target bonus; for purposes of calculating the actual bonus it is assumed that all qualitative and subjective performance criteria were achieved) and (c) in the case of an anticipatory termination, an amount equal to the base salary from the date of termination through the date of the change of control and any bonus for the most recently completed fiscal year if not previously paid due to the anticipatory termination.

If an officer becomes entitled to receive these severance amounts, the officer will also be entitled to the following:

•	deemed participation in and accelerated vesting of benefits under the Company’s Supplemental Executive Retirement Plan (the “SERP”) and a lump sum cash payment equal to the actuarial equivalent of the incremental benefits payable under the SERP if the officer were credited with enhanced years of service (two or three years) for purposes of eligibility for participation, eligibility for retirement, for early commencement of actuarial subsidies and for purposes of benefit accrual (in addition to three years of enhanced service credit Mr. Tansky’s employment agreement provides for enhanced service credit equal to two times his years of service, in each case subject to a 25 year cap);

•	accelerated vesting of any outstanding equity awards held by such officer that are not otherwise accelerated pursuant to the terms under which such awards were granted;

•	continuing coverage under the Company’s group heath, dental and life insurance plans for the officer, their spouse and any dependants for two years (three years in the case of Mr. Tansky) (any such medical and dental benefits will become secondary to coverage provided by a subsequent employer) and certain retiree medical coverage benefits; and

•	reimbursement for outplacement expenses and merchandise discounts for the officer, his or her spouse and dependents.

Each agreement also contains a tax gross-up provision whereby if the officer incurs any excise tax by reason of his or her receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the officer will receive a gross-up payment in an amount that would place the officer in the same after-tax position that he or she would have been in if no excise tax had applied. However, under certain conditions, rather than receive a gross-up payment, the payments payable to the officer will be reduced so that no excise tax is imposed. As a condition to receiving any payments or benefits under the agreements, the officers must execute a release of claims in respect of their employment with us.

The following table shows the amount of potential cash severance payable to our current executive officers (including the amount the officer would receive as a result of the SERP-related lump-sum cash payment and including the amount the officer would be entitled to be reimbursed for outplacement expenses), based on an assumed termination date of July 30, 2005, which is the last day of the Company’s 2005 fiscal year. The table also shows the estimated present value of continuing coverage and other benefits under the Company’s group health, dental and life insurance plans and the estimated tax gross-up payments to each such officer.

Executive Officers	Amount of Potential Cash Severance Payment*	Estimated Present Value of Benefits	Estimated Tax Gross-Up Payment**
Burton M. Tansky	$6,510,000	$54,600	$3,428,003
Nelson A. Bangs	1,345,467	20,110	609,916
Steven P. Dennis	1,050,539	19,300	499,278
Marita O’Dea Glodt	1,298,983	19,660	525,695
James J. Gold	1,210,677	20,200	859,387
Brendan L. Hoffman	1,329,732	20,920	1,011,699
Karen W. Katz	2,296,506	25,870	1,377,884
James E. Skinner	1,833,634	22,180	1,046,235

*	Excludes the value of acceleration of vesting of equity awards, as reported separately herein.
**	Estimates are subject to change based on the date of completion of the merger, date of termination of the executive officer, interest rates then in effect and certain other assumptions used in the calculation. Estimates include estimated tax gross-up as a result of any acceleration of vesting of equity awards as well as the potential cash severance payment and estimated present value of benefits set forth in the preceding two columns.

Termination of Deferred Compensation Plan and Distribution of Accounts

At the completion of the merger, the Company will terminate its non-qualified deferred compensation plans (not including any Supplemental Executive Retirement Plans), including the key employee bonus plan, key employee deferred compensation plan and deferred compensation plan for non-employee directors in which our executive officers or directors participate, and will cause all accounts thereunder to be distributed in cash to participants, less any required withholding taxes.

The following table shows the account balances in such non-qualified deferred compensation plans of our directors and executive officers as of April 30, 2005. All account balances (through the closing date of the merger) will be distributed upon completion of the merger.

Account Balances*
Directors
John R. Cook	$287,159
Gary L. Countryman	1,036,083
Matina S. Horner	1,442,943
Brian J. Knez	—
Vincent M. O’Reilly	509,936
Walter J. Salmon	509,936
Carl Sewell	229,110
Richard A. Smith	—
Robert A. Smith	—
Paula Stern	550,169
Burton M. Tansky	3,430,675

Executive Officer
Nelson A. Bangs	$312,625
Steven P. Dennis	—
Marita O’Dea Glodt	212,714
James J. Gold	—
Brendan L. Hoffman	84,945
Karen W. Katz	946,635
James E. Skinner	220,433

*	Pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors, each year directors of the Company are entitled to receive stock-based units in an amount equal to the value of their annual cash retainer. In connection with the merger, the stock-based units that have been deferred will be distributed in cash to participants by multiplying the number of such deferred stock-based units times the $100 per share merger price. The account balances listed above reflect this distribution of stock-based units at such $100 per share price, as well as the distribution of any deferred balance such director may have.

Store Discounts

In accordance with the Company’s historic practice, the Company’s and its former parent’s, Harcourt General, Inc., directors, former directors and, in some cases, their surviving spouses and certain former employees were entitled to discounts at Company stores (up to a maximum of 50%). In connection with the merger, Parent has agreed to cause the surviving corporation to provide to a limited number of these persons, including each current director of the Company, a lifetime discount on purchases at Company stores on the same terms as are currently covering that person under the Company’s discount program as it existed on the date the merger agreement was entered into.

Indemnification and Insurance

The merger agreement provides that, without limiting any additional rights that any employee may have under any employment agreement or benefit plan, for a period of six years after the effective time of the merger, Parent will, and will cause the surviving corporation to, indemnify and hold harmless each present (as of the effective time of the merger) and former officer, director or employee of the Company or any of our subsidiaries in their capacity as such (and not as stockholders or optionholders of the Company) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorney’s fees and disbursements, incurred in connection with any claim arising out of actions taken by them in their capacity as officers, directors, employees, fiduciaries or agents of the Company or any of our subsidiaries or any actions arising out of or pertaining to matters existing or occurring at or prior to the effective time, to the fullest extent permitted under applicable law. In this regard, the surviving corporation will also be required to advance expenses to an indemnified officer, director or employee, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that this person is not entitled to indemnification. The surviving corporation will not settle, compromise or consent to the entry of any judgment in any action, suit, proceeding, investigation or claim under which indemnification could be sought unless such settlement, compromise or consent includes an unconditional release of the indemnified person or the indemnified person otherwise consents. The surviving corporation will cooperate in the defense of any of the matters described above.

The merger agreement provides that for a period of six years after the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will continue to contain provisions with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers that are no less favorable than presently set forth in our current certificate of incorporation and bylaws as of the date of the merger agreement.

The merger agreement provides that prior to the effective time of the merger, we will endeavor to (and if we are unable to, Parent will cause the surviving corporation to after the effective time of the merger) obtain and fully pay (up to a maximum cost of 300% of the current annual premium paid by us for our existing coverage in the aggregate) for “tail” insurance policies with a claims period of at least six years from the effective time of the merger from an insurance carrier with the same or better credit rating as our current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as our existing policies with respect to matters existing or occurring at or prior to the effective time of the merger. In addition, Parent will, and will cause the surviving corporation to, honor and perform under any indemnification agreements entered into by the Company or any of our subsidiaries.

New Management Arrangements

As of the date of this proxy statement, no member of our management has entered into any amendments or modifications to existing employment agreements with us or our subsidiaries in connection with the merger. In addition, as of the date of this proxy statement, no member of our management has entered into any agreement, arrangement or understanding with Parent, Merger Sub or their affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation except as described under “The Merger—Background of the Merger” beginning on page 19 and immediately below. The Sponsors have informed us that it is their intention to retain members of our existing management team with the surviving corporation after the merger is completed. In that connection during the week of May 9, 2005, the Sponsors presented to management the terms and conditions the Sponsors would be willing to provide in connection with the retention of management by the surviving corporation. Members of management currently are engaged in discussions with representatives of Parent regarding revised terms of employment. In addition to revised terms of employment, the Sponsors have informed us that they have offered members of management the opportunity to convert a portion of their current equity interests in the Company into equity in the surviving corporation, and that they also intend to set up equity-based incentive compensation plans for management of the surviving corporation. Although we believe members of our management team are likely to enter into new arrangements with Parent, Merger Sub or their affiliates regarding employment with, and the right to purchase or participate in the equity of, the surviving corporation, such matters are subject to further negotiations and discussion and no terms or conditions have been finalized. The new arrangements are expected to be entered into prior to the completion of the merger. The board of directors (without Mr. Tansky’s participation), in recognizing that management would require legal counsel in connection with discussions and negotiations with representatives of Parent relating to management’s retention, had previously authorized reimbursement of management’s reasonable out-of-pocket legal expenses.

Material United States Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences of the merger to holders of our common stock. We base this summary on the provisions of the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or individual resident of the U.S. for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

This discussion assumes that a holder holds the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, stockholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

U.S. Holders

The receipt of cash in the merger (or pursuant to the exercise of dissenters’ rights) by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such common stock; and

•	the U.S. holder’s adjusted tax basis in such common stock.

If the holding period in our common stock surrendered in the merger (or pursuant to the exercise of dissenters’ rights) is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger (or pursuant to the exercise of dissenters’ rights) unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain realized on the receipt of cash in the merger (or pursuant to the exercise of dissenters’ rights) by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the Company’s common stock at any time during the five years preceding the merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not, have not been and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger (or pursuant to the exercise of dissenters’ rights), unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Regulatory Approvals

The Hart-Scott-Rodino Act and related rules provide that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. On May 13, 2005 and on May 16, 2005, the Company and Newton Holding, LLC (an affiliate of TPG and Warburg Pincus), respectively, each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested an early termination of the waiting period. The Federal Trade Commission granted early termination of the waiting period initiated by these filings on May 25, 2005.

Under the merger agreement, the Company, Parent and Merger Sub have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the execution of the merger agreement and completion of the merger. In addition, the Company, Parent and Merger Sub have agreed to use their reasonable best efforts to take those actions as may be necessary to resolve any objections asserted on antitrust grounds with respect to the merger, including agreeing to hold separate or to divest any of the businesses or assets of Parent, Merger Sub or the Company.

Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act and the filing of a certificate of merger in Delaware at or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Litigation

On May 4, 2005, a purported class action complaint, NECA-IBEW Pension Fund (The Decatur Plan) v. The Neiman Marcus Group, Inc. et al. (CA No. 3-05 CV-0898B), was filed by a putative stockholder of Neiman Marcus in federal court in the Northern District of Texas against the Company and its directors challenging the proposed merger.

The complaint alleges a cause of action for breach of fiduciary duty against our directors, claiming, among other things, that the merger consideration to be paid to the Company’s stockholders in the merger is grossly inadequate and unfair and that the defendants failed to maximize shareholder value through a proper sale of the Company and its assets. In addition, the complaint alleges that the Company’s directors breached their fiduciary duties in connection with the approval of the merger by, among other things, tailoring the transaction to serve the interests of defendants and the family of Richard A. Smith, Chairman of our board of directors and the Company’s largest stockholder, rather than structuring the merger to obtain the highest price for Neiman Marcus stockholders, depriving public stockholders of the value of certain assets of the Company (primarily the Company’s credit card division), failing to realize the financial benefits from a separate sale of the Company’s credit card division, not engaging in a fair process or negotiating at arm’s length and structuring a preferential deal for Company insiders. The complaint seeks, among other things, injunctive relief to enjoin the consummation of the merger, rescind any actions taken to effect the merger, direct the defendants to sell or auction the Company for the highest possible price, and impose a constructive trust in favor of plaintiff upon any benefits improperly received by defendants.

The lawsuit is in its preliminary stage. The Company believes that the lawsuit is without merit and intends to defend vigorously against it.

The Credit Card Transaction

On June 8, 2005, the Company announced that it had entered into a definitive agreement with respect to its credit card transaction, which as discussed above under “The Merger—Background of the Merger,” the Company had been pursuing over the prior several months. The Company entered into a strategic alliance with HSBC-North America’s Retail Services business to support and enhance the credit operations of the Company and its subsidiaries. In connection with the transaction, HSBC Retail Services agreed to purchase the private label credit card accounts and related assets of the Company and its subsidiary Bergdorf Goodman, Inc., as well as the outstanding balances associated with such accounts.

The total purchase price is comprised of the face value of the receivables and accumulated accounts receivable collections, which is estimated to be approximately $640 million as of the closing date. The purchase price includes approximately $527 million in net cash proceeds and the assumption or repayment of approximately $113 million of the Company’s securitization liabilities. In addition, pursuant to the terms of the arrangement, the Company will continue to handle key customer service functions including new account processing, transaction authorization, billing adjustments, collection services and customer inquiries, and the Company and HSBC Retail Services will also enter into a long-term relationship, pursuant to which the Company will continue to receive compensation for certain marketing and servicing activities and on-going payments related to credit sales. This credit card transaction is expected to close by July 31, 2005, subject to customary regulatory review and closing conditions, and is not conditioned on the closing of the merger.

As discussed above under “The Merger—Background of the Merger,” all of the bidding groups, including the TPG/Warburg Pincus group, were periodically updated in an effort to ensure that their bids fully accounted for the value to the Company expected to be created through the credit card transaction, and the terms of the transaction entered into with HSBC Retail Services are substantially the same as those previously disclosed to the bidding groups. In addition to updating the bidding groups on the payments to be received in connection with the credit card transaction, the bidding groups were advised that the Company estimated that a credit card transaction likely would result in a net reduction to EBITDA of between approximately $11.4 million and $19.6 million annually.

THE MERGER AGREEMENT

The following summarizes material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the Company, Parent and Merger Sub as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Effective Time; The Marketing Period

The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of State of the state of Delaware on the closing date of the merger (or such later time as provided in the certificate of merger). So long as the marketing period has expired, the closing date will occur as soon as reasonably practicable after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived (or such other date as Parent and the Company may agree). In the event that all conditions have been satisfied but the marketing period has not expired, then the parties are not required to effect the closing until the earlier of:

•	a date during the marketing period specified by Merger Sub on no less than three business days’ notice to the Company; and

•	the final day of the marketing period.

The marketing period is defined in the merger agreement as the first period of 40 consecutive calendar days after the “Initiation Date” (defined below) throughout which:

•	Merger Sub and its financing sources shall have the financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and of the type and form customarily included in private placements under Rule 144A under the Securities Act, to consummate the offerings of debt securities contemplated by Merger Sub’s debt financing commitments at the time during the Company’s fiscal year such offerings will be made; and

•	nothing has occurred and no condition exists and there is no breach of any of the Company’s representations that would result in a material adverse effect and there has been no material breach by the Company of its obligations, agreements and covenants in the merger agreement; and

at the end of which, the Company has received stockholder approval of the merger agreement, no law or order by any governmental entity exists which prohibits or restrains consummation of the merger and the waiting period under the Hart-Scott-Rodino Act has terminated or has expired.

Pursuant to the merger agreement, the Initiation Date means the twentieth day after the date this proxy statement is first mailed to the Company’s stockholders, subject to the following two exceptions:

•	the twenty-day period will not commence until the Company has provided to Merger Sub the financial information required by the merger agreement that is described above; and

•	if the marketing period would end on or after August 15, 2005, the Initiation Date shall be the later of (1) September 1, 2005 and (2) the date the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2005 is filed with the SEC.

The purpose of the marketing period is to provide the Sponsors a reasonable and appropriate period of time during which they can market and place the permanent debt financing contemplated by the debt financing commitments for the purposes of financing the merger. Throughout this period Parent has agreed:

•	to use reasonable best efforts to maintain in effect the current financing commitments and to satisfy on a timely basis the conditions to obtaining the financing set forth in such commitments (subject to Parent’s right to replace or amend the commitments under specified circumstances); and

•	in the event that any portion of the debt financing becomes unavailable on the terms and conditions contemplated in such commitments, to use its reasonable best efforts to arrange alternative financing on terms not materially less beneficial to Merger Sub (as determined in the reasonable judgment of Parent) as promptly as practicable but in no event later than the last day of the marketing period.

In addition, in the event that any portion of the debt financing structured as high yield financing has not been consummated, then, subject to certain exceptions, Merger Sub must use the proceeds of the bridge financing to replace the high yield financing no later than the last day of the marketing period. See “—Parent Financing Commitments; Company Cooperation” below for a further discussion of Parent’s and Merger Sub’s covenants relating to the financing commitments.

As a result of the date on which this proxy statement is first being mailed to the Company’s stockholders, the marketing period will not be completed prior to August 15, 2005, and therefore the marketing period will not begin until the later of (1) September 1, 2005 and (2) the date on which the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2005 is filed with the SEC. For example, assuming that the Company files its 2005 Form 10-K on September 30, 2005 (which is the approximate date on which it would be filed based on when the Company filed its 2004 Form 10-K), and the required financial information has been provided to Merger Sub, the marketing period would commence on September 30, 2005. Then, so long as the conditions described above with respect to required financial information and the other conditions to Parent’s and Merger Sub’s obligations to effect the merger remain satisfied for 40 consecutive days following September 30, 2005, the marketing period would end on November 9, 2005 (assuming that on such date the merger agreement has been adopted by the Company’s stockholders, there is no law or order by any governmental entity existing that prohibits or restrains consummation of the merger. Parent and Merger Sub are not required to consummate the merger until the expiration of the marketing period.

Structure

At the effective time of the merger, Merger Sub will merge with and into us. Neiman Marcus will survive the merger and continue to exist after the merger as a wholly-owned subsidiary of Parent. All of the Company’s and Merger Sub’s properties, assets, rights, privileges, immunities, powers and franchises, and all of their debts, liabilities and duties, will become those of the surviving corporation. Following completion of the merger, the Company’s common stock will be delisted from the NYSE, deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and no longer publicly traded. The Company will be a privately held corporation and the Company’s current stockholders, other than any employees of the Company who may be permitted to invest in the surviving corporation (or its parent) and who choose to so invest, will cease to have any ownership interest in the Company or rights as Company stockholders. Therefore, such current stockholders of the Company will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.

Treatment of Stock and Options

Company Common Stock

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive $100.00 in cash, without interest and less any required withholding taxes, other than shares of Company common stock:

•	held in the Company’s treasury immediately prior to the effective time of the merger, which shares will be canceled without conversion or consideration;

•	owned by Merger Sub, Parent or any wholly-owned direct or indirect subsidiary of the Company or Parent immediately prior to the effective time of the merger, which shares will be canceled without conversion or consideration; and

•	held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Delaware law, which shares shall be entitled to only such rights as are granted by Delaware law.

After the effective time of the merger, each of our outstanding stock certificates or book-entry shares representing shares of common stock converted in the merger will represent only the right to receive the merger consideration without any interest. The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate or book-entry share.

Company Stock Options

At the effective time of the merger, each outstanding option, whether or not vested or exercisable, to acquire our common stock will be canceled (to the extent permitted under the governing plan documents and related agreements), and the holder of each stock option that has an exercise price of less than $100.00 will be entitled to receive from the surviving corporation as promptly as practicable thereafter an amount in cash, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to each option as of the effective time of the merger, multiplied by

•	the excess of $100.00, if any, over the exercise price per share of common stock subject to such option.

Restricted Shares and Stock Unit Awards

At the effective time of the merger, each outstanding share of our restricted stock, the restrictions of which have not lapsed immediately prior to the effective time of the merger, will become fully vested, free of such restrictions and, unless the subject of a proper demand for appraisal rights under Delaware law, will be converted into the right to receive $100.00 in cash, without interest and less any applicable withholding taxes.

Also, at the effective time of the merger, each outstanding right to receive shares of our common stock pursuant to a stock unit award under any of our stock or other incentive plans, whether or not vested, will be canceled (to the extent permitted by the applicable plan), and the holder of the stock unit will be entitled to receive the product of the number of shares previously subject to the stock unit and $100.00 in cash, without interest and less applicable withholding taxes.

Deferred Compensation Plans

At the Effective Time or as soon as practicable thereafter, and in no event more than five days following the effective time, all account balances under the Company’s key employee bonus plan, key employee deferred compensation plan and deferred compensation plan for non-employee directors will be paid out in cash to participants, less any required withholding taxes.

Exchange and Payment Procedures

At or prior to the effective time of the merger, Parent will deposit, or will cause to be deposited, in trust an amount of cash sufficient to pay the merger consideration to each holder of shares of our common stock with Mellon Investor Services LLC or a bank or trust company (the “paying agent”) reasonably acceptable to us. Promptly after the effective time of the merger, the paying agent will mail a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates or shares you may hold represented by book entry in exchange for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates (or book-entry shares) to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates (or book-entry shares). The paying agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum which is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for the merger consideration.

None of the paying agent, Parent or the surviving corporation will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the paying agent that remains undistributed to the holders of certificates evidencing shares of our common stock for twelve months after the effective time of the merger, will be delivered, upon demand, to the surviving corporation. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to Parent may only look to Parent or the surviving corporation for the payment of the merger consideration. Any portion of the merger consideration that remains unclaimed as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority will, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled to the merger consideration.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with the replacement requirements established by the paying agent, including, if necessary, the posting of a bond in a customary amount sufficient to protect the surviving corporation against any claim that may be made against it with respect to that certificate.

Representations and Warranties

We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ proper organization, good standing and qualification to do business;

•	our certificate of incorporation and bylaws;

•	our capitalization, including in particular the number of shares of our common stock, stock options and other equity-based interests;

•	our outstanding indebtedness for borrowed money;

•	our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the required vote of our stockholders in connection with the adoption of the merger agreement;

•	the approval and recommendation by our board of directors of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•	the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	compliance with applicable legal requirements;

•	our SEC filings since August 1, 2003, including the financial statements contained therein;

•	the absence of undisclosed liabilities;

•	the absence of a “material adverse effect” and certain other changes or events related to us or our subsidiaries since July 31, 2004;

•	legal proceedings and governmental orders;

•	employment and labor matters affecting us or our subsidiaries, including matters relating to our and our subsidiaries’ employee benefit plans;

•	our and our subsidiaries’ insurance policies;

•	real property;

•	taxes, environmental matters and material contracts;

•	accuracy and compliance as to form with applicable securities law of this proxy statement;

•	the receipt by us of a fairness opinion from JPMorgan;

•	the absence of undisclosed broker’s fees;

•	the amendment of our stockholders rights plan and the inapplicability of anti-takeover statutes to the merger;

•	intellectual property; and

•	affiliate transactions.

For the purposes of the merger agreement, “material adverse effect” means any change, circumstance, effect, event or occurrence that would be materially adverse to the assets, liabilities, business, financial condition or results of operations of the Company and our subsidiaries taken as a whole.

A “material adverse effect” will not have occurred, however, as a result of any change, circumstance, event or effect resulting from:

•	changes in general economic conditions, except if such changes have a disproportionate effect on us and our subsidiaries taken as a whole relative to other industry participants (which for purposes of the merger agreement is deemed to be participants in the luxury retail segments of the apparel, accessories, jewelry, beauty and decorative home products industries);

•	general changes or developments in the industries in which we or our subsidiaries operate, except if such changes have a disproportionate effect on us and our subsidiaries taken as a whole relative to other industry participants;

•	the announcement of the merger agreement and the transactions contemplated by the merger agreement, including any termination of, reduction in or similar negative impact on relationships with any of our or our subsidiaries’ customers, suppliers, distributors, partners or employees to the extent due to the announcement and performance of the merger agreement or the identity of the parties to the merger agreement, or the performance of the merger agreement, including compliance with the covenants set forth in the merger agreement;

•	any actions required under the merger agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the merger; or

•	changes in any tax laws or regulations or applicable accounting regulations or principles.

You should be aware that these representations and warranties are made by the Company to Parent and Merger Sub, may be subject to important limitations and qualifications agreed to by Parent and Merger Sub, may or may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement. See “Where You Can Find Additional Information.”

The merger agreement also contains various representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	their organization, valid existence and good standing;

•	their corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of litigation;

•	the absence of undisclosed broker’s fees;

•	debt and equity financing commitments;

•	their purpose of formation and prior activities;

•	the minimum initial capitalization of Merger Sub; and

•	their lack of ownership of our common stock.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions and unless Parent gives its prior written consent, between May 1, 2005 and the completion of the merger:

•	we and our subsidiaries will conduct business in the ordinary course of business; and

•	we will use reasonable best efforts to preserve substantially intact our business organization and to preserve our current relationships with customers, suppliers and other persons with which we have significant business relations.

We have also agreed that during the same time period, and again subject to certain exceptions or unless Parent gives its prior written consent (which consent will not be unreasonably withheld or delayed), we and our subsidiaries will not:

•	amend our certificate of incorporation or bylaws or amend or grant any waiver under our stockholders rights plan;

•	issue, deliver, sell, pledge, transfer, convey, dispose of, or encumber any of our or our subsidiaries’ equity interests, or any rights or other securities convertible into or exerciseable or exchangeable for such equity interests, except that we may issue shares of our common stock upon the exercise of options or in connection with other stock-based awards outstanding as of the date of the merger agreement, or as may be required under our stockholders rights plan;

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our or our subsidiaries’ capital stock, except for regular quarterly cash dividends on Company common stock or any dividends or distributions by our subsidiaries to us or one of our direct or indirect wholly-owned subsidiaries;

•	adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of our capital stock (other than the acquisition of shares tendered in connection with a cashless exercise of options or in order to pay taxes in connection with the exercise of options or the lapse of restrictions in respect of restricted stock or stock units), or adjust, recapitalize, reclassify, combine, split or subdivide any of our subsidiaries’ ownership interests;

•	acquire or license any, or any of the assets of or equity interests in, any corporation, partnership or other business organization or division, other than:

o	acquisitions and licenses having a value (including the amount of any assumed indebtedness) of less than $20,000,000 in the aggregate;

o	purchases of inventory and other assets in the ordinary course of business consistent with past practice or as required by existing agreements; and

o	pursuant to the exercise of the put provisions set forth in the Gurwitch Products, L.L.C. and Kate Spade LLC operating agreements (provided, that we are limited to a stated cap in respect of any proposed valuation of Kate Spade LLC);

•	sell, license or subject to a lien (other than those reflected on the consolidated financial statements of the Company) or dispose of any corporation, partnership or other business organization or division or any assets thereof or equity interests therein, other than:

o	pledges, sales, licenses and encumbrances for less than $20,000,000 in the aggregate; and

o	sales or dispositions of inventory and other assets in the ordinary course of business consistent with past practice or as required by existing agreements;

•	dispose of or enter into any other material transaction outside the ordinary course of business with respect to our credit card operations, other than a transaction (1) that would be treated as a sale under generally accepted accounting principles and (2) the aggregate proceeds from which will equal or exceed the par value of the credit card receivables;

•	other than in the ordinary course of business consistent with past practice, enter into or renew or amend in any material respect any material contract or any real property lease;

•	authorize any material new capital expenditures which are in excess of the Company’s capital expenditure budget;

•	enter into any new line of business outside of our existing business segments;

•	repurchase, incur or otherwise acquire, or modify in any material respect the terms of, any indebtedness for borrowed money, or assume or guarantee the obligations of any person, or make any loans or advances to or investments in, or grant any security interest in any of our assets to, any other person (other than one of our wholly-owned subsidiaries), other than:

o	in the ordinary course of business consistent with past practice; or

o	any letter of credit entered into in the ordinary course of business consistent with past practice for an amount less than $10,000,000 individually or in the aggregate;

•	arrange any issue of debt securities or commercial bank or other credit facilities that could be reasonably expected to compete with or impede or inhibit the debt financing related to the merger;

•	except as contemplated by the merger agreement or except to the extent required under any Company stock, incentive or benefit plan or arrangement or as required by applicable law,

o	increase or decrease the compensation or fringe benefits of any of our or our subsidiaries’ directors, officers, employees, independent contractors or consultants (except in the ordinary course of business with respect to independent contractors, consultants and employees who are not directors or officers);

o	grant any severance or termination pay not provided for under existing Company stock, incentive or benefit plans or arrangements;

o	enter into any employment, consulting, change of control or severance arrangement with any of our or our subsidiaries’ present or former directors, officers or other employees, independent contractors or consultants, enter into any collective bargaining agreement or enter into any new, or amend in any material respect or terminate any existing Company stock, incentive or benefit plan or arrangement,

o	exercise any discretion to accelerate the vesting or payment of any compensation or benefit under any Company stock, incentive or benefit plan or arrangement,

o	materially change any actuarial or other assumption used to calculate funding obligations with respect to any stock, incentive or benefit plan or arrangement or change the manner in which contributions to any Company stock, incentive or benefit plan or arrangement are made or the basis on which such contributions are determined, or

o	hire or terminate any executive officer other than termination for cause;

•	make any material change in any accounting policies or procedures except to conform to changes in generally accepted accounting principles or regulatory requirements with respect thereto;

•	other than in the ordinary course of business consistent with past practice or as required by applicable law,

o	make, change or revoke any material tax election or change any method of accounting;

o	enter into any settlement or compromise of any material tax liability;

o	file any amended tax return with respect to any material tax;

o	change any annual tax accounting period;

o	enter into any closing agreement relating to any material tax;

o	surrender any right to claim a material tax refund; or

o	waive or extend the statute of limitations in respect of any material tax (other than pursuant to extensions of time to file tax returns in the ordinary course of business);

•	settle or compromise any material litigation or claim against us, our subsidiaries or any of our directors or officers other than in the ordinary course of business consistent with past practice which in any event (1) do not exceed, in any individual case, $10,000,000 and (2) would not prohibit or materially restrict us and our subsidiaries from operating our business as we have historically;

•	adopt or enter into a plan of liquidation, dissolution, merger or other reorganization (other than the merger);

•	open or close (or commit to do the same) any retail locations other than those previously disclosed in our public filings with the SEC;

•	enter into or amend any arrangement or agreement with any of our or our subsidiaries’ executive officers, directors or affiliates or any person beneficially owning 5% or more of our common stock that would be required to be disclosed in our annual report filed with the Securities and Exchange Commission; or

•	agree to take any of the actions described above or any action which would reasonably be expected to prevent or materially delay or impede the consummation of the merger.

Stockholders Meeting

The merger agreement requires us, as soon as reasonably practicable, to call, give notice of and hold a meeting of our stockholders to adopt the merger agreement. Except to the extent necessary in order to comply with its fiduciary duties under applicable law, our board of directors is required to recommend that our stockholders vote in favor of adoption of the merger agreement and to use its reasonable best efforts to have the merger agreement adopted by our stockholders.

No Solicitation of Transactions

We have agreed that we, our subsidiaries and our respective directors, officers and employees will not, and we are required to use our reasonable best efforts to cause our and our subsidiaries’ representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any acquisition proposal;

•	engage in any negotiations or discussions concerning, or provide access to our and our subsidiaries’ properties, books and records or any confidential information or data to, any person relating to an acquisition proposal;

•	take any action to render the stockholders rights plan inapplicable to an acquisition proposal or the related transactions, exempt or exclude any person from the applicability of the stockholder rights plan in connection with any acquisition proposal or take any action to exempt any person from the restrictions on “business combinations” under section 203 of the Delaware General Corporation Law; or

•	waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligation of any person other than Parent or its affiliates unless our board of directors determines that such actions are necessary to comply with its fiduciary duties.

An “acquisition proposal” is any proposal or offer with respect to a tender offer or exchange offer, proposal for a merger, consolidation, or other business combination involving us and any of our subsidiaries or any proposal or offer to acquire in any manner an equity interest representing a 20% or greater economic or voting interest in the Company, or the assets, securities or other ownership interests of or in the Company or any of our subsidiaries representing 20% or more of the consolidated assets of the Company and our subsidiaries.

Except as described below, neither we nor our board of directors may recommend any acquisition proposal to our stockholders or approve any agreement with respect to an acquisition proposal. Prior to adoption of the merger agreement by our stockholders, however, we or our board of directors are permitted to provide access to our properties, books and records and provide other information and data in response to a request for such information or data or to engage in discussions or negotiations with, or provide any information to, a third party in connection with an unsolicited bona fide written acquisition proposal, if and only to the extent that before taking any of these actions our board of directors determines in its good faith judgment, after consultation with its outside legal counsel and financial advisors, that:

•	such action is required for our board of directors to comply with its fiduciary duties under applicable law; and

•	the applicable acquisition proposal will result in, or would reasonably be expected to result in, a “superior proposal” from the party that made the applicable acquisition proposal.

For purposes of the merger agreement, “superior proposal” means any acquisition proposal that:

•	relates to a proposal or offer to acquire in any manner an equity interest representing more than 50% of the equity interest in, or more than 50% of the consolidated assets of, the Company and our subsidiaries;

•	is reasonably capable of being consummated, taking into account all legal, financial, regulatory, timing, and similar aspects of the proposal and the person making the proposal; and

•	if consummated, would result in a transaction more favorable to our stockholders from a financial point of view than the transactions contemplated by the merger agreement.

Furthermore, if, at any time prior to the adoption of the merger agreement by our stockholders, our board of directors determines in its good faith judgment, after consultation with its outside legal counsel and financial advisors, that an unsolicited bona fide written acquisition proposal that did not result from a material breach of the provisions described in the previous paragraphs is a superior proposal, we may terminate the merger agreement, our board of directors may approve or recommend the superior proposal to our stockholders, and/or immediately prior to or concurrently with the termination of the merger agreement we may enter into any agreement, understanding, letter of intent or arrangement with respect to such superior proposal, as applicable, but only if:

•	we give Parent prior written notice that we have received a superior proposal and the material terms and conditions of such superior proposal;

•	Parent does not within three business days following our delivery of the notice of a superior proposal, make an offer that results in the acquisition proposal no longer constituting a superior proposal;

•	we negotiate in good faith with Parent regarding an increased offer by Parent; and

•	in case we terminate the merger agreement, we concurrently pay to Parent the $140.3 million termination fee. See “—Termination” and “—Fees and Expenses” below.

We have also agreed:

•	to terminate immediately any discussions or negotiations regarding acquisition proposals that were being conducted before the merger agreement was signed;

•	to notify Parent within 48 hours of our receipt of an acquisition proposal, including the material terms and conditions of the acquisition proposal and the identity of the third party making the proposal;

•	to keep Parent reasonably informed of the status and material terms and conditions of any proposals or offers; and

•	to provide a copy of all written materials provided to or by the Company in connection with such acquisition proposal.

Employee Benefits

For a period of two years after the effective time of the merger, Parent will cause the surviving corporation and its subsidiaries to:

•	maintain the severance-related provisions of existing Company plans and provide 100% of the severance related payments and benefits required thereunder to any Company employee not covered by a collective bargaining agreement and employed by the Company or any of our subsidiaries at the effective time; and

•	maintain, for any Company employee not covered by a collective bargaining agreement and employed by the Company or any of our subsidiaries at the effective time, salary or hourly wage rate and target cash bonus opportunities, excluding equity and equity equivalents, and benefits that in the aggregate are no less favorable than the compensation and benefits maintained for such employees immediately prior to the effective time.

After completion of the merger, Parent will, for fiscal year 2005, honor the terms and obligations of the Company’s fiscal year 2005 annual bonus program and administer the program consistent with our historic annual bonus programs and any individual agreements with our employees.

Parent will also recognize and give effect to:

•	our employees’ prior service with the Company for purposes of eligibility and vesting (but not for any benefit accruals, except for vacation and severance, if applicable, under any Company benefit plan) under any employee compensation, incentive or benefit plans that are maintained for the benefit of our employees (other than those operating under a collective bargaining agreement) after the merger to the same extent as that service is recognized by the Company before the merger;

•	for the fiscal year in which the closing of the merger occurs, any amounts paid by, and amounts reimbursed to, our employees under existing welfare plans for purposes of determining the employee deductible or out-of-pocket limitations under any welfare benefit plans that our employees will be eligible to participate in after the merger and waive any pre-existing condition or eligibility limitations under welfare benefit plans;

•	Parent will also cause the surviving corporation from and after the effective time of the merger, to honor in accordance with their terms existing employment, change in control, severance and termination, equity-based and bonus arrangements, and all obligations under outstanding restoration plans, equity-based plans, programs or agreements, bonus plans or programs, bonus deferral plans, vested and accrued benefits under any employee benefit plan, program or arrangement of the Company or its subsidiaries in effect as of the effective time of the merger.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, each party has agreed to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including making filings under the Hart-Scott-Rodino Act and under the antitrust laws of foreign jurisdictions for which similar filings are required. In addition, each party has agreed to cooperate and use reasonable best efforts to resolve any objections or suits brought by any governmental entity or private third party challenging any of the transactions contemplated by the merger agreement as being in violation of any antitrust law. Such efforts include agreeing to sell, hold separate or otherwise dispose of or conduct such party’s business in a manner which would resolve such objections or suits.

Without the prior written consent of Parent, we and our subsidiaries are prohibited from paying or committing to pay to any person whose approval or consent (other than a governmental entity) with respect to the merger is being solicited any cash or other consideration or from incurring any liability or other obligation to any such person.

Parent Financing Commitments; Company Cooperation

Parent has agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to:

•	maintain in effect the financing commitments and to satisfy on a timely basis the conditions to obtaining the financing set forth therein, subject to its right to replace or amend the debt financing commitments to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the debt financing commitments as of the date of the merger agreement or otherwise, so long as the terms are not materially less beneficial to Merger Sub, including with respect to conditionality, than those in the debt financing commitments in effect on the date of the merger agreement as determined in the reasonable judgment of Parent;

•	enter into definitive financing agreements with respect to the debt financing as contemplated by the debt financing commitments or on other terms not materially less beneficial to Merger Sub, including with respect to conditionality, as determined in the reasonable judgment of Parent; and

•	consummate the financing at or prior to the closing.

In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt financing commitments, Parent shall use its reasonable best efforts to arrange alternative financing in an amount sufficient to consummate the merger and related transactions on terms not materially less beneficial to Merger Sub (as determined in the reasonable judgment of Parent) as promptly as practicable but in no event later than the last day of the marketing period. In addition, Parent and Merger Sub have agreed that:

•	in the event that

o	any portion of the debt financing structured as high yield financing has not been consummated;

o	subject to limited exceptions, all closing conditions contained in the merger agreement have been satisfied; and

o	the bridge facilities contemplated by the debt financing commitments or alternative bridge financing is available on terms and conditions described in the debt financing commitments (or replacements thereof contemplated by the merger agreement);

then Merger Sub will use the proceeds of the bridge financing to replace the high yield financing no later than the last day of the marketing period (see “—Effective Time; The Marketing Period” above for a discussion of the marketing period); and

•	Merger Sub will exercise the reallocation rights provided for under the debt financing commitments to the extent necessary to arrange the debt financing described in the debt financing commitments in order to maximize the borrowing capacity under such commitments.

Parent is required to keep us informed on a reasonably current basis of the status of its efforts to arrange the debt financing and to provide us with copies of all documents related to the debt financing (other than ancillary documents subject to confidentiality agreements).

We have agreed, and have agreed to cause our subsidiaries (and our and their respective officers, employees, representatives and advisors) to, provide such cooperation as may be requested by Parent that is necessary, proper or advisable in connection with the debt financing, including:

•	participation in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies;

•	assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents;

•	executing and delivering any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent;

•	furnishing Parent (and Merger Sub) and their financing sources with the financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in private placements under Rule 144A under the Securities Act, to consummate the offerings of debt securities contemplated by Merger Sub’s debt financing commitments at the time during the Company’s fiscal year such offerings will be made;

•	satisfying the conditions in the debt financing commitments relating to the delivery of certain financial projections in customary form, certain audited and unaudited historical financial statements and a preliminary offering memorandum or prospectus (including pro forma financial information) for the offerings of debt securities contemplated by Merger Sub’s debt financing commitments, in each case to the extent the satisfaction of such conditions requires the cooperation of the Company;

•	using reasonable best efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance as reasonably requested by Parent;

•	taking all actions necessary to permit the prospective lenders involved in the financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures for the purposes of establishing collateral arrangements and to establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing;

•	obtaining any necessary rating agencies’ confirmations or approvals for the debt financing relating to the Company’s existing credit card receivables financing facility; and

•	taking all corporate actions necessary to permit the consummation of the debt financing and to permit the proceeds thereof to be made available to the Company.

Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	Stockholder Approval. The adoption of the merger agreement by our stockholders.

•	No Law or Orders. No law or order having been enacted or entered by a U.S. or state governmental authority that prohibits, restrains or enjoins the completion of the merger.

•	Regulatory Approvals. The waiting period under the Hart-Scott-Rodino Act having been terminated or expired (which condition was satisfied on May 25, 2005).

The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•	Representations and Warranties.

o	our representations and warranties regarding certain matters relating to our capitalization, amendment of our stockholder rights plan and the applicability of certain takeover statutes must be true and correct when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date, and except where the failure of such representations and warranties to be true and correct would be immaterial to Parent and Merger Sub; and

o	all other representations and warranties made by us (generally disregarding all materiality qualifications) must be true and correct when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date, and except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

•	Compliance with Covenants. The performance, in all material respects, by us of our covenants and agreements in the merger agreement.

•	Closing Certificate. Our delivery to Parent at closing of a certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.

Our obligation to complete the merger is subject to the following additional conditions:

•	Representations and Warranties. The truth and correctness in all material respects of Parent’s and Merger Sub’s representations and warranties as of the date the merger is completed, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true in all material respects only as of that date.

•	Compliance with Covenants. The performance, in all material respects, by Parent and Merger Sub of their covenants and agreements in the merger agreement.

•	Closing Certificate. The delivery at closing by each of Parent and Merger Sub of a certificate with respect to the satisfaction of the conditions relating to Parent’s and Merger Sub’s representations, warranties, covenants and agreements.

Other than the conditions pertaining to the Company stockholder approval, the absence of governmental orders and the expiration or termination of the HSR Act waiting period, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may elect to waive conditions to their respective performance and complete the merger. We do not anticipate re-soliciting our stockholders for approval of any such waiver unless we propose to waive a condition and such waiver would be material to our stockholders, in which case we would re-solicit the vote of our stockholders. None of the Company, Parent or Merger Sub, however, has any intention to waive any condition as of the date of this proxy statement. In addition, as of the date of this proxy statement none of the Company, Parent or Merger Sub is aware of any material uncertainty as to any of the conditions to the completion of the merger.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, as follows:

•	by mutual written consent of the parties;

•	by either Parent or the Company, if:

o	the Company stockholders do not adopt the merger agreement at the special meeting or any postponement or adjournment thereof;

o	a court or other governmental entity located or having jurisdiction within the United States has issued a final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the merger and such order or other action is final and non-appealable;

o	the closing has not occurred on or before November 1, 2005, provided that if the marketing period has not ended on or before August 15, 2005, then such date is extended to the earlier of (A) the tenth business day following the final day of the marketing period and (B) December 16, 2005 (and in certain specified circumstances in connection with regulatory issues such date may be extended by either Parent or us by three months beyond either applicable date);

o	if the terminating party is not in breach and there is a material breach by the non-terminating party of any of its representations, warranties, covenants or agreements in the merger agreement such that the closing conditions would not be satisfied and which cannot be cured or has not been cured prior to the earlier of:

■	20 business days following notice;

■	the termination date; and

■	with respect to a termination by us due to a breach by Parent or Merger Sub in connection with obtaining the proceeds pursuant to the financing arrangements or using such proceeds as contemplated in the merger agreement, the final day of the marketing period;

•	by Parent, if our board of directors withdraws or adversely modifies its recommendation or approval of the merger agreement or recommends or approves another acquisition proposal;

•	by the Company, prior to adoption of the merger agreement by the Company stockholders, if we receive an alternative proposal that is a superior proposal, but only after we have provided notice to Parent regarding the superior proposal and provided Parent with at least a three business day period, during which time we must negotiate in good faith with Parent, to enable Parent to make an offer that results in the alternative proposal no longer being a superior proposal, and only if we concurrently pay to Parent the termination fee described below under “Fees and Expenses.”

Fees and Expenses

Payable by the Company

We have agreed to reimburse Parent’s transaction expenses, up to a limit of $20 million, if either the Company or Parent terminates the merger agreement because of the failure to receive Company stockholder approval at the special meeting or any postponement or adjournment thereof.

In addition, we have agreed to pay to Parent a termination fee of $140.3 million if:

•	the merger agreement is terminated by either party due to the failure to receive Company stockholder approval at the special meeting or any postponement or adjournment thereof; and

o	prior to the stockholder meeting, an acquisition proposal has been made known to us or publicly disclosed and has not been irrevocably withdrawn; and

o	within 12 months after the termination, we enter into an agreement with respect to an acquisition proposal or a transaction pursuant to an acquisition proposal is completed;

•	the merger agreement is terminated by Parent due to a material breach by us of our representations, warranties, covenants or agreements such that the closing conditions would not be satisfied and such breach has not been cured within the specified time; and

o	prior to such breach, an acquisition proposal has been made known to us or publicly disclosed and has not been irrevocably withdrawn; and

o	within 12 months after the termination, we enter into an agreement with respect to an acquisition proposal or a transaction pursuant to an acquisition proposal is completed;

•	the merger agreement is terminated by Parent because the merger is not completed prior to November 1, 2005 (or December 16, 2005 or such later date as may be applicable); and

o	prior to termination of the merger agreement, an acquisition proposal has been made known to us or publicly disclosed and has not been irrevocably withdrawn; and

o	within 12 months after the termination, we enter into an agreement with respect to an acquisition proposal or a transaction pursuant to an acquisition proposal is completed;

•	Parent has terminated the merger agreement because our board of directors has withdrawn, modified or adversely changed its recommendation of the merger or recommended or approved another acquisition proposal; or

•	the Company has terminated the merger agreement, prior to the stockholders meeting, if we receive an alternative proposal that is a superior proposal, but only after we have provided notice to Parent regarding the superior proposal and provided Parent with at least a three business day period, during which time we must negotiate in good faith with Parent, to enable Parent to make an offer that results in the alternative proposal no longer being a superior proposal.

If we are obligated to pay a termination fee, any amounts previously paid to Parent as expense reimbursement will be credited toward the termination fee amount payable by us. For purposes of determining whether a termination fee is payable by us, an “acquisition proposal” is any proposal or offer to acquire in any manner an equity interest representing a 50% or greater economic or voting interest in the Company, or the assets, securities or other ownership interests of or in the Company or any of our subsidiaries representing 50% or more of the consolidated assets of the Company and our subsidiaries.

Payable by Parent or Merger Sub

Parent has agreed to pay us a termination fee of $140.3 million if:

•	we terminate the agreement due to a breach by Parent or Merger Sub of its obligation to effect the closing of the merger, and deposit funds with the paying agent sufficient to pay the merger consideration, once the closing conditions have been satisfied and the marketing period has expired; and

•	Parent and Merger Sub fail to effect the closing and satisfy such obligations because of a failure to receive the proceeds of one or more of the debt financings contemplated by the debt financing commitments or because of their refusal to accept debt financing on terms materially less beneficial to Merger Sub than the terms set forth in one or more of the debt financing commitments.

This termination fee is our sole and exclusive remedy against Parent, Merger Sub and their affiliates in the event that we terminate the agreement due to a breach by Parent or Merger Sub of its obligation to effect the closing of the merger, and deposit funds with the paying agent sufficient to pay the merger consideration, once the closing conditions have been satisfied and the marketing period has expired, so long as both of the following conditions are satisfied:

•	Parent and Merger Sub fail to effect the closing and satisfy such obligations because of:

o	a failure to receive the proceeds of one or more of the debt financings contemplated by the debt financing commitments (other than as a result of a reduction in such proceeds pursuant to the terms of the debt financing commitments, including for this purpose a failure to satisfy any condition relating to a leverage ratio or other financing test contained in the debt financing commitments) that, together with the amount of equity financing committed pursuant to the equity financing commitments, are sufficient to fund the payment of the merger consideration and related fees and expenses contemplated by the merger agreement; or

o	their refusal to accept debt financing on terms materially less beneficial to Merger Sub than the terms set forth in one or more of their debt financing commitments; and

•	Parent and Merger Sub are not otherwise in breach of the merger agreement so that our conditions to closing relating to Parent’s performance of its covenants would not be satisfied.

In the event these conditions are not satisfied then in addition to the termination fee payable to the Company, we may be able to pursue a damages claim against Parent and Merger Sub. The aggregate liability of Parent and Merger Sub (together with that of their affiliates, stockholders, partners, members, directors, officers and agents) for all losses and damages suffered by us arising from or in connection with breaches by them of the representations, warranties, covenants and agreements contained in the merger agreement, however, is in all events capped at $500 million.

Amendment and Waiver

Subject to applicable law, the merger agreement may be amended by the written agreement of the parties at any time prior to the closing date of the merger, whether before or after the adoption of the merger agreement by our stockholders, unless the merger agreement has already been adopted by our stockholders and under applicable law such amendment would require the further approval of the Company’s stockholders.

The merger agreement also provides that, at any time prior to the effective time of the merger, any party may, by written agreement:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement which may be legally waived.

THE STOCKHOLDER AGREEMENT

The following is a summary of the material terms of the stockholder agreement among Parent, Merger Sub and the Smith Family Holders. This summary is qualified in its entirety by reference to the complete text of the stockholder agreement, a copy of which is attached to this proxy statement as Annex B and is incorporated by reference into this document. Neiman Marcus stockholders are urged to read the stockholder agreement in its entirety.

Concurrently with the execution and delivery of the merger agreement, Parent and Merger Sub entered into a stockholder agreement with Richard A. Smith, the Chairman of our board of directors, and members of his family, including Robert A. Smith and Brian J. Knez, the co-Vice Chairmen of our board. As of the date of the stockholder agreement, the Smith Family Holders were the beneficial owners of 6,055,057 shares of Neiman Marcus common stock (consisting of 16,471 shares of Class A common stock and 6,038,586 shares of Class B common stock). As of the date of the stockholder agreement, the aggregate number of shares of Class A common stock and Class B common stock beneficially owned by the Smith Family Holders which are subject to the stockholder agreement represented approximately 12.4% of the voting power and total number of outstanding Company shares. We refer to the Neiman Marcus shares beneficially owned by the Smith Family Holders, together with any shares of common stock issued upon exercise of any of their options and any other Neiman Marcus shares over which the Smith Family Holders acquire beneficial ownership after the date of the stockholder agreement as the “Subject Shares.”

Pursuant to the stockholder agreement, the Smith Family Holders have agreed that, during the period from and including May 1, 2005 through and including the earliest to occur of (a) the closing of the merger and (b) the termination of the merger agreement in accordance with its terms (the “voting period”), they will vote or execute consents with respect to the Subject Shares beneficially owned by them on the applicable record date, at any meeting or in connection with any proposed action by written consent of the Company’s stockholders, with respect to any of the following matters:

•	in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement; and

•	against:

(1)	any alternative transaction offer made prior to the termination of the merger agreement (other than one made by Parent);

(2)	any extraordinary dividend or distribution by the Company or any of our subsidiaries;

(3)	any change in the capital structure of the Company or any of our subsidiaries (other than pursuant to the merger agreement); and

(4)	any other action that would reasonably be expected to, in any material respect, prevent, impede, interfere with, delay, postpone, frustrate the purposes of or attempt to discourage the transactions contemplated by the merger agreement.

In connection with the performance of the obligations of the Smith Family Holders under the stockholder agreement, each Smith Family Holder irrevocably appointed Parent as his, her or its proxy and attorney-in-fact to vote his, her or its Subject Shares to the extent described above and agreed not to grant any other proxy or take any actions that are inconsistent with or that would impede such holder’s performance of the stockholder agreement. The proxy and power of attorney granted by the Smith Family Holders pursuant to the stockholder agreement will terminate only upon the expiration of the voting period.

Under the stockholder agreement, each Smith Family Holder has agreed not to transfer or encumber his, her or its Subject Shares, including by:

•	granting any proxies or entering into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares in a manner inconsistent with the terms of the stockholder agreement;

•	voluntarily taking any action that would or is reasonably likely to make any representation or warranty contained in the stockholder agreement untrue or incorrect in any material respect or have the effect in any material respect of preventing such Smith Family Holder from performing its obligations under the stockholder agreement; or

•	voluntarily selling, assigning, encumbering or otherwise disposing of, or entering into any contract or other arrangement with respect to the direct or indirect sale, assignment, encumbrance or other disposition of, any Subject Shares during the term of the stockholder agreement, except for transfers to any Smith Family Holder or person who becomes bound by the stockholder agreement or to charitable organizations (provided such shares transferred to a charitable organization constitute, in the aggregate not more than a certain cap).

In addition, the Smith Family Holders have agreed that during the voting period, they will not solicit or initiate any alternative acquisition proposal or engage in any negotiations with or furnish any nonpublic information relating to the Company to any person that may be considering making, or has made or agreed to endorse, an alternative acquisition proposal and will provide Parent and Merger Sub with prompt notice of receipt of any alternative acquisition proposal or request for information from any such person.

The stockholder agreement will terminate on the earliest to occur of (i) the effective time of the merger and (ii) the termination of the merger agreement in accordance with its terms.

MARKET PRICE OF THE COMPANY’S STOCK

Our Class A common stock and Class B common stock are traded on the NYSE under the symbols “NMG.A” and “NMG.B”, respectively. The following table sets forth the high and low sales prices per share of our common stock on the NYSE for the periods indicated.

Market Information

	Class A Common Stock		Class B Common Stock
	High	Low	High	Low
Fiscal Year Ended August 2, 2003
1st Quarter	$31.70	$24.95	$28.79	$22.70
2nd Quarter	$31.58	$28.01	$29.05	$25.61
3rd Quarter	$32.05	$26.05	$30.10	$23.87
4th Quarter	$40.30	$31.75	$37.60	$29.45

Fiscal Year Ended July 31, 2004
1st Quarter	$48.00	$38.90	$44.25	$36.25
2nd Quarter	$55.78	$48.20	$51.85	$44.20
3rd Quarter	$59.18	$48.55	$55.54	$45.25
4th Quarter	$55.65	$48.00	$52.15	$44.76

Fiscal Year Ending July 30, 2005
1st Quarter	$60.89	$49.52	$56.80	$46.53
2nd Quarter	$73.40	$60.15	$68.70	$56.16
3rd Quarter	$100.98	$65.96	$100.00	$61.15
4th Quarter (through June 23, 2005)	$97.55	$92.13	$97.10	$91.66

The closing sale price of our Class A common stock and Class B common stock on the NYSE on April 29, 2005, which was the last trading day before we announced the merger, was $98.32 and $97.20 per share, respectively. On [•], 2005, the last trading day before the date of this proxy statement, the closing price for the Company’s Class A common stock and Class B common stock on the NYSE was $[•] and $[•]. You are encouraged to obtain current market quotations for the Company’s common stock in connection with voting your shares.

As of [•], 2005, the last trading day before the date of this proxy statement, there were [•] registered holders of Neiman Marcus Class A common stock, [•] registered holders of Neiman Marcus Class B common stock and no holders of Class C common stock.

The following table sets forth dividends announced and paid (except in the case of the 2005 4th quarter dividend, which was announced on June 21, 2005 and is payable on August 12, 2005) in respect of Neiman Marcus common stock, on a per share basis for the periods indicated. No dividends were declared on the Company’s common stock during the fiscal year ended August 2, 2003. Holders of the Company’s Class A common stock and Class B common stock share equally in any dividends declared by the Company.

Dividends per Class A Common Stock and Class B Common Stock
Fiscal Year Ended July 31, 2004
1st Quarter	0
2nd Quarter	$0.13
3rd Quarter	$0.13
4th Quarter	$0.13
Total	$0.39

Fiscal Year Ending July 30, 2005
1st Quarter	$0.13
2nd Quarter	$0.15
3rd Quarter	$0.15
4th Quarter	$0.15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock of the Company beneficially owned, as of June 23, 2005, by our Chief Executive Officer and the next four most highly compensated current executive officers, each of our directors, all of our directors and executive officers as a group and any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) who is known by the Company to be the beneficial owner of more than five percent of any class of the Company’s common stock. As of June 23, 2005, 48,947,578 shares of common stock of the Company were outstanding (29,525,199 shares of Class A common stock and 19,422,379 shares of Class B common stock), and the ownership percentages reflected in the table below are based on the number of shares outstanding as of such date.

	Class A Common Stock		Class B Common Stock		Percentage of Total Common Stock
Name of Beneficial Owner	Number (1)	Percentage of Class	Number (1)	Percentage of Class

Smith Family Holders(2) c/o Richard A. Smith 1280 Boylston Street Chestnut Hill, MA 02467	127,471	*	6,038,586	31.1%	12.6%
Richard A. Smith(1)(2)	—	—	3,161,092	16.6%	6.6%
Nancy L. Marks(2) 110 Lyman Rd. Chestnut Hill, MA 02467	—	—	2,953,609	15.0%	6.0%
Gabelli Funds, LLC(3) One Corporate Center Rye, NY 10580	887,034	3.0%	2,934,149	15.1%	7.8%
PRIMECAP Management Company(4) 225 South Lake Avenue Pasadena, CA 91101	2,642,239	8.3%	1,341,525	6.9%	7.8%
FMR Corp. (5) 82 Devonshire Street Boston, MA 02109	1,716,600	5.8%	—	—	3.5%
Southeastern Asset Management, Inc.(6) 6410 Poplar Avenue Memphis, TN 38119	1,789,500	6.1%	1,733,500	8.9%	7.2%
Vanguard/Primecap Fund (7) 100 Vanguard Blvd. Malvern, PA 19355	1,800,000	6.1%	1,028,811	5.3%	5.8%
Wellington Management Company, LLP(8) 75 State Street Boston, MA 02109	3,023,400	10.2%	—	—	6.2%
The Hartford Series Fund, Inc. (9) 200 Hopmeadow Street Simsbury, CT 06089	1,830,200	6.2%	—	—	3.7%
Atticus Capital, L.L.C. (10) 152 West 57th St. New York, NY 10019	1,660,000	5.6%	—	—	3.4%
Robert A. Smith (2) (11)	63,480	*	368,177	1.9%	*
Brian J. Knez (2) (12)	63,991	*	136,884	0.7%	*

	Class A Common Stock		Class B Common Stock		Percentage of Total Common Stock
Name of Beneficial Owner	Number (1)	Percentage of Class	Number (1)	Percentage of Class
Burton M. Tansky (13)	456,980	1.5%	—	—	*
Karen W. Katz (14)	151,826	*	—	—	*
Brendan L. Hoffman (15)	21,566	*	—	—	*
James E. Skinner (16)	70,759	*	—	—	*
James J. Gold (17)	33,338	*	—	—	*
Matina S. Horner (18)	14,429	*	—	—	*
Vincent M. O’Reilly (18)	5,899	*	218	*	*
Walter J. Salmon (18)	15,041	*	—	—	*
Paula Stern (18)	5,501	*	—	—	*
John R. Cook (18)	2,871	*	3,000	*	*
Gary L. Countryman (18)	6,512	*	—	—	*
Carl Sewell (18)	2,291	*	5,000	*	*
All current executive officers and directors as a group (18 persons) (19)	957,470	3.2%	3,674,371	18.9%	9.3%

*Less than 1%.

(1)	Unless otherwise indicated in the following footnotes, each stockholder referred to above has sole voting and dispositive power with respect to the shares listed. Certain of the shares included in the table have been counted more than once because of certain rules and regulations of the SEC. The total number of shares owned by, or for the benefit of, Richard A. Smith, Nancy L. Marks and members of their families is as shown for the Smith Family Holders. See Note 2 below. Mr. Smith disclaims beneficial ownership of 1,709,486 shares of Class B common stock held by various family trusts, foundations and companies. Mrs. Marks disclaims beneficial ownership of 1,314,516 shares of Class B common stock held by various family trusts, foundations and companies.

(2)	The Smith Family Holders include Richard A. Smith, Chairman of the Company; Nancy L. Marks, Mr. Smith’s sister; Robert A. Smith, Co-Vice Chairman of the Company, and Brian J. Knez, Co-Vice Chairman of the Company, who are, respectively, the son and son-in-law of Richard A. Smith; other members of their families; and various family trusts, foundations and companies. The Smith Family Holders possess sole or shared voting power over all of the shares shown in the table.

In connection with the merger, the Smith Family Holders filed Amendment No. 1 to Schedule 13D with the SEC which discloses that the Smith Family Holders have entered into the stockholder agreement relating to the merger. See “The Stockholder Agreement.”

(3)	The information reported with respect to the Class A common stock and Class B common stock is based on a Schedule 13F, dated February 11, 2005, filed with the SEC by Gabelli Funds, Inc. and its affiliates. Gabelli Funds, Inc. and its affiliates have shared voting power with respect to 26,400 shares and sole dispositive power with respect to 3,652,460 shares reported in the table.

(4)	The information reported with respect to the Class A common stock is based on an Amendment No. 8 to Schedule 13G, dated March 23, 2005, filed with the SEC by PRIMECAP Management Company. PRIMECAP Management Company has sole dispositive power with respect to all of the shares reported in the table and sole voting power with respect to 567,139 shares. With respect to Class B common stock, the information reported is based on a Schedule 13F, dated March 23, 2005, filed with the SEC by PRIMECAP Management Company. PRIMECAP Management Company has sole voting power with respect to 263,348 shares and sole dispositive power with respect to all shares reported in the table.

(5)	The information reported is based on a Schedule 13G, dated February 14, 2005, filed with the SEC by FMR Corp. FMR Corp. has shared voting and sole dispositive power with respect to all the shares reported in the table.

(6)	The information reported with respect to the Class A common stock is based on Amendment No. 4 to Schedule 13G, dated February 7, 2005, filed with the SEC by Southeastern Asset Management, Inc. Southeastern Asset Management, Inc. has sole voting power with respect to 1,514,500 shares and sole dispositive power with respect to all of the shares listed in the table. With respect to Class B common stock, the information reported is based on Amendment No. 6 to Schedule 13G, dated April 7, 2005, filed with the SEC by Southeastern Asset Management, Inc. Southeastern Asset Management, Inc. has sole voting and dispositive power with respect to 1,498,000 shares and shared voting and shared dispositive power with respect to 235,500 shares.

(7)	The information reported with respect to the Class A common stock is based on Amendment No. 5 to Schedule 13G, dated February 14, 2005, filed with the SEC by Vanguard/Primecap Fund. With respect to Class B common stock, the information reported is based on Amendment No. 8 to Schedule 13G, dated February 14, 2005, filed with the SEC by Vanguard/Primecap Fund Inc. Vanguard/Primecap Fund. has sole voting power with respect to all the shares reported in the table.

(8)	The information reported is based on Amendment No. 4 to Schedule 13G, dated February 14, 2005, filed with the SEC by Wellington Management Company, LLP. Wellington Management Company, LLP has shared voting with respect to 3,017,700 shares and shared dispositive power with respect to all of the shares reported in the table.

(9)	The information reported is based on Amendment No. 2 to Schedule 13G, dated February 10, 2005, filed with the SEC by The Hartford Series Fund, Inc. The Hartford Series Fund, Inc. has shared voting and shared dispositive power with respect to all the shares reported in the table.

(10)	The information reported is based on Schedule 13G, dated May 2, 2005, filed with the SEC by Atticus Capital, L.L.C. Atticus Capital, L.L.C. has sole voting and sole dispositive power with respect to all the shares reported in the table.

(11)	Includes 55,500 shares of Class A common stock that are subject to outstanding options exercisable within 60 days of June 23, 2005. All of the shares reported by Mr. Smith are included in the shares owned by the Smith Family Holders. See Note 2. Mr. Smith disclaims beneficial ownership of 55,058 shares of Class B common stock held by various family trusts.

(12)	Includes 55,500 shares of Class A common stock that are subject to outstanding options exercisable within 60 days of June 23, 2005. All of the shares owned by Mr. Knez are included in the shares owned by the Smith Family Holders. See Note 2. Mr. Knez disclaims beneficial ownership of 131,597 shares of Class B common stock held by his spouse and by various family trusts and foundations.

(13)	Includes 313,600 shares of Class A common stock that are subject to outstanding options exercisable within 60 days of June 23, 2005. Also includes 29,590 shares of restricted Class A common stock over which Mr. Tansky has voting but not dispositive power and 113,790 shares of restricted stock units over which Mr. Tansky has no voting and no dispositive power.

(14)	Includes 40,500 shares of Class A common stock that are subject to outstanding options exercisable within 60 days of June 23, 2005. Also includes 76,980 shares of restricted Class A common stock over which Ms. Katz has voting but not dispositive power, 23,212 shares of restricted stock units over which Ms. Katz has no voting and no dispositive power, and 1,089 shares of Class A common stock allocated to Ms. Katz under the Company’s employee savings plan as to which Ms. Katz shares voting power with the trustee.

(15)	Includes 7,300 shares of Class A common stock that are subject to outstanding options exercisable within 60 days of June 23, 2005. Also includes 11,055 shares of restricted Class A common stock over which Mr. Hoffman has voting but not dispositive power and 1,739 shares of restricted stock units over which Mr. Hoffman has no voting and no dispositive power.

(16)	Includes 20,000 shares of Class A common stock that are subject to outstanding options exercisable within 60 days of June 23, 2005. Also includes 37,703 shares of restricted Class A common stock over which Mr. Skinner has voting but not dispositive power and 13,056 shares of restricted stock units over which Mr. Skinner has no voting and no dispositive power.

(17)	Includes 19,955 shares of restricted Class A common stock over which Mr. Gold has voting but not dispositive power and 13,056 shares of restricted stock units over which Mr. Gold has no voting and no dispositive power.

(18)	Dr. Horner, Dr. Stern, Mr. O’Reilly, Dr. Salmon, Mr. Countryman, Mr. Cook and Mr. Sewell each hold, respectively, 14,429; 5,501; 5,099; 5,099; 5,512; 2,871; and 2,291 common stock-based units which are included in the table. These directors do not have voting or dispositive power with respect to these common stock-based units.

(19)	Includes (i) 499,800 shares of Class A common stock that are subject to outstanding options exercisable within 60 days of June 23, 2005, (ii) 187,952 shares of restricted Class A common stock over which individuals in the group have voting but not dispositive power, (iii) 220,927 shares of restricted stock units and stock-based units referred to in Note 18 above over which individuals in the group have no voting and no dispositive power, and (iv) 1,089 shares of Class A common stock allocated to an individual in the group under the Company’s employee savings plan as to which such individual shares voting power with the trustee.

RIGHTS OF APPRAISAL

Under the DGCL, you have the right to demand appraisal in connection with the merger and to receive, in lieu of the merger consideration, payment in cash for the fair value of your common stock of the Company as determined by the Delaware Court of Chancery. The Company’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the adoption of the merger agreement. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to the Company a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•	You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of the Company’s common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of the Company’s common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the adoption of the merger agreement and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal.

All demands for appraisal should be in writing and addressed to The Neiman Marcus Group, Inc., One Marcus Square, 1618 Main Street, Dallas, Texas 75201, Attention: General Counsel, before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of the Company’s common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). The demand should specify the holder’s name and mailing address and the number of shares registered in the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of the Company’s common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for such stockholder’s shares of the Company’s common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file such a petition in the event there are dissenting stockholders. Accordingly, it is the obligation of the Company’s stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of the Company’s common stock within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of the Company’s common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of such stockholder’s demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Company common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, the Company’s stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless Neiman Marcus has received contrary instructions from one or more of the stockholders. Neiman Marcus will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to The Neiman Marcus Group, Inc., One Marcus Square, 1618 Main Street, Dallas, Texas 75201, Attention: Brenda Sanders, telephone: (214) 743-7615. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting Neiman Marcus at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2006 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2006 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy statement and form of proxy for the 2006 annual meeting pursuant to Rule 14a-8, proposals of stockholders must have been received by us no later than July 25, 2005 and must comply with Rule 14a-8. If the date of the 2006 annual meeting, if any, is changed by more than 30 days from January 14, 2006, then in order to be considered for inclusion in the Company’s proxy materials, proposals of stockholders intended to be presented at the 2006 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy materials for the 2006 annual meeting. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by certified mail, return receipt requested, to The Neiman Marcus Group, Inc., One Marcus Square, 1618 Main Street, Dallas, Texas 75201, Attention: Corporate Secretary.

In addition, our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the NYSE at:

20 Broad Street

New York, NY 10005

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at The Neiman Marcus Group, Inc., One Marcus Square, 1618 Main Street, Dallas, Texas 75201, Attention: Investor Relations. If you would like to request documents, please do so by [•], in order to receive them before the special meeting.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

Company Filings:	Periods:

Annual Report on Form 10-K/A	Year ended July 31, 2004 (as amended)

Quarterly Reports on Form 10-Q/A and Quarterly Report on Form 10-Q	Quarters ended January 29, 2005 and October 30, 2004 (each as amended) and Quarter ended April 30, 2005

Current Reports on Form 8-K	Filed August 5, 2004, September 2, 2004, September 7, 2004, September 14, 2004, September 21, 2004, September 24, 2004, October 7, 2004, November 4, 2004, November 12, 2004, December 1, 2004, January 6, 2005, January 14, 2005, January 21, 2005, February 3, 2005, March 2, 2005, March 16, 2005, April 1, 2005, April 5, 2005, April 7, 2005, April 8, 2005, April 19, 2005, May 4, 2005, May 5, 2005, June 1, 2005 (two reports), June 9, 2005 and June 21, 2005

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [•] 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

NEWTON ACQUISITION, INC.,

NEWTON ACQUISITION MERGER SUB, INC.

and

THE NEIMAN MARCUS GROUP, INC.

Dated as of May 1, 2005

A-ii

A-iii

INDEX OF DEFINED TERMS

2005 Bonus Program	A-26
Acquisition Proposal	A-25
Action	A-9
affiliate	A-37
Agreement	A-1
Antitrust Law	A-29
beneficial owner	A-37
beneficially owned	A-37
Book-Entry Shares	A-4
business day	A-37
By-Laws	A-6
Capitalization Date	A-7
Certificate of Incorporation	A-6
Certificate of Merger	A-2
Certificates	A-4
Class A Common Stock	A-2
Class A Shares	A-2
Class B Common Stock	A-2
Class B Shares	A-2
Class C Common Stock	A-2
Class C Shares	A-2
Closing	A-1
Closing Date	A-1
Code	A-11
Company	A-1
Company Common Stock	A-3
Company Disclosure Schedule	A-5
Company Employees	A-11
Company Plans	A-11
Company Requisite Vote	A-8
Company Rights	A-7
Company Securities	A-7
Company Stock Plans	A-7
Compensation	A-27
Confidentiality Agreement	A-25
Contract	A-8
control	A-38
controlled	A-38
controlled by	A-38
corresponding section	A-38
Costs	A-27
Credit Card Business Transaction	A-21
Current Employee	A-27
Debt Financing	A-19
Debt Financing Commitments	A-19
Deferred Compensation Plans	A-3
DGCL	A-1
Dissenting Shares	A-3
DOJ	A-29

Effective Time	A-2
employee benefit plan	A-11
Environmental Laws	A-16
Environmental Permits	A-16
Equity Financing	A-19
Equity Financing Commitments	A-19
ERISA	A-11
Exchange Act	A-8
Expenses	A-34
Financial Advisors	A-14
Financing	A-19
Financing Commitments	A-19
Foreign Antitrust Laws	A-9
Forward Underwriting Commitment Letter	A-19
FTC	A-29
generally accepted accounting principles	A-38
Governmental Entity	A-8
HSR Act	A-8
Indemnified Parties	A-27
industries in which the Company and its subsidiaries operate	A-38
Initiation Date	A-31
Intellectual Property	A-15
Investors	A-19
IRS	A-11
Junior Participating Preferred Stock	A-7
Kate Spade Agreement	A-21
Kate Spade Put	A-21
knowledge	A-38
Law	A-8
Leased Real Property	A-13
Licenses	A-9
Lien	A-7
Marketing Period	A-31
Material Adverse Effect	A-6
Material Contract	A-17
Material Subsidiary	A-6
Materials of Environmental Concern	A-16
Merger	A-1
Merger Consideration	A-2
Merger Sub	A-1
Merger Sub Termination Fee	A-35
Multiemployer Plan	A-11
Notice of Superior Proposal	A-26
Option	A-3
Owned Real Property	A-13
Parent	A-1
Parent Disclosure Schedule	A-18
Parent Plan	A-27

A-iv

Paying Agent	A-4
Permitted Liens	A-13
person	A-38
Preferred Stock	A-6
Principal Commitment Letter	A-19
Proxy Statement	A-14
Real Property Lease	A-15
Representatives	A-25
Required Financial Information	A-30
Restricted Shares	A-4
Rights Plan	A-6
SAR	A-3
Sarbanes-Oxley Act	A-9
SEC	A-9
SEC Reports	A-9
Securities Act	A-9

Shares	A-2
Stock Units	A-3
Stockholder Agreement	A-1
Stockholders Meeting	A-23
subsidiaries	A-38
subsidiary	A-38
Superior Proposal	A-25
Surviving Corporation	A-1
Tax Return	A-14
Taxes	A-14
Termination Date	A-33
Termination Fee	A-34
TPG	A-19
under common control with	A-38
WP	A-19

A-v

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of May 1, 2005 (this “Agreement”), among NEWTON ACQUISITION, INC., a Delaware corporation (“Parent”), NEWTON ACQUISITION MERGER SUB, INC., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and THE NEIMAN MARCUS GROUP, INC., a Delaware corporation (the “Company”).

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth herein, (ii) approved this Agreement in accordance with the DGCL, upon the terms and subject to the conditions set forth herein, and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the Boards of Directors of Parent and Merger Sub have each approved, and the Board of Directors of Merger Sub has declared it advisable for Merger Sub to enter into, this Agreement providing for the Merger in accordance with the DGCL, upon the terms and subject to the conditions set forth herein; and

WHEREAS, in order to induce Parent and Merger Sub to enter into this Agreement, and as a condition to their doing so, simultaneously with the execution and delivery of this Agreement, Parent and the Company are entering into a Stockholder Agreement with certain stockholders of the Company (the “Stockholder Agreement”) pursuant to which such stockholders have irrevocably agreed, among other things, to vote or cause to be voted in favor of the adoption of this Agreement all shares of Company Common Stock beneficially owned by such stockholder in accordance with and subject to the terms set forth in the Stockholder Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1  The Merger.  Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 1.2  Closing; Effective Time.  Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, as soon as reasonably practicable after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing); provided, however, that notwithstanding the satisfaction or waiver of the conditions set forth in Article VII, the parties shall not be required to effect the Closing until the earlier of (a) a date during the Marketing Period specified by Merger Sub on no less than three business days’ notice to the Company and (b) the final day of the Marketing Period; and provided further, however, that notwithstanding the satisfaction or waiver of the conditions set forth in Article VII, the parties shall not be required to effect the Closing, and this Agreement may be terminated pursuant to and in accordance with Section 8.1 hereof, in the event that the final day of the Marketing Period shall not have occurred before such termination (or the Closing may be consummated at such other place or on such other date as Parent and the Company may mutually agree). The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and as is agreed to by the parties hereto, being hereinafter referred to as the “Effective Time”) and shall make all other filings or recordings required under the DGCL in connection with the Merger.

SECTION 1.3  Effects of the Merger.  The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.4  Certificate of Incorporation; By-Laws.  (a)  At the Effective Time, the certificate of incorporation of the Company shall be amended so as to read in its entirety as is set forth on Exhibit A annexed hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by Law.

(b)  At the Effective Time, and without any further action on the part of the Company and Merger Sub, the by-laws of the Company shall be amended so as to read in their entirety in the form as is set forth in Exhibit B annexed hereto, and, as so amended, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and as provided by Law.

SECTION 1.5  Directors and Officers.  The directors of the Company immediately prior to the Effective Time shall submit their resignations to be effective as of the Effective Time. Immediately after the Effective Time, Parent shall take the necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until the earlier of their resignation or removal.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

SECTION 2.1  Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

(a)  Each share of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”), and Class C Common Stock, par value $0.01 per share, of the Company (the “Class C Common Stock” and together with the Class A Common Stock and Class B Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Class A Common Stock (“Class A Shares”), shares of Class B Common Stock (“Class B Shares”) or shares of Class C Common Stock (“Class C Shares” and together with the Class A Shares and Class B Shares, the “Shares”) to be canceled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.3(a)) shall be converted into the right to receive $100 (one hundred dollars) in cash (the “Merger Consideration”) payable to the holder thereof, without interest, upon surrender of such Shares in the manner provided in Section 2.4, less any required withholding taxes;

(b)  Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(c)  Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

SECTION 2.2  Treatment of Options, Restricted Shares, Stock Units, and Deferred Compensation Plans.  (a)  The Company shall provide that, immediately prior to the Effective Time, each option to purchase Shares (an “Option”) and each stock appreciation right (a “SAR”) granted under any Company Plan that, in each case, is outstanding and unexercised as of the Effective Time (whether vested or unvested) shall be canceled (provided that any such Options and SARs shall be canceled by the Company only to the extent permitted by the terms of the Company Stock Plans (as defined in Section 3.3) and any agreements governing the Options or SARs, as the case may be, and otherwise the Company shall use its reasonable best efforts to cancel any such Options and SARs), and the holder thereof shall receive at the Effective Time from the Company, or as soon as practicable thereafter (but in no event later than 5 days after the Effective Time) from the Surviving Corporation, in consideration for such cancellation, an amount in cash equal to the product of (A) the number of Shares previously subject to such Option or SAR and (B) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Option or SAR, less any required withholding taxes.

(b)  Each Share granted subject to vesting or other lapse restrictions pursuant to any Company Stock Plan (collectively, “Restricted Shares”) which is outstanding immediately prior to the Effective Time shall vest and become free of such restrictions as of the Effective Time to the extent provided by the terms thereof (as such plans may be amended prior to the Effective Time in accordance with the terms hereof) and at the Effective Time the holder thereof shall, subject to this Article II, be entitled to receive the Merger Consideration with respect to each such Restricted Share, less any required withholding taxes.

(c)  The Company shall provide that, immediately prior to the Effective Time, each award of a right under any Company Stock Plan or Deferred Compensation Plan entitling the holder thereof to Restricted Shares, Shares or cash equal to or based on the value of Shares (including any right to “Deferred Common Stock” pursuant to, and as such term is defined in, the Company’s Key Employee Bonus Plan) (collectively, “Stock Units”) which, in each case, is outstanding as of the Effective Time (whether vested or unvested) shall be canceled by the Company (provided that any such Stock Unit shall be canceled by the Company only to the extent permitted by the terms of the Company Stock Plans, the Deferred Compensation Plans and any agreements governing the Stock Units, and otherwise the Company shall use its reasonable best efforts to cancel any such Stock Units) and the holder thereof shall be entitled to receive at the Effective Time from the Company, or as soon as practicable thereafter (but in no event later than 5 days after the Effective Time) from the Surviving Corporation, in consideration for such cancellation, an amount in cash equal to the product of (A) the number of Shares previously subject to such Stock Unit and (B) the Merger Consideration, less any required withholding taxes.

(d)  All account balances under the Company’s Key Employee Bonus Plan, Key Employee Deferred Compensation Plan and Deferred Compensation Plan for Non-Employee Directors (collectively, the “Deferred Compensation Plans”) will be paid out in cash to participants therein by the Company at the Effective Time, or as soon as practicable thereafter (but in no event later than 5 days after the Effective Time) by the Surviving Corporation, less any required withholding taxes.

SECTION 2.3  Dissenting Shares.  (a)  Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders of Shares who have not voted in favor of or consented to the Merger and who have properly demanded and perfected their rights to be paid the fair value of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or shall effectively waive, withdraw or lose such holder’s rights under Section 262 of the DGCL, such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration, as set forth in Section 2.1 of this Agreement, without any interest thereon.

(b)  The Company shall give Parent (i) prompt notice of any appraisal demands received by the Company, withdrawals thereof and any other instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of appraisal rights under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable Law, make any payment with respect to any such exercise of appraisal rights or offer to settle or settle any such rights.

SECTION 2.4  Surrender of Shares.  (a)  Prior to the Effective Time, Merger Sub shall enter into an agreement with the Company’s transfer agent (or another entity reasonably acceptable to the Company) to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) and to receive the Merger Consideration to which the stockholders of the Company shall become entitled pursuant to this Article II. At the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent sufficient funds to make all payments pursuant to Section 2.4(b). Such funds may be invested by the Paying Agent as directed by Merger Sub or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Common Stock and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the stockholders of the Company in the amount of any such losses and (ii) such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

(b)  Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of (i) an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the “Certificates”) or (ii) Shares represented by book-entry (“Book-Entry Shares”), a form of letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal or have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such Shares for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate or of Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Shares and such Certificate or book-entry shall then be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the Certificates or Book-Entry Shares. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.4(b), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article II.

(c)  At any time following the date that is twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration. Any Merger Consideration remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interests of any person previously entitled thereto. Neither the Surviving Corporation, Parent nor the Paying Agent will be liable to any person entitled to payment under this Article II for any consideration which is delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(d)  After the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares that were outstanding prior to the Effective Time. After the Effective Time, Certificates or Book-Entry Shares presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this Article II.

(e)  Notwithstanding anything in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Shares pursuant to this Agreement any amount as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax (as defined below) Laws. To the extent that amounts are so properly withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Parent, as the case may be.

(f)  In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Paying Agent will deliver in exchange for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by such Certificate pursuant to this Article II.

(g)  Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, redenomination, recapitalization, split-up, combination, exchange of shares or other similar transaction, the Merger Consideration and any other dependent items shall be appropriately adjusted to provide to the holders of the Shares the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Merger Consideration or other dependent item, subject to further adjustment in accordance with this Section 2.4(g).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth on the corresponding section of the Company Disclosure Schedule delivered by the Company to the Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”) and, with respect to representations and warranties other than the representations and warranties set forth in Section 3.3, except as disclosed in the SEC Reports (as defined below) filed prior to the date of this Agreement (other than disclosures referred to in “Factors That May Affect Future Results” sections of such SEC Reports):

SECTION 3.1  Organization and Qualification; Subsidiaries.  The Company and each of its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where any such failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). The Company and each subsidiary set forth in Section 3.1 of the Company Disclosure Schedule (each, a “Material Subsidiary”) is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for any such failure to be so qualified or licensed or in good standing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means any change, circumstance, effect, event or occurrence that would be materially adverse to the assets, liabilities, business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, other than any change or effect resulting from (i) changes in general economic conditions, (ii) general changes or developments in the industries in which the Company and its subsidiaries operate, (iii) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its subsidiaries to the extent due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, (iv) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the Merger or (v) changes in any tax laws or regulations or applicable accounting regulations or principles, unless, in the case of the foregoing clauses (i) and (ii), such changes referred to therein have a disproportionate effect on the Company and its subsidiaries taken as a whole relative to other participants in the industries in which the Company and its subsidiaries operate.

SECTION 3.2  Certificate of Incorporation and By-laws.  The Company has heretofore furnished or otherwise made available to Parent a complete and correct copy of the restated certificate of incorporation (the “Certificate of Incorporation”) and the by-laws (the “By-Laws”) of the Company and the organizational documents of each Material Subsidiary, in each case as currently in effect. The Certificate of Incorporation, By-Laws and other organizational documents of the Company and each Material Subsidiary are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any provisions of its Certificate of Incorporation or By-Laws. None of the Material Subsidiaries is in violation of its certificate of incorporation, bylaws or other organizational document in any material respect.

SECTION 3.3  Capitalization.

(a)  The authorized capital stock of the Company consists of (i) 100,000,000 Class A Shares, (ii) 100,000,000 Class B Shares, (iii) 50,000,000 Class C Shares and (iv) 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which (x) 100,000 of such shares are designated as Series A Junior Participating Preferred Stock and have been reserved for issuance upon the exercise of the rights distributed to the holders of Class A Common Stock pursuant to the Company’s Amended and Restated Rights Agreement, dated as of August 8, 2002 (the “Rights Plan”), between the Company and Mellon Investor Services LLC, as Rights Agent, (y) 100,000 of such shares are designated as Series B Junior Participating Preferred Stock and have been reserved for issuance upon the exercise of the rights distributed to the holders of Class B Common Stock pursuant to the Rights Plan and (z) 50,000 of such shares are designated as Series C Junior Participating

Preferred Stock (collectively, the “Junior Participating Preferred Stock”) and have been reserved for issuance upon the exercise of the rights (collectively with the rights issued to holders of Class A Common Stock and Class B Common Stock pursuant to the Rights Plan, the “Company Rights”) distributed to the holders of Class C Common Stock pursuant to the Rights Plan. As of April 28, 2005 (the “Capitalization Date”), (i) 29,525,199 shares of Class A Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive rights, (ii) 19,422,379 shares of Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive rights, (iii) no shares of Class C Common Stock were outstanding and (iv) no shares of Preferred Stock were outstanding. As of April 28, 2005, an aggregate of 5,019,656 Class A Shares were reserved for issuance upon or otherwise deliverable in connection with the grant of equity-based awards or the exercise of outstanding Options issued pursuant to the Company’s 2005 Stock Incentive Plan, 1997 Incentive Plan and 1987 Stock Incentive Plan (the “Company Stock Plans”) and the Deferred Compensation Plans. Section 3.3(a) of the Company Disclosure Schedule sets forth, as of the date specified thereon, each equity-based award and Option outstanding under the Company Stock Plans or Deferred Compensation Plans, as applicable, the number of shares issuable thereunder and the vesting schedules, expiration date and exercise or conversion price relating thereto. From the close of business on the Capitalization Date until the date of this Agreement, no shares of Company Common Stock or Preferred Stock have been issued, except for Class A Shares issued pursuant to the exercise of Options in accordance with their terms (and the issuance of Company Rights attached to such Shares). Except as set forth above, as of the date hereof: (A) there are no outstanding options or other rights of any kind which obligate the Company or any of its subsidiaries to issue or deliver any shares of capital stock, voting securities or other equity interests of the Company or any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other equity interests of the Company (collectively, “Company Securities”); (B) there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities; and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company to which the Company or any of its subsidiaries is a party.

(b)  Each of the outstanding shares of capital stock, voting securities or other equity interests of each Material Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights, and all such securities are owned by the Company or another wholly-owned subsidiary of the Company and are owned free and clear of all options, rights of first refusal, agreements, limitations on voting, dividend or transfer rights, or any lien, pledge, charge, mortgage, encumbrance, adverse rights or claims or security interests of any nature or kind whatsoever (each, a “Lien”). There are no (i) outstanding options or other rights of any kind which obligate the Company or any of its subsidiaries to issue or deliver any shares of capital stock, voting securities or other equity interests of any Material Subsidiary or any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other equity interests of a Material Subsidiary, (ii) outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other equity interests of a Material Subsidiary; or (iii) other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any Material Subsidiary to which the Company or any of its Material Subsidiaries is a party. None of the subsidiaries of the Company owns any Shares.

(c)  As of the date of this Agreement, the only principal amount of outstanding indebtedness for borrowed money of the Company and its subsidiaries (not including intercompany amounts or operating or capital leases) is (i) $187,500,000 Class A Floating Rate Asset Backed Certificates, Series 2000-1, issued by the Neiman Marcus Group Credit Card Master Trust, (ii) $125,000,000 of the Company’s 6.65% Senior Notes Due 2008, and (iii) $125,000,000 of the Company’s 7.125% Senior Debentures Due 2028. As of the date of this Agreement, there are no outstanding amounts under (A) the Company’s $350,000,000 Credit Agreement, dated as of June 9, 2004, with certain lenders and agents named therein, (B) the Credit Agreement, dated as of November 2, 2001, between Gurwitch Products, L.L.C. and JPMorgan Chase Bank, as amended or (C) the agreement, dated as of January 6, 2003, between Kate Spade LLC and HSBC Bank USA, as amended.

SECTION 3.4  Authority.  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than adoption of this Agreement by the holders of at least a majority in combined voting power of the outstanding Shares (the “Company Requisite Vote”), and the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing. The Board of Directors of the Company has unanimously authorized the execution, delivery and performance of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Board of Directors of the Company for the consummation of the transactions, including the Merger, contemplated hereby. The Board of Directors of the Company has unanimously, by resolutions duly adopted at a meeting duly called and held (i) approved, and declared advisable, the agreement of merger (within the meaning of Section 251 of the DGCL) contained within this Agreement, (ii) determined that the terms of this Agreement are fair to, and in the best interests of, the Company and its stockholders, and (iii) subject to Section 6.1(a), recommended that the stockholders of the Company adopt this Agreement at the Stockholders Meeting, which resolutions have not as of the date hereof been subsequently rescinded, modified or withdrawn in any way. The only votes of the stockholders of the Company required to adopt this Agreement and approve the transactions contemplated hereby are the Company Requisite Vote.

SECTION 3.5  No Conflict; Required Filings and Consents.  (a)  The execution, delivery and performance of this Agreement by the Company do not and will not (i) conflict with or violate the Certificate of Incorporation, By-Laws of the Company, (ii) conflict with or violate the certificate of incorporation, bylaws or other constituent documents of the subsidiaries of the Company, (iii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or legal requirement (“Law”) applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or (iv) (A) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or (B) give rise to any right of termination, cancellation, amendment or acceleration of or (C) result in the creation of any Lien on any of the properties or assets of the Company or its subsidiaries under, any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a “Contract”) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (iii) and (iv), for any such conflict, violation, breach, default, loss, right or other occurrence which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)  The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any federal, state, local or foreign governmental or regulatory (including stock exchange) authority, agency, court commission, or other governmental body (each, a “Governmental Entity”), except for (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement (as defined below)), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of the New

York Stock Exchange, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the applicable requirements of antitrust or other competition laws of jurisdictions other than the United States or investment laws relating to foreign ownership (“Foreign Antitrust Laws”) and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, (A) prevent or materially delay the Company from performing its obligations under this Agreement in any material respect or (B) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.6  Compliance.  Neither the Company nor any of its subsidiaries is (and has not been since July 31, 2004) in violation of any Law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound (including, without limitation, Laws relating to consumer finance or the extension of credit), except for any such violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company and its subsidiaries have all grants, easements, variances, certificates, permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises (“Licenses”) from Governmental Entities required to conduct their respective businesses as now being conducted and all such Licenses are valid and in full force and effect, except for any such Licenses the absence of which, or the failure of which to be in full force and effect, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.7  SEC Filings; Financial Statements; No Undisclosed Liabilities.  (a)  The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the Securities and Exchange Commission (the “SEC”) since August 1, 2003 (all such forms, reports, statements, certificates and other documents filed since August 1, 2003, collectively, the “SEC Reports”). None of the Company’s subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. Each of the SEC Reports, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the SEC Reports contained, when filed or, if amended prior to the date hereof, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has made available to Parent true, correct and complete copies of all written correspondence between the SEC, on the one hand, and the Company and any of its subsidiaries, on the other hand, occurring since July 31, 2004 and prior to the date hereof. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Reports. To the knowledge of the Company, none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.

(b)  The audited consolidated financial statements of the Company (including any related notes thereto) included in the SEC Reports filed with the SEC have been prepared in accordance with generally accepted accounting principles in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated statements of operations, cash flows and changes in stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) for all interim periods included in the SEC Reports have been prepared in accordance with generally accepted accounting principles in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at of the respective dates thereof and the consolidated statements of operations and cash flows for the periods indicated (subject to normal period-end adjustments).

(c)  Since the enactment of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Company has been and is in compliance in all material respects with (i) the applicable provisions of the

Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

(d)  The Company has designed disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities.

(e)  The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, to the knowledge of the Company, the Company has not received any complaints since July 31, 2004 regarding accounting, internal accounting controls or auditing matters, including any such complaint regarding questionable accounting or auditing matters.

(f)  As of the date hereof, to the knowledge of the Company, the Company has not identified any material weaknesses in the design or operation of internal controls over financial reporting. To the knowledge of the Company, there is no reason to believe that its auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, when first due.

(g)  There are no outstanding loans made by the Company or any of its subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(h)  Neither the Company nor any of its subsidiaries has any liabilities of a nature required by generally accepted accounting principles to be reflected in a consolidated balance sheet or the notes thereto, except liabilities that (i) are accrued or reserved against in the most recent financial statements included in the SEC Reports filed prior to the date hereof or are reflected in the notes thereto, (ii) were incurred in the ordinary course of business since the date of such financial statements, (iii) are incurred pursuant to the transactions contemplated by this Agreement, (iv) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business or (v) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.8  Absence of Certain Changes or Events.  Since July 31, 2004, except as contemplated by this Agreement, the Company and its subsidiaries have conducted their business in the ordinary course consistent with past practice, and, since such date, there has not been: (i) any change, event, condition, development or occurrence which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of the Company’s or any of its subsidiaries’ capital stock, except for (x) regular quarterly cash dividends on Company Common Stock and (y) any dividend or distribution by a subsidiary of the Company to the Company or a direct or indirect wholly-owned subsidiary of the Company; (iii) prior to the date of this Agreement, any redemption, repurchase or other acquisition of any shares of capital stock of the Company or any of its subsidiaries; (iv) prior to the date of this Agreement, (x) any granting by the Company or any of its subsidiaries to any of their directors, officers, employees, independent contractors or consultants of any increase in compensation or fringe benefits, except for increases in the ordinary course of business with respect to employees who are not directors or officers or increases required under any Company Plan, (y) any granting to any director, officer, employee, independent contractor or consultant of the Company or its subsidiaries of the right to receive any severance or termination pay not provided for under any Company Plan, or (z) any entry by the Company or any of its subsidiaries into any employment, consulting, change of control or severance agreement or arrangement with any director, officer, employee, independent contractor or consultant of the Company or its subsidiaries, or any material amendment of any Company Plan; (v) prior to the date of this Agreement, any material change by the Company in its accounting principles, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements with respect thereto; (vi) prior to the date of this Agreement, any material Tax election made or revoked by the Company or any of its subsidiaries or any settlement or compromise of any material Tax liability by the Company or any of its subsidiaries; or (vii) prior to the date of this Agreement, any material change in tax accounting principles by the Company or any of its subsidiaries, except insofar as may have been required by applicable law.

SECTION 3.9  Absence of Litigation.  There are no suits, claims, actions, proceedings, arbitrations, mediations or investigations (an “Action”) pending or, to the knowledge of the Company, threatened against the Company, any of its subsidiaries, other than any such suit, claim, action, proceeding, arbitration, mediation or investigation that (i) does not involve, in any individual case, a claim for monetary damages in excess of $10,000,000, (ii) would not prohibit or materially restrict the Company and its subsidiaries from operating their business as they have historically, and (iii) would not (A) prevent or materially delay the Company from performing its obligations under this Agreement in any material respect or (B) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, to the knowledge of the Company, no officer or director of the Company is a defendant in any Action in connection with his or her status as an officer or director of the Company or any of its subsidiaries. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not (A) prevent or materially delay the Company from performing its obligations under this Agreement in any material respect or (B) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no SEC legal actions, audits, inquiries or investigations, other governmental actions, audits, inquiries or investigations by other Governmental Entities or material internal investigations pending or, to the knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its subsidiaries or any malfeasance by any executive officer of the Company.

SECTION 3.10  Employee Benefit Plans.  (a)  Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), but excluding any plan that is a “multiemployer plan,” as defined in Section 3(37) of ERISA (“Multiemployer Plan”)), and each other material director and employee plan, program, agreement or arrangement, vacation or sick pay policy, fringe benefit plan, compensation, severance or employment agreement, stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity-based plan, and bonus or other incentive compensation or salary continuation plan or policy contributed to, sponsored or maintained by or with respect to which the Company or any of its subsidiaries has any liability (contingent or otherwise) as of the date hereof for the benefit of any current, former or retired employee, officer, consultant, independent contractor or director of the Company or any of its subsidiaries (collectively, the “Company Employees” and such plans, programs, policies, agreements and arrangements, collectively, the “Company Plans”).

(b)  With respect to each Company Plan, the Company has made available to the Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust or custodial agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) any summary plan description or employee handbook, (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any, and (v) copies of any material correspondence from the IRS, SEC, Pension Benefit Guaranty Corporation, Department of Labor (or any agency thereof) or any comparable Governmental Entity in Canada relating to any compliance issues with respect to any Company Plan.

(c)  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other Law.

(d)  Section 3.10(d) of the Company Disclosure Schedule contains a true and complete list of each Multiemployer Plan with respect to which the Company or any of its subsidiaries has any liability or contributes (or has at any time contributed) or had an obligation to contribute. With respect to any such Multiemployer Plan: (i) neither the Company nor any of its subsidiaries has incurred any withdrawal liability under Title IV of ERISA that remains unsatisfied as would have, individually or in the aggregate, a Material Adverse Effect, or would be subject to any such liability as would have, individually or in the aggregate, a Material Adverse Effect if, as of the Effective Time, the Company or any of its subsidiaries were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such Multiemployer Plan; and (ii) to the knowledge of the Company, no such Multiemployer Plan is in reorganization or insolvent (as those terms are defined in sections 4241 and 4245 of ERISA, respectively).

(e)  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, with respect to each Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened.

(f)  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries has incurred any liability under Title IV of ERISA that has not been satisfied in full, and (ii) to the knowledge of the Company, no condition exists that presents a risk to the Company of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation.

(g)  None of the Company Plans provides for post-employment life or health insurance, benefits or coverage for any participant, except as may be required under the Consolidated Omnibus Reconciliation Act of 1995, as amended.

(h)  Except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, each Company Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination letter to that effect from the Internal Revenue Service and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification or exemption.

(i)  The execution, delivery of and performance by the Company of its obligations under the transactions contemplated by this Agreement will not (either alone or upon occurrence of any additional or subsequent events) (i) constitute an event under any Company Plan or any trust or loan related to any of those plans or agreements that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, or (ii) result in the triggering or imposition of (x) any restrictions or limitations on the right of the Company or any of its subsidiaries to amend or terminate any Company Plan, or (y) result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code.

SECTION 3.11  Labor and Employment Matters.  As of the date of this Agreement, there are no unfair labor practice charges, grievances or complaints pending, or to the knowledge of the Company, threatened against the Company or any subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority. As of the date of this Agreement, there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreements, and there are not, to the knowledge of the Company, any union organizing activities concerning any Company Employees.

SECTION 3.12  Insurance.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) all material insurance policies of the Company and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks the management of the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its subsidiaries operate, or as is sufficient to comply with applicable Law, (b) neither the Company nor any of its subsidiaries is in breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies, (c) to the knowledge of the Company, no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and (d) no notice of cancellation or termination has been received with respect to any such policy.

SECTION 3.13  Properties.  (a)  Section 3.13(a) of the Company Disclosure Schedule contains a true and complete list of all real property owned by the Company or any subsidiary (collectively, the “Owned Real Property”) and for each parcel of Owned Real Property, contains a correct street address of such Owned Real Property.

(b)  Section 3.13(b) of the Company Disclosure Schedule contains a true and complete list of all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any subsidiary (collectively, including the improvements thereon, the “Leased Real Property”), and for each Leased Real Property, identifies the street address of such Leased Real Property. True and complete copies of all agreements under which the Company or any subsidiary is the landlord, sublandlord, tenant, subtenant, or occupant (each a “Real Property Lease”) that have not been terminated or expired as of the date hereof have been made available to Parent.

(c)  Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company or one of its subsidiaries has good fee simple title to all Owned Real Property and valid leasehold estates in all Leased Real Property free and clear of all Liens, except (i) statutory liens securing payments not yet due, (ii) such imperfections or irregularities of title, claims, liens, charges, security interests, easements, covenants and other restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (iii) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company (collectively, “Permitted Liens”).

(d)  Except as would not have, individually or in the aggregate, a Material Adverse Effect, other than the Real Property Leases, none of the Owned Real Properties or the Leased Real Properties is subject to any lease, sublease, license or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such Owned Real Property or Leased Real Property or any part thereof.

(e)  Except as would not have, individually or in the aggregate, a Material Adverse Effect, each Real Property Lease is in full force and effect and is valid and enforceable in accordance with its terms, and there is no material default under any Real Property Lease either by the Company or its subsidiaries party thereto or, to the knowledge of the Company, by any other party thereto.

(f)  Except as would not have, individually or in the aggregate, a Material Adverse Effect, there does not exist any pending condemnation or eminent domain proceedings that affect any Owned Real Property or, to the knowledge of the Company, any such proceedings that affect any Leased Real Property or, to the knowledge of the Company, any threatened condemnation or eminent domain proceedings that affect any Owned Real Property or Leased Real Property, and neither the Company nor its subsidiaries have received any written notice of the intention of any Governmental Entity or other Person to take or use any Owned Real Property or Leased Real Property.

SECTION 3.14  Tax Matters.  (a)  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all Tax Returns required to be filed by, or with respect to any activities of, the Company and its subsidiaries have been timely filed (except those under valid extension), (ii) all Taxes of the Company and its subsidiaries have been timely paid except to the extent such Taxes are being contested in good faith or have been adequately provided for in accordance with generally accepted accounting principles, (iii) without taking into account any transactions contemplated by this Agreement and based upon activities, including outside the ordinary course of business, to date, adequate reserves in accordance with generally accepted accounting principles have been established by the Company and its subsidiaries for all Taxes not yet due and payable in respect of taxable periods ending on the date hereof, (iv) no deficiency for any Tax has been asserted or assessed by any Governmental Entity in writing against the Company or any of its subsidiaries (or, to the knowledge of the Company, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being contested in good faith, (v) all Taxes required to be withheld by the Company and its subsidiaries have been withheld and paid over to the appropriate Tax authority, (vi) neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course), (vii) neither the Company nor any of its subsidiaries has received written notice of any action, suit, proceeding, investigation, claim or audit against, or with respect to, any Taxes, and no such action, suit, proceeding, investigation, claim or audit is pending, (viii) there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its subsidiaries, (ix) since August 1, 1998, neither the Company nor any of its subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company), (B) has any liability for the Taxes of any Person (other than the Company, or any subsidiary of the Company) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or pursuant to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a payment or indemnification obligation (other than agreements among the Company and its subsidiaries and other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes), or (C) has distributed the stock of another company in a transaction that was purported or intended to be governed by Section 355 or Section 361 of the Code, and (x) neither the Company nor any of its subsidiaries is required to make any disclosure to the Internal Revenue Service with respect to a “listed transaction” pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

(b)  For purposes of this Agreement, “Taxes” shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. For purposes of this Agreement, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

SECTION 3.15  Proxy Statement.  None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the shareholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders Meeting or at the date of any amendment thereof or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the date it is first mailed to stockholders and at the time of the Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 3.16  Opinion of Financial Advisors.  J.P. Morgan Securities Inc. (the “Financial Advisor”) has delivered to the Board of Directors of the Company its written opinion (or oral opinion to be confirmed in writing), dated as of the date hereof, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Class A Common Stock and Class B Common Stock (other than members of the Smith Family Group).

SECTION 3.17  Brokers.  No broker, finder or investment banker (other than the Financial Advisor and Goldman, Sachs & Co., true and complete copies of whose engagement agreements have been provided to Parent) is or will become entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries.

SECTION 3.18  Takeover Statutes; Rights Plans.  (a)  Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, no “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to the Company, including Section 203 of the DGCL, is applicable to the Merger or the other transactions contemplated hereby.

(b)  Prior to the date of this Agreement, the Company has amended the Rights Plan so that (a) neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) cause the Company Rights to become exercisable, (ii) cause Parent or any of its Affiliates or Associates (each as defined in the Rights Plan) to become an Acquiring Person (as defined in the Rights Plan) or (iii) give rise to a Distribution Date or Stock Acquisition Date (each as defined in the Rights Plan), and (b) the Company Rights will expire in their entirety immediately prior to the Effective Time without any payment being made in respect thereof. The Company has made available to Parent a complete and correct copy of such amendment.

SECTION 3.19  Intellectual Property.  Section 3.19 of the Company Disclosure Schedule contains a true and complete list of all material U.S. and foreign Intellectual Property registrations and applications for registration and all material unregistered Intellectual Property owned by the Company or its subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the Company and its subsidiaries own (free and clear of all Liens other than those exceptions listed in Section 3.13) or have the right to use all patents, inventions, copyrights, software, trademarks, service marks, brand names, logos, domain names, trade dress, trade secrets, know-how, confidential or proprietary information (and all applications, registrations, continuations, divisionals, renewals and reissues relating thereto) and all other intellectual property rights of any kind or nature arising under U.S. or foreign law (“Intellectual Property”) as are necessary for their businesses as currently conducted; (ii) such Intellectual Property does not infringe, dilute or misappropriate the Intellectual Property of any third party and, to the knowledge of the Company, is not being infringed, misappropriated or diluted by any third party; (iii) the Company and its subsidiaries make reasonable efforts to protect and maintain their Intellectual Property and the security of their systems and software; (iv) neither the Company nor any of its subsidiaries is a party to any claim, suit or other action, and to the knowledge of the Company, no claim, suit or other action is threatened, that challenges the validity, enforceability, ownership, or right to use, sell or license their Intellectual Property; and (v) to the knowledge of the Company, neither the Company or any of its subsidiaries have suffered any material violation of the security of their systems or software.

SECTION 3.20  Environmental Matters.  (a)  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the Company and each of its subsidiaries have complied and currently comply with all applicable Environmental Laws (as defined below), and possess and have possessed and comply and have complied with all applicable Environmental Permits (as defined below) required under such laws to operate as the Company and its subsidiaries presently operate; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern (as defined below) at any property owned or operated by the Company or any of its subsidiaries, under circumstances that are reasonably likely to result in liability of the Company or any of its Significant Subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its subsidiaries has received any written notification requesting information under or alleging that it may have liability pursuant to any Environmental Law concerning any release or threatened release of Materials of Environmental Concern at any location; and (iv) neither the Company nor any of its subsidiaries has received any written claim, notice or complaint, or been subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities or obligations arising from Materials of Environmental Concern or pursuant to Environmental Laws, and no such matter has been threatened to the knowledge of the Company.

(b)  The Company has made available to Parent copies of all material environmental, health and safety reports, audits, assessments or other material communications or documentation relating to environmental, health or safety matters in its possession relating to the Company and any of the Company’s subsidiaries and any real property owned, operated or leased by or for the Company or any subsidiary of the Company, including but not limited to any Phase I or Phase II Environmental Site Assessments, asbestos surveys or abatement reports, indoor air quality studies or remediation reports, in any case to the extent any of the issues identified in such reports, audits, assessments or other material communications or documentation would reasonably be expected to result in a material liability to the Company or its subsidiaries.

(c)  Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.20 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

(d)  For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Environmental Laws” shall mean all applicable Laws relating to the protection of (i) indoor or ambient air, soil, surface water or groundwater, or natural resources, (ii) human health and safety as affected by exposure to Materials of Environmental Concern or (iii) the use and occupancy of structures or buildings with respect to the presence or management of Materials of Environmental Concern.

“Environmental Permits” shall mean all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

“Materials of Environmental Concern” shall mean any material, substance or waste defined and regulated as hazardous, toxic, pollutant, contaminant or words of similar meaning under Environmental Laws, petroleum, petroleum byproducts or waste products, asbestos, PCBs, mold of the type and in concentrations that would reasonably be likely to affect human health or occupation or use of any owned or leased real property, or formaldehyde.

SECTION 3.21  Contracts.

(a)  As of the date hereof, except for this Agreement, none of the Company or any of its subsidiaries is a party to or bound by any Contract:

(i)    that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)    containing covenants binding upon the Company or any of its subsidiaries that materially restrict the ability of the Company or any of its subsidiaries (or which, following the consummation of the Merger, could materially restrict the ability of the Surviving Corporation) to compete in any business or with any person or in any geographic area that could reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, except for Real Property Leases and any such Contract that may be canceled without any penalty or other liability to the Company or any of its subsidiaries upon notice of 60 days or less;

(iii)    with respect to a joint venture, partnership, limited liability or other similar agreement or arrangement (excluding information technology Contracts) relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and the subsidiaries, taken as a whole;

(iv)    other than among wholly-owned subsidiaries of the Company, relating to (A) indebtedness for borrowed money and having an outstanding principal amount in excess of $10,000,000 or (B) conditional sale arrangements or interest rate or currency hedging activities, in each case in connection with which the aggregate actual or contingent obligations of the Company and its subsidiaries under such Contract are greater than $10,000,000;

(v)    entered into after July 31, 2004 or not yet consummated for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person for aggregate consideration under such Contract in excess of $20,000,000 (other than acquisitions or dispositions of assets in the ordinary course of business, including acquisitions and dispositions of inventory);

(vi)    which by its terms calls for aggregate payments by the Company and its subsidiaries under such Contract of more than $20,000,000 over the remaining term of such Contract (other than this Agreement, purchase orders for the purchase of inventory in the ordinary course of business or Real Property Leases); or

(vii)    with respect to any acquisition pursuant to which the Company or any of its subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $10,000,000.

Each such Contract described in clauses (i) through (vii) is referred to herein as a “Material Contract”.

(b)  Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no default under any Material Contract by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other party, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.22  Affiliate Transactions.  No executive officer or director of the Company or any of its subsidiaries or any person who beneficially owns 5% or more of the Company Common Stock (or any of such person’s immediate family members or affiliates) is a party to any Contract with or binding upon the Company or any of its subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its subsidiaries or has engaged in any material transaction with any of the foregoing within the last twelve months, in each case, that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

SECTION 3.23  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the transaction contemplated hereunder. Neither the Company nor any other person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Article III or in the corresponding section of the Company Disclosure Schedule.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth on the corresponding section of the Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”):

SECTION 4.1  Organization.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not prevent or materially delay the consummation of the transactions contemplated by this Agreement. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Liens (other than any Liens created pursuant to the Financing). Prior to the date hereof, Parent has provided to the Company the name of the “ultimate parent entity” for purposes of obtaining the approvals of the Governmental Entities contemplated by this Agreement.

SECTION 4.2  Authority.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Boards of Directors of Parent and Merger Sub and, prior to the Effective Time, will be duly and validly authorized by all necessary action by Parent as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

SECTION 4.3  No Conflict; Required Filings and Consents.  (a)  The execution, delivery and performance of this Agreement by Parent and Merger Sub, do not and will not (i) conflict with or violate the respective certificates of incorporation or by-laws of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contracts to which Parent or Merger Sub is a party or by which Parent or Merger Sub or its or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence which would not prevent or materially delay the consummation of the transactions contemplated hereby.

(b)  The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of the New York Stock Exchange, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the applicable requirements of Foreign Antitrust Laws and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent or materially delay the consummation of the transactions contemplated hereby.

SECTION 4.4  Absence of Litigation.  There are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, other than any such suit, claim, action, proceeding or investigation that would not, or would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated hereby. As of the date hereof, neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award that would, or would reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated hereby.

SECTION 4.5  Proxy Statement.  None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders Meeting or at the date of any amendment thereof or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 4.6  Brokers.  No broker, finder or investment banker (other than Credit Suisse First Boston, whose fees shall be paid by the Surviving Corporation) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

SECTION 4.7  Financing.  Parent has delivered to the Company true and complete copies of (i) (A) the commitment letter (as the same may be amended pursuant to Section 6.10(b), the “Principal Commitment Letter”), dated as of the date hereof, between Merger Sub and Credit Suisse First Boston, (B) the forward underwriting commitment letter (as the same may be amended pursuant to Section 6.10(b), the “Forward Underwriting Commitment Letter”), dated as of the date hereof, between Merger Sub and Credit Suisse First Boston LLC and (C) the commitment letter, dated as of the date hereof, between Merger Sub and Goldman Sachs Mortgage Company (as the same may be amended pursuant to Section 6.10(b) and together with the Principal Commitment Letter and the Forward Underwriting Commitment Letter, the “Debt Financing Commitments”), pursuant to which the financing parties thereto have agreed to lend the amounts set forth therein (the “Debt Financing”), and (ii) the equity commitment letters, dated as of the date hereof (the “Equity Financing Commitments” and together with the Debt Financing Commitments, the “Financing Commitments”), between Parent and Newton Holding, LLC, between Newton Holding, LLC and TPG Partners III, L.P. and TPG Partners IV, L.P. (collectively, “TPG”) and between Newton Holding, LLC and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I, C.V. and Warburg Pincus Germany Private Equity VIII K.G. (collectively, “WP” and, together with TPG, the “Investors”) pursuant to which the Investors have committed to invest the amount set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). Except as permitted pursuant to Section 6.10(b), none of the Financing Commitments has been amended or modified prior to the date of this Agreement, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. The Financing Commitments are in full force and effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. The aggregate proceeds contemplated by the Financing Commitments, together with available cash of the Company, will be sufficient for Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration and any other repayment or refinancing of debt contemplated in this Agreement or the Financing Commitments and to pay all related fees and expenses. As of the date of this Agreement, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Merger Sub on the Closing Date.

SECTION 4.8  Parent and Merger Sub.  (a)  Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

(b)  Prior to the Effective Time, Parent shall deliver to the Company a complete and correct description of its capital structure and ownership and that of its equity holders (excluding the Investors). On the date set for Closing, the Investors shall cause Merger Sub to be capitalized with an initial capitalization of not less than $1,550,000,000. At the Closing, the Investors and their affiliates shall, directly or indirectly, own all of the outstanding equity securities of Parent.

SECTION 4.9  Ownership of Shares.  As of the date of this Agreement, none of Parent, Merger Sub or their respective controlled affiliates owns (directly or indirectly, beneficially or of record) any Shares and none of Parent, Merger Sub or their respective controlled affiliates holds any rights to acquire any Shares except pursuant to this Agreement.

SECTION 4.10  Vote/Approval Required.  No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the transactions contemplated hereby.

SECTION 4.11  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV, the Company acknowledges that none of Parent, Merger Sub or any other person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.1  Conduct of Business of the Company Pending the Merger.  The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except as contemplated by this Agreement or as required by Law, or unless Parent shall otherwise agree in writing, the business of the Company and its subsidiaries shall be conducted in its ordinary course of business and the Company shall use its reasonable best efforts to preserve substantially intact its business organization, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule or as required by Law, neither the Company nor any of its subsidiaries shall without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

(a)  amend or otherwise change its Certificate of Incorporation or By-laws or any similar governing instruments or amend or grant any waiver under the Rights Plan (provided that this clause (a) shall not prevent the Company’s Board of Directors from taking the action set forth in the first parenthetical in clause (ii) of Section 3(a) of the Rights Plan);

(b)  issue, deliver, sell, pledge, transfer, convey, dispose of or encumber any shares of capital stock, voting securities or other equity interest, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, voting securities or other equity interests (including but not limited to stock appreciation rights, phantom stock or similar instruments) of the Company or any of its subsidiaries, except for (A) the issuance of Shares upon the exercise of Options or in connection with other stock-based awards outstanding as of the date hereof, in each case, in accordance with the terms of any Company Plan, or (B) issuances in accordance with the Rights Plan;

(c)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (i) regular quarterly cash dividends on Company Common Stock or (ii) any dividend or distribution by a subsidiary of the Company to the Company or a direct or indirect wholly-owned subsidiary of the Company);

(d)  adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (other than the acquisition of Shares tendered by employees or former employees in connection with a cashless exercise of Options or in order to pay taxes in connection with the exercise of Options or the lapse of restrictions in respect of Restricted Stock or Stock Units, in each case, pursuant to the terms of a Company Plan), or adjust, recapitalize, reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s subsidiaries;

(e)  (i) acquire or license (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets thereof or equity interests therein, other than (x) acquisitions and licenses having a value (including the amount of any assumed indebtedness) less than $20,000,000 in the aggregate, (y) purchases of inventory and other assets in the ordinary course of business consistent with past practice or as required by existing Contracts and (z) pursuant to the exercise of the put provisions set forth in Sections 7.10(c) and 7.10(d) of the Amended and Restated Limited Liability Company Agreement for Gurwitch Products, L.L.C., dated as of November 2, 1998, and the put provisions (the “Kate Spade Put”) of Sections 7.10(C), 7.10(D) and 7.10(I) of the Amended and Restated Limited Liability Company Agreement for Kate Spade LLC, dated as of February 1, 1999 (the “Kate Spade Agreement“) (provided, that, notwithstanding anything herein to the contrary, the Company shall not submit a proposed valuation of Kate Spade LLC pursuant to Section 7.10(F) of the Kate Spade Agreement in excess of the amount set forth on Section 5.1 of the Company Disclosure Schedule); or (ii) pledge, sell, license, encumber or otherwise subject to a Lien (other than a Permitted Lien) or dispose of (whether by merger, consolidation or sale of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets thereof or equity interests therein, other than (x) pledges, sales, licenses and encumbrances for less than $20,000,000 in the aggregate, and (y) sales or dispositions of inventory and other assets in the ordinary course of business consistent with past practice or as required by Contracts;

(f)  dispose of (whether by merger, consolidation or sale of stock or assets or otherwise) or enter into any other material transaction outside the ordinary course of business with respect to the Company’s credit operations, Neiman Marcus Credit Services, the Company’s proprietary card accounts or the receivables balances thereunder or any related business, other than a transaction (i) that would be treated as a sale under generally accepted accounting principles and (ii) the aggregate proceeds from which shall equal or exceed the par value of the credit card receivables (other than in respect of any such receivables as may have been written off in the ordinary course of business consistent with past practice prior to such a transaction), whether securitized or not (which, for the avoidance of doubt, shall include the outstanding unpaid indebtedness incurred by credit card holders, including any finance charges, accrued fees, penalties or other charges, but excluding any allowance for bad debt) (such transaction, the “Credit Card Business Transaction”);

(g)  (i) other than in the ordinary course of business consistent with past practice, enter into or renew or amend in any material respect any Contract that is or would be a Material Contract or any Real

Property Lease; (ii) authorize any material new capital expenditures which are, in the aggregate, in excess of the Company’s capital expenditure budget set forth on Section 5.1 of the Company Disclosure Schedule or (iii) enter into any new line of business outside of its existing business segments;

(h)  redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify in any material respect the terms of, any indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise become responsible for, whether directly, contingently or otherwise, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, or grant any security interest in any of its assets to, any other person (other than a wholly-owned subsidiary of the Company), in each case, other than (x) in the ordinary course of business consistent with past practice, including any borrowings under the existing credit facilities of the Company and its subsidiaries to fund working capital needs, or (y) any letter of credit entered into in the ordinary course of business consistent with past practice for an amount less than $10,000,000 individually or in the aggregate;

(i)  offer, place or arrange any issue of debt securities or commercial bank or other credit facilities that could be reasonably expected to compete with or impede the Debt Financing or cause the breach of any provisions of the Debt Financing Commitments or cause any condition set forth in the Debt Financing Commitments not to be satisfied;

(j)  except as contemplated by this Agreement or except to the extent required under any Company Plan or as required by applicable Law, (i) increase or decrease the compensation or fringe benefits of any of its directors, officers or employees, independent contractors or consultants (except in the ordinary course of business with respect to independent contractors, consultants and employees who are not directors or officers), (ii) grant any severance or termination pay not provided for under any Company Plan, (iii) enter into any employment, consulting, change of control or severance agreement or arrangement with any of its present or former directors, officers or other employees, independent contractors or consultants, enter into any collective bargaining agreement or establish, adopt, enter into any new, or amend in any material respect or terminate any existing Company Plan, (iv) exercise any discretion to accelerate the vesting or payment of any compensation or benefit under any Company Plan, (v) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Plan or change the manner in which contributions to any Company Plan are made or the basis on which such contributions are determined, or (vi) hire or terminate any executive officer other than termination for cause;

(k)  make any material change in any accounting principles, practice, policy or procedure except as may be appropriate to conform to changes in statutory or regulatory accounting rules or generally accepted accounting principles or regulatory requirements with respect thereto;

(l)  other than in the ordinary course of business consistent with past practice or as required by applicable Law, (i) make, change or revoke any material Tax election or change any method of accounting, (ii) enter into any settlement or compromise of any material Tax liability, (iii) file any amended Tax Return with respect to any material Tax, (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any material Tax, (vi) surrender any right to claim a material Tax refund or (vii) waive or extend the statute of limitations in respect of any material Tax (other than pursuant to extensions of time to file Tax Returns in the ordinary course of business);

(m)  settle or compromise any material litigation or claim against the Company, its subsidiaries, or any of their respective directors or officers other than settlements or compromises of litigation in the ordinary course of business consistent with past practice which in any event (i) do not exceed, in any individual case, $10,000,000 and (ii) would not prohibit or materially restrict the Company and its subsidiaries from operating their business as they have historically;

(n)  adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

(o)  open or close, or commit to open or close, any retail locations other than any such openings or closings disclosed in the SEC Reports;

(p)  enter into or amend any transaction, arrangement, understanding or Contract with any executive officer, director or other affiliate of the Company or any of its subsidiaries or any person beneficially owning 5% or more of the Company Common Stock that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act; or

(q)  agree to take any of the actions described in Sections 5.1(a) through 5.1(p) or any action which, to the knowledge of the Company, would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

SECTION 5.2  Consultation Rights.  The Company shall keep Parent reasonably apprised of the status of, and all other material matters regarding, the Credit Card Business Transaction and the Kate Spade Put, and the Company shall consult with Parent in good faith regarding all such material matters a reasonable period of time prior to making any payment or entering into any Contract, settlement or other binding arrangement regarding such material matters. The Company shall afford Parent the right to participate in any negotiation regarding such material matters to the extent reasonably requested by Parent.

SECTION 5.3  Conduct of Business of Parent and Merger Sub Pending the Merger.  Each of Parent and Merger Sub agrees that, between the date of this Agreement and the Effective Time, it shall not, directly or indirectly, take any action (i) to cause its representations and warranties set forth in Article IV to be untrue in any material respect; or (ii) that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement.

SECTION 5.4  No Control of Other Party’s Business.  Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1  Stockholders Meeting.  (a)  As soon as reasonably practicable following the date of this Agreement, the Company, acting through its Board of Directors, shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Agreement (the “Stockholders Meeting”), (ii) include in the Proxy Statement the recommendation of the Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and, subject to the approval of each Financial Advisor, as applicable, the written opinions of the Financial Advisors, dated as of the date hereof, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Class A Common Stock and Class B Common Stock (other than members of the Smith Family Group) and (iii) use its reasonable best efforts to obtain the Company Requisite Vote; provided that the Board of Directors of the Company may fail to make or withdraw, modify or change such recommendation and/or may fail to use such efforts (subject to the Company having (A) provided Parent at least three business days’ prior written notice of the Company’s Board of Directors’ intention to do so and (B) complied with its obligations under Section 6.5 in all material respects) if it shall have determined in good faith, after consultation with outside counsel to the Company, that such action is required in order for the Board of Directors to comply with its fiduciary duties under applicable Law.

(b)  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting if this Agreement is terminated in accordance with Section 8.1.

SECTION 6.2  Proxy Statement.  As soon as reasonably practicable following the date of this Agreement, the Company shall, with the assistance and approval (not to be unreasonably withheld or delayed) of Parent, prepare and file with the SEC the Proxy Statement. Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement to be mailed to the Company’s Stockholders as soon as practicable after the Proxy Statement is cleared by the SEC. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. The Company shall as soon as reasonably practicable (i) notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information and (ii) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement.

SECTION 6.3  Resignation of Directors.  At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Company and, as specified by Parent reasonably in advance of the Closing, all directors of each subsidiary of the Company, in each case, effective at the Effective Time.

SECTION 6.4  Access to Information; Confidentiality.  (a)  From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior notice, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and employees to, afford the officers, employees, auditors and other authorized representatives of Parent and the prospective lenders involved in the Financing (and their counsel and advisors) reasonable access, consistent with applicable Law, at all reasonable times to its officers, employees, properties, offices, plants and other facilities and to all books and records of the Company and its subsidiaries, and shall furnish such persons with all financial, operating and other data and information as Parent or the prospective lenders involved in the Financing, through their respective officers, employees or authorized representatives, may from time to time reasonably request. Notwithstanding the foregoing, Parent and the prospective lenders shall use their best reasonable efforts to conduct any such investigation or consultation in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise result in any unreasonable interference with the prompt and timely discharge by such employees of their normal duties. Neither the Company nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or its subsidiaries or contravene any Law or binding agreement entered into prior to the date of this Agreement (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that does not cause such violation or jeopardization).

(b)  Each of Parent and Merger Sub will hold and treat and will cause its officers, employees, auditors and other authorized representatives to hold and treat in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated January 28, 2005, between the Company and Warburg Pincus LLC and the Confidentiality Agreement, dated February 4,

2005, between the Company and TPG Partners IV, L.P. (collectively, the “Confidentiality Agreements”) which Confidentiality Agreements shall remain in full force and effect in accordance with its terms.

SECTION 6.5  Acquisition Proposals.  (a)  The Company agrees that (i) it and its officers, directors and employees shall not, (ii) its subsidiaries and its subsidiaries’ officers, directors and employees shall not and (iii) it shall use its best efforts to ensure that its and its subsidiaries’ accountants, consultants, financial advisors, attorneys, employees and other agents, advisors and representatives (“Representatives”) shall not, (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to a tender offer or exchange offer, proposal for a merger, consolidation or other business combination involving the Company and its subsidiaries or any proposal or offer to acquire in any manner an equity interest representing a 20% or greater economic or voting interest in the Company, or the assets, securities or other ownership interests of or in the Company or any of its subsidiaries representing 20% or more of the consolidated assets of the Company and its subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”), (B) directly or indirectly, engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to any person relating to, an Acquisition Proposal, (C) take any action to render the Company Rights inapplicable to an Acquisition Proposal or the transactions contemplated thereby, exempt or exclude any person from the applicability of the Company Rights in connection with any Acquisition Proposal or transactions contemplated thereby (provided that nothing herein shall prevent the Company’s Board of Directors from taking the action set forth in the first parenthetical in clause (ii) of Section 3(a) of the Rights Plan) or, other than as contemplated by this Agreement in connection with the Merger, allow the Company Rights to expire prior to their expiration date, or take any action to exempt any person from the restrictions on “business combinations” contained in Section 203 of the DGCL or otherwise cause such restrictions not to apply or (D) waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligation of any person other than Parent or its affiliates unless the Board of Directors of the Company shall have determined in good faith, after consultation with its outside legal counsel, that such waiver, termination, modification or failure to enforce is required in order for the Board of Directors to comply with its fiduciary duties under applicable Law. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to an Acquisition Proposal (provided that neither the Company nor its Board of Directors may recommend any Acquisition Proposal unless permitted by Section 6.5(b) and the Company may not fail to make or withdraw, modify or change in a manner adverse to Parent, all or any portion of its recommendation of this Agreement or the Merger unless permitted by Section 6.1(a)), (ii) prior to the adoption of this Agreement by the Company’s stockholders in accordance with this Agreement, providing access to its properties, books and records and providing information or data (provided that such access, information or data also is given to Parent to the extent not previously given to Parent) in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal not in violation of the immediately preceding sentence if the Board of Directors receives from the person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreements (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement) or (iii) prior to the adoption of this Agreement by the Company’s stockholders in accordance with this Agreement, engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal not in violation of the immediately preceding sentence; if and only to the extent that in connection with the foregoing clauses (ii) and (iii), the Board of Directors of the Company shall have determined in good faith, after consultation with its outside legal counsel and financial advisors that, such action is required in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable Law and that such Acquisition Proposal will result in, or would reasonably be expected to result in, a Superior Proposal. A “Superior Proposal” means an Acquisition Proposal for more than 50% of the equity interest in, or more than 50% of the consolidated assets of, the Company and its subsidiaries that, if accepted, is reasonably capable of being consummated, taking into account legal, financial, regulatory, timing and similar aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by this Agreement. The Company and its subsidiaries will and will cause their respective Representatives to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. The Company shall also promptly (and in any event within 48 hours) notify Parent of the receipt of each Acquisition Proposal after the date hereof, which notice shall include the identity of the person making such Acquisition Proposal and set forth in reasonable detail its material terms and conditions (including without limitation information relating to the financing thereof), and thereafter shall keep Parent reasonably informed of the status and material terms and conditions of such Acquisition Proposal and provide a copy of all written materials provided to or by the Company in connection with such Acquisition Proposal. Except as otherwise permitted by this Agreement, the Company and its subsidiaries shall not enter into any Contract that is inconsistent with their respective obligations under this Section 6.5.

(b)  Notwithstanding anything in this Section 6.5 to the contrary, if, at any time prior to the adoption of this Agreement by the Company’s stockholders in accordance with this Agreement, the Company’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to a bona fide written Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 6.5(a) in any material respect, that such proposal is a Superior Proposal, (i) the Company may terminate this Agreement, (ii) its Board of Directors may approve or recommend such Superior Proposal to its stockholders, and/or (iii) immediately prior to or concurrently with the termination of this Agreement, enter into any agreement, understanding, letter of intent or arrangement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement or approve or recommend such Superior Proposal pursuant to this sentence, and any purported termination or approval pursuant to this sentence shall be void and of no force or effect, unless the Company prior to or concurrently with such action pursuant to this Section 6.5(b) pays to Parent the fee payable pursuant to Section 8.2(c); and provided, further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section 6.5(b) and its Board of Directors may not approve or recommend any Superior Proposal unless (A) the Company has provided a written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company has received a Superior Proposal and including all information required by the penultimate sentence of Section 6.5(a) (it being understood that neither the delivery of a Notice of a Superior Proposal nor any subsequent public announcement thereof in itself shall entitle Parent to terminate this Agreement pursuant to Section 8.1(e)), and (B) Parent does not, within three business days following its receipt of the Notice of Superior Proposal, make an offer that, as determined by the Board of Directors of the Company in good faith after consultation with its outside legal counsel and financial advisors, results in the applicable Acquisition Proposal no longer being a Superior Proposal (provided that, during such three business day period, the Company shall negotiate in good faith with Parent, to the extent Parent wishes to negotiate, to enable Parent to make such offer).

SECTION 6.6  Employment and Employee Benefits Matters.  (a)  Without limiting any additional rights that any Company Employee may have under any Company Plan, Parent shall cause the Surviving Corporation and each of its subsidiaries, for a period commencing at the Effective Time and ending on the second anniversary thereof, to maintain the severance-related provisions of existing Company Plans and to provide 100% of the severance payments and benefits required thereunder to be provided any Current Employee (as defined below) terminated during that twenty-four month period. In respect of the annual bonus payable to the Company Employees for service rendered in fiscal year 2005, Parent shall, or shall cause the Surviving Corporation to, continue to honor the terms and conditions of and obligations (whether existing as of the date of this Agreement or thereafter) under the Company’s year 2005 annual bonus program and the award or participation agreements thereunder (the “2005 Bonus Program”), which 2005 Bonus Program shall be administered in a manner consistent with the Company’s historic annual bonus programs and any individual agreements with Company Employees.

(b)  Without limiting any additional rights that any Company Employee not covered by a Collective Bargaining Agreement and employed by the Company or any of its subsidiaries at the Effective Time

(“Current Employee”) may have under any Company Plan, Parent shall cause the Surviving Corporation and each of its subsidiaries, for the period commencing at the Effective Time and ending on the second anniversary thereof, to maintain for any Current Employee (i) subject to paragraph (a) above, salary or hourly wage rate, target cash bonus opportunities under annual programs and commissions, but excluding equity and equity equivalents (collectively, “Compensation”), that in the aggregate are no less favorable than, and (ii) benefits provided under Company Plans that in the aggregate are no less favorable than, the Compensation and benefits maintained for and provided to such Current Employees immediately prior to the Effective Time; provided, however, subject to the foregoing, that nothing herein shall prevent the amendment or termination of any Company Plan or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to conform with applicable Law. Nothing in this Section 6.6 shall limit the right of Parent, the Surviving Corporation or any of their subsidiaries to terminate the employment of any Current Employee at any time.

(c)  As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Current Employees full credit for purposes of eligibility and vesting (but not benefit accruals, except for vacation and severance, if applicable, under the Company Plans), under any employee compensation and incentive plans, benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Current Employees as of and after the Effective Time by Parent, its subsidiaries or the Surviving Corporation for the Company Employees’ service with the Company, its subsidiaries and their predecessor entities (each, a “Parent Plan”) to the same extent recognized by the Company immediately prior to the Effective Time. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), the Parent or its subsidiaries shall (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, for the fiscal year in which the Closing occurs, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Current Employees under similar plans maintained by the Company and its subsidiaries immediately prior to the Effective Time.

(d)  From and after the Effective Time, Parent will cause the Surviving Corporation and all of their subsidiaries to honor, in accordance with its terms, (x) each existing employment, change in control, severance and termination plan, policy or agreement of or between the Company or any of its subsidiaries and any officer, director or employee of that company, (y) equity-based plans, programs or agreements, bonus plans or programs and (z) all obligations pursuant to outstanding restoration plans, equity-based plans, programs or agreements, bonus plans or programs, bonus deferral plans, vested and accrued benefits under any employee benefit plan, program or arrangement of the Company or its subsidiaries and similar employment compensation and benefit arrangements and agreements in effect as of the Effective Time, in each case to the extent legally binding on the Company or any of its subsidiaries.

SECTION 6.7  Directors’ and Officers’ Indemnification and Insurance.  (a)  Without limiting any additional rights that any employee may have under any employment agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer, director or employee of the Company and its subsidiaries in their capacity as such and not as stockholders or optionholders of the Company or its subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such claim, action, suit, proceeding or investigation, (x) each Indemnified Party will be entitled to advancement of reasonable expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent or the Surviving Corporation within ten business days of receipt by Parent or the Surviving Corporation from the

Indemnified Party of a reasonably detailed request therefor; provided that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification, (y) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified Party otherwise consents, and (z) the Surviving Corporation shall cooperate in the defense of any such matter.

(b)  The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of individuals who were directors and officers prior to the Effective Time than are presently set forth in the Company’s Certificate of Incorporation and By-laws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(c)  Prior to the Effective Time, the Company shall endeavor to (and if it is unable to, Parent shall cause the Surviving Corporation to after the Effective Time) obtain and fully pay (up to a maximum cost of 300% of the current annual premium paid by the Company for its existing coverage in the aggregate) for “tail” insurance policies (providing only for the Side A coverage for Indemnified Parties where the existing policies also include coverage for the Company) with a claims period of at least six years from the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time. Parent shall, and shall cause the Surviving Corporation to, honor and perform under (i) all indemnification agreements entered into by the Company or any of its subsidiaries and (ii) the obligations set forth on Section 6.7(c) of the Company Disclosure Schedule.

(d)  Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.7 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(e)  This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.

(f)  In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in Section 6.6 and this Section 6.7. In addition, the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 6.7.

SECTION 6.8  Further Action; Efforts.  (a)  Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within five business days of the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 6.8 to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Without limiting the foregoing, the parties shall request and shall use reasonable best efforts to obtain early termination of the waiting period provided for in the HSR Act.

(b)  Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.8(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(c)  In furtherance and not in limitation of the covenants of the parties contained in Sections 6.8(a) and (b), if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or suits which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated hereby, including selling, holding separate or otherwise disposing of or conducting its business in a manner which would resolve such objections or suits or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a manner which would resolve such objections or suits or permitting the sale, holding separate or other disposition of, any of its assets or the assets of its subsidiaries or the conducting of its business in a manner which would resolve such objections or suits. Without excluding other possibilities, the transactions contemplated by this Agreement shall be deemed to be materially delayed if unresolved objections or suits delay or would reasonably be expected to delay the consummation of the transactions contemplated hereby beyond the Termination Date.

(d)  Subject to the obligations under Section 6.8(c), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(e)  Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any person (other than a Governmental Entity) with respect to the Merger, (i) without the prior written consent of Parent (which shall not be unreasonably withheld or delayed), none of the Company or any of its subsidiaries shall pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such person and (ii) no party or its affiliates shall be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or to incur any liability or other obligation (provided, however, that such party shall give the other parties hereto the opportunity to make such payments).

(f)  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.8 shall limit a party’s right to terminate this Agreement pursuant to Section 8.1(b) so long as such party has up to then complied in all material respects with its obligations under this Section 6.8.

SECTION 6.9  Public Announcements.  Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

SECTION 6.10  Financing.  (a)  Prior to the Closing, the Company shall provide to Parent and Merger Sub, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause the respective officers, employees, Representatives and advisors, including legal and accounting, of the Company and its subsidiaries to, provide to Parent and Merger Sub all cooperation requested by Parent that is necessary, proper or advisable in connection with the Financing and the other transactions contemplated by this Agreement, including (i) participation in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing, (iii) executing and delivering any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent (including a certificate of the chief financial officer of the Company or any subsidiary with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the Debt Financing), (iv) furnishing Parent and Merger Sub and their Financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in private placements under Rule 144A of the Securities Act, to consummate the offerings of debt securities contemplated by the Debt Financing Commitments at the time during the Company’s fiscal year such offerings will be made (the “Required Financial Information”), (v) satisfying the conditions set forth in clause (e) of the first sentence of Section 6 of the Principal Commitment Letter, numbered paragraphs 5 and 8 of Exhibit E of the Principal Commitment Letter and clause (e) of the first sentence of Section 7 of the Forward Underwriting Commitment Letter (to the extent the satisfaction of such conditions requires actions by or cooperation of the Company), (vi) using reasonable best efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance as reasonably requested by Parent; provided that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its subsidiaries, (vii) using its commercially reasonable efforts to provide monthly financial statements (excluding footnotes) within 25 days of the end of each month prior the Closing Date, (viii) taking all actions necessary to (A) permit the prospective lenders involved in the Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, (ix) obtaining any necessary rating agencies’ confirmations or approvals for the Debt Financing relating to the Company’s existing credit card receivables financing facility, and (x) taking all corporate actions necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to the Company, including, without limitation, by means of a dividend or distribution from Neiman Marcus Funding Corporation, as of the Closing Date. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or its subsidiaries in connection with such cooperation. The Company hereby consents to the use of its and its subsidiaries’ logos in connection with the Debt Financing.

(b)  Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange the Debt Financing on the terms and conditions described in the Debt Financing Commitments (provided that Parent and Merger Sub may replace or amend the Debt Financing Commitments to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitments as of the date hereof, or otherwise so long as the terms are not materially less beneficial to Merger Sub, including with respect to conditionality, than those in the Debt Financing Commitments as in effect on the date hereof as determined in the reasonable judgment of Parent), including using reasonable best efforts to (i) maintain in effect the Financing commitments, (ii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the Financing set forth therein (including by consummating the Equity Financing pursuant to the terms of the Equity Financing Commitments), (iii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Financing Commitments (including the related flex provisions) or on other terms not materially less beneficial to Merger Sub, including with respect to conditionality, as determined in the reasonable judgment of Parent and (iv) consummate the Financing at or prior to Closing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitments, Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement on terms not materially less beneficial to Merger Sub (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event but no later than the last day of the Marketing Period. For the avoidance of doubt, in the event that (x) all or any portion of the Debt Financing structured as high yield financing has not been consummated, (y) all closing conditions contained in Article VII shall have been satisfied or waived (other than those contained in Sections 7.2(c) and 7.3(c)) and (z) the bridge facilities contemplated by the Debt Financing Commitments (or alternative bridge financing obtained in accordance with this Section 6.10(b)) are available on the terms and conditions described in the Debt Financing Commitments (or replacements thereof as contemplated by this Section 6.10(b)), then Merger Sub shall use the proceeds of such bridge financing to replace such high yield financing no later than the last day of the Marketing Period. For purposes of this Agreement, “Marketing Period” shall mean the first period of 40 consecutive calendar days after the Initiation Date (A) throughout which (1) Merger Sub shall have the Required Financial Information that the Company is required to provide to Merger Sub pursuant to Section 6.10(a) and (2) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.2(a) and 7.2(b) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 40-consecutive-calendar-day period, and (B) at the end of which the conditions set forth in Section 7.1 shall be satisfied. For purposes of this Agreement, “Initiation Date” shall mean the twentieth day after the date the definitive Proxy Statement is first mailed to the Company’s stockholders; provided, however, that such twenty-day period shall not commence unless and until the Company has provided the Required Financial Information to Merger Sub pursuant to a good faith request therefor by Merger Sub prior to such mailing, and provided, further, that if the Marketing Period would end on or after August 15, 2005, the Initiation Date shall be the later of (A) September 1, 2005 and (B) the date the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005 is filed with the SEC. Parent shall give the Company prompt notice of any material breach by any party of the Debt Financing Commitments of which Parent or Merger Sub becomes aware or any termination of the Debt Financing Commitments. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Company copies of all documents related to the Debt Financing (other than any ancillary documents subject to confidentiality agreements). In addition, Merger Sub agrees to exercise its rights under the last sentence of numbered paragraph 6 of Exhibit E to the Principal Commitment Letter to the extent necessary to arrange the Debt Financing on the terms and conditions described in the Debt Financing Commitments in order to borrow the full amount available pursuant to the proviso to clause (a) of such numbered paragraph 6.

SECTION 6.11  Notification.  From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to and in accordance with Section 8.1, the Company and Parent shall promptly notify each other orally and in writing of the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would make the timely satisfaction of any of the conditions set forth in Sections 7.1, 7.2 and 7.3 impossible or unlikely. This Section 6.11 shall not constitute a covenant or agreement for purposes of Section 7.2(b), 7.3(b), 8.1(d) or 8.1(e).

ARTICLE VII

CONDITIONS OF MERGER

SECTION 7.1  Conditions to Obligation of Each Party to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a)  this Agreement shall have been adopted by the stockholders of the Company by the Company Requisite Vote;

(b)  no Law (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States or state court or United States Governmental Entity which prohibits, restrains or enjoins the consummation of the Merger; provided, however, that prior to invoking this condition each party agrees to comply with Section 6.8; and

(c)  the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

SECTION 7.2  Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a)  (i) the representations and warranties set forth in Sections 3.3 (a) and 3.18 shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any failure to be true and correct that would be immaterial to Parent and Merger Sub; and (ii) the other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation on any representation or warranty indicated by the words “Material Adverse Effect”, “in all material respects”, “in any material respect”, “material” or “materially,” except for the limitation set forth in clause (i) of Section 3.8) as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)  the Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time; and

(c)  Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

SECTION 7.3  Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger shall be further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

(a)  the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct in all material respects as of such specified date);

(b)  each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date; and

(c)  the Company shall have received certificates of the Chief Executive Officer or the Chief Financial Officer of each of Parent and Merger Sub, certifying that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1  Termination.  This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding adoption thereof by the stockholders of the Company:

(a)  by mutual written consent of Parent, Merger Sub and the Company;

(b)  by Parent or the Company if any court of competent jurisdiction or other Governmental Entity located or having jurisdiction within the United States shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

(c)  by either Parent or the Company if the Effective Time shall not have occurred on or before the date which is six months from the date hereof (the “Termination Date”); provided, however, that if the Marketing Period has not ended on or before August 15, 2005, the Termination Date shall be the earlier of (A) the tenth business day following the final day of the Marketing Period and (B) December 16, 2005; provided further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, Merger Sub) or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement; and provided further, that, if on a date that otherwise would have been a Termination Date the conditions set forth in Section 7.1(c) are the only conditions in Article VII, other than conditions that cannot be satisfied until the Closing, that shall not have been satisfied on such date, either Parent or the Company may unilaterally extend the Termination Date by three months, in which case the Termination Date shall be deemed for all purposes to be such later date;

(d)  by the Company (i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement such that the condition set forth in Sections 7.3(a) or 7.3(b) would not be satisfied and, in either such case, such breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (A) 20 business days following notice of such breach to Parent, (B) the Termination Date and (C) with respect to any breach by Parent or Merger

Sub in connection with obtaining the proceeds pursuant to the Financing or using such proceeds as contemplated hereunder, the final day of the Marketing Period; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement, or (ii) prior to the adoption of this Agreement by the stockholders of the Company, in accordance with, and subject to the terms and conditions of, Section 6.5(b);

(e)  by Parent (i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Sections 7.2(a) or 7.2(b) would not be satisfied and, in either such case, such breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (A) 20 business days following notice of such breach to the Company and (B) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement, or (ii) if the Board of Directors of the Company (A) shall have withdrawn, modified or changed (it being understood and agreed that any “stop-look-and-listen” communication by the Board of Directors of the Company to the stockholders of the Company pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, shall not be deemed to constitute a withdrawal, modification or change of its recommendation of this Agreement or the Merger) in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement or the Merger or (B) shall have recommended to the stockholders of the Company an Acquisition Proposal other than the Merger, or shall have resolved to effect any of the foregoing; or

(f)  by either Parent or the Company if, upon a vote taken thereon at the Stockholders Meeting or any postponement or adjournment thereof, this Agreement shall not have been adopted by the Company Requisite Vote.

SECTION 8.2  Effect of Termination.  (a)  In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except with respect to Sections 6.4(b), 6.9, 6.10, this Section 8.2, Section 8.3 and Article IX, which shall survive such termination; provided, however, that, except as set forth in Section 8.2(g), nothing contained herein shall relieve any party from liability for any willful and material breach hereof.

(b)  If this Agreement is terminated pursuant to Section 8.1(f), then the Company shall pay Parent an amount equal to the sum of Parent’s Expenses (not to exceed $20,000,000 in the aggregate) for which Parent has not theretofore been reimbursed by the Company. “Expenses” includes all reasonable out-of-pocket expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement. Payment of Parent’s Expenses pursuant to this Section 8.2(b) shall be made not later than two business days after delivery to the Company of notice of demand for payment and a documented itemization setting forth in reasonable detail all such Expenses of Parent (which itemization may be supplemented and updated from time to time by Parent until the ninetieth day after Parent delivers such notice of demand for payment).

(c)  In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii) or by Parent pursuant to Section 8.1(e)(ii), then the Company shall pay $140,300,000 (such amount, the “Termination Fee”) to Parent or as directed by Parent, at or prior to the time of termination in the case of a termination pursuant to Section 8.1(d)(ii) or as promptly as reasonably practicable (and, in any event, within two business days following such termination) in the case of a termination pursuant to Section 8.1(e)(ii), payable by wire transfer of same day funds.

(d)  In the event that (i) this Agreement is terminated (A) by Parent or the Company pursuant to Section 8.1(f) and, at any time after the date of this Agreement and prior to the Stockholders Meeting, an Acquisition Proposal shall have been publicly disclosed or otherwise communicated to the senior management or

Board of Directors of the Company and shall not have been irrevocably withdrawn prior to the Stockholders Meeting, (B) by Parent pursuant to Section 8.1(e)(i) and, at any time after the date of this Agreement and prior to the breach giving rise to Parent’s right to terminate under Section 8.1(e)(i), an Acquisition Proposal shall have been publicly disclosed or otherwise communicated to the senior management or Board of Directors of the Company and shall not have been irrevocably withdrawn prior to the breach giving rise to Parent’s right to terminate under Section 8.1(e)(i), or (C) by Parent or the Company pursuant to Section 8.1(c) and at any time after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been publicly disclosed or otherwise communicated to the senior management or Board of Directors of the Company and shall not have been irrevocably withdrawn prior to the termination of this Agreement, and (ii) within twelve months after this termination, the Company enters into an agreement in respect of any Acquisition Proposal or a transaction pursuant to which any Acquisition Proposal is consummated, then the Company shall pay the Termination Fee (minus the amount, if any, previously paid pursuant to Section 8.2(b)) to Parent, by wire transfer of same day funds, on the date of the agreement in respect of the Acquisition Proposal or, if earlier, consummation of the transaction in respect of the Acquisition Proposal, as may be applicable; provided that, for purpose of this Section 8.2(d), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 6.5(a), except that the references to “20% or greater” and “20% or more” shall be deemed to be references to “50% or greater” and “50% or more”, respectively).

(e)  In the event that (i) this Agreement is terminated by the Company pursuant to Section 8.1(d)(i) as a result of a breach by Parent or Merger Sub of its respective obligation to effect the Closing pursuant to Section 1.2 hereof and satisfy its obligations under Article II including depositing (or causing to be deposited) with the Paying Agent sufficient funds to make all payments pursuant to Section 2.4(b) and (ii) Parent and Merger Sub fail to effect the Closing and satisfy such obligations because of a failure to receive the proceeds of one or more of the debt financings contemplated by the Debt Financing Commitments or because of their refusal to accept debt financing on terms materially less beneficial to Merger Sub than the terms set forth in one or more of the Debt Financing Commitments, then Merger Sub shall pay $140,300,000 (the “Merger Sub Termination Fee”) to the Company or as directed by the Company as promptly as reasonably practicable (and, in any event, within two business days following such termination), payable by wire transfer of same day funds.

(f)  Each of the Company and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Termination Fee or Parent’s Expenses when due or Merger Sub shall fail to pay the Merger Sub Termination Fee when due, the Company or Merger Sub and Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.2.

(g)  Notwithstanding anything to the contrary in this Agreement, (i) (A) in the event that Parent or Merger Sub breaches its respective obligation to effect the Closing pursuant to Section 1.2 hereof and satisfy its obligations under Article II including depositing (or causing to be deposited) with the Paying Agent sufficient funds to make all payments pursuant to Section 2.4(b), (B) Parent and Merger Sub fail to effect the Closing and satisfy such obligations because of a failure to receive the proceeds of one or more of the debt financings contemplated by the Debt Financing Commitments (other than as a result of a reduction in such proceeds to be made available to Merger Sub pursuant to the terms of the Debt Financing Commitments, including for this purpose a failure to satisfy any condition relating to a leverage ratio or other financial test contained in such Debt Financing Commitments) that, together with the amount of equity financing committed pursuant to the Equity Financing Commitments, are sufficient to fund the transactions contemplated hereby or because of their refusal to accept debt financing on terms materially less beneficial to Merger Sub than the terms set forth in one or more of the Debt Financing Commitments, and (C) Parent and Merger Sub are not otherwise in breach of this Agreement (including their respective obligations pursuant to Section 6.10) except as contemplated by clauses (i)(A) and (i)(B) above such that the condition set forth in Section 7.3(b) would not be satisfied, then the Company’s right to terminate this Agreement pursuant to Section 8.1(d)(i) and receive payment of the Merger Sub Termination Fee pursuant to Section 8.2(e) shall be the sole and exclusive remedy of the Company and its subsidiaries against Parent, Merger Sub and any of their respective affiliates, stockholders, partners, members, directors, officers or agents for any loss or damage suffered as a result of the breach of any representation, warranty, covenant or agreement contained in this Agreement by Parent or Merger Sub and the failure of the Merger to be consummated, and upon payment of the Merger Sub Termination Fee in accordance with Section 8.2(e), none of Parent, Merger Sub or any of their respective affiliates, stockholders, partners, members, directors, officers or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, and (ii) in no event shall Parent, Merger Sub and their affiliates, stockholders, partners, members, directors, officers and agents be subject to liability in excess of $500,000,000 in the aggregate for all losses and damages arising from or in connection with breaches by Parent or Merger Sub of the representations, warranties, covenants and agreements contained in this Agreement.

SECTION 8.3  Expenses.  Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be shared equally by Parent and the Company.

SECTION 8.4  Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company; provided, however, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which by Law requires the further approval of the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.5  Waiver.  At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1  Non-Survival of Representations, Warranties, Covenants and Agreements.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (ii) this Article IX.

SECTION 9.2  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to Parent or Merger Sub:

c/o Texas Pacific Group

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: David Spuria

Facsimile: 817-871-4088

and

c/o Warburg Pincus Partners LLC

466 Lexington Avenue

New York, NY 10017

Attention: Scott Arenare

Facsimile: 212-922-0933

with an additional copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention:  David Leinwand, Esq.

Facsimile:  212-225-3999

(b)  if to the Company:

The Neiman Marcus Group, Inc.

One Marcus Square

1618 Main Street

Dallas, TX 75201

Attention:  General Counsel

Facsimile:  214-743-7611

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:  John G. Finley, Esq.

Facsimile:  212-455-2502

SECTION 9.3  Certain Definitions.  For purposes of this Agreement, the term:

(a)  “affiliate” of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

(b)  “beneficial owner” with respect to any Shares has the meaning ascribed to such term under Rule 13d-3 of the Exchange Act and includes any person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants, options or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares (and the term “beneficially owned” shall have a corresponding meaning);

(c)  “business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law to close in New York, New York;

(d)  “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(e)  “corresponding section” means the section of the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, which corresponds to the section number of the representation or warranty qualified and each other section of the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, that contains a disclosure where it is reasonably apparent that it should be an exception to such representation or warranty;

(f)  “generally accepted accounting principles” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein;

(g)  “industries in which the Company and its subsidiaries operate” means the luxury retail segments of the apparel, accessories, jewelry, beauty and decorative home products industries.

(h)  “knowledge” (i) with respect to the Company means the actual knowledge of any of the persons set forth in Section 9.3(g) of the Company Disclosure Schedule and (ii) with respect to Parent or Merger Sub means the actual knowledge of any of the officers of Parent;

(i)  “person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

(j)  “subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, including, in the case of the Company, the subsidiaries listed in Section 3.1 of the Company Disclosure Schedule.

SECTION 9.4  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 9.5  Entire Agreement; Assignment.  This Agreement (including the Exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning part of its obligations hereunder.

SECTION 9.6  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than with respect to the provisions of Section 6.7 which shall inure to the benefit of the persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof.

SECTION 9.7  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

SECTION 9.8  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.9  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.10  Specific Performance; Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware and (iv) consents to service being made through the notice procedures set forth in Section 9.2. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.2 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

SECTION 9.11  Parent Guarantee.  Parent agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement. This is a guarantee of payment and performance and not collectibility. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 9.11.

SECTION 9.12  Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.

By: /s/ Burton M. Tansky
Name:	Burton M. Tansky
Title:	President and Chief Executive Officer

NEWTON ACQUISITION, INC.

By: /s/ Jonathan Coslet
Name:	Jonathan Coslet
Title:	Senior Vice President

By: /s/ Kewsong Lee
Name:	Kewsong Lee
Title:	Senior Vice President

NEWTON ACQUISITION MERGER SUB., INC.

By: /s/ Jonathan Coslet
Name:	Jonathan Coslet
Title:	Senior Vice President

By: /s/ Kewsong Lee
Name:	Kewsong Lee
Title:	Senior Vice President

ANNEX B

STOCKHOLDER AGREEMENT

AGREEMENT, dated as of May 1, 2005 (this “Agreement”), among Newton Acquisition, Inc., a Delaware corporation (“Parent”), Newton Acquisition Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and each of the other parties signatory hereto (each a “Stockholder” and collectively the “Stockholders”).

WHEREAS, Parent, Merger Sub and The Neiman Marcus Group, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”; terms defined in the Merger Agreement and not otherwise defined herein being used herein as therein defined), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) and each issued and outstanding share (other than shares cancelled pursuant to Section 2.1 of the Merger Agreement or Dissenting Shares) of Class A Common Stock, Class B Common Stock and Class C Common Stock (“Common Stock”) will be converted into the right to receive the Merger Consideration.

WHEREAS, as of May 1, 2005 the Stockholders owned of record and beneficially an aggregate of 6,055,057 shares (and each Stockholder owned the number of such shares set forth beside such Stockholder’s name on the signature page hereto) of Class A Common Stock and Class B Common Stock (such Class A Common Stock and Class B Stock, together with any other Class A Common Stock, Class B Common Stock or Class C Common Stock acquired by any Stockholder by purchase or otherwise, in each case from May 1, 2005 through the term of this Agreement, are collectively referred to herein as the Stockholders’ “Subject Shares”).

WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent has requested that the Stockholders agree, and each of the Stockholders has agreed, to enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

Section 1.1. Voting Agreement. (a) Each Stockholder hereby agrees to vote all Subject Shares that such Stockholder is entitled to vote at the time of any vote, to approve and adopt the Merger Agreement and the Merger, at any meeting of the stockholders of the Company, and at any adjournment thereof, at which the Merger Agreement (or any amended version thereof) and the Merger are submitted for the consideration and vote of the stockholders of the Company.

(b) Each Stockholder hereby agrees that it shall vote its Subject Shares against, and shall not provide consents to, the approval of (i) any Acquisition Proposal, (ii) any extraordinary dividend or distribution by the Company or any subsidiary, (iii) any change in the capital structure of the Company or any subsidiary (other than pursuant to the Merger Agreement) and (iv) any other action that would reasonably be expected to, in any material respect, prevent, impede, interfere with, delay, postpone, frustrate the purposes of or attempt to discourage the transactions contemplated by the Merger Agreement.

(c) Each Stockholder hereby agrees that any agreements among the Stockholders or any of them (including the Smith/Lurie/Marks Family Stockholders’ Agreement Re: The Neiman Marcus Group, Inc., dated September 1, 1999, among the Stockholders (the “Stockholders’ Agreement”)) which could be construed to limit their respective rights to enter into this Agreement or perform hereunder are amended to the full extent necessary to assure that entering into this Agreement and performance hereunder are permitted under each such agreement without breach thereof.

Section 1.2. Irrevocable Proxy. Each Stockholder hereby irrevocably and unconditionally revokes any and all previous proxies granted with respect to its Subject Shares. By entering into this Agreement, each Stockholder hereby irrevocably and unconditionally grants a proxy appointing Parent as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.1 as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to such Stockholder’s Subject Shares. The proxy granted by such Stockholder pursuant to this Article 1 is coupled with an interest and is irrevocable and is granted in consideration of Parent and Merger Sub entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Each Stockholder shall perform such further acts and execute such further documents as may be required to vest in Parent the sole power to vote such Stockholder’s Subject Shares. Notwithstanding the foregoing, the proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder, severally and not jointly, represents and warrants to Parent and Merger Sub that:

Section 2.1. Authorization. (a) If such Stockholder is not an individual, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the corporate or similar powers of Stockholder and have been duly authorized by all necessary corporate or similar action. This Agreement constitutes a valid and binding agreement of such Stockholder.

(b) If such Stockholder is married and the Subject Shares set forth on the signature page hereto opposite such Stockholder’s name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.2. Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and shall not (i) if such Stockholder is not an individual, violate any organizational documents of such Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Stockholder is entitled under any provision of any agreement or other instrument binding on such Stockholder, (iv) result in the imposition of any Lien on any asset of Stockholder or (v) violate any other agreement, arrangement or instrument to which such Stockholder is a party or by which such Stockholder (or any of its assets) is bound.

Section 2.3. Ownership of Subject Shares. Such Stockholder is the record and beneficial owner of the Subject Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Subject Shares) other than pursuant to the Stockholders’ Agreement. Except for the Stockholders’ Agreement, none of the Subject Shares is subject to any voting trust or other agreement, arrangement or instrument with respect to the voting of such shares.

Section 2.4. Total Subject Shares. Except for the Subject Shares set forth beside such Stockholder’s name on the signature page hereto or any beneficial interest in Subject Shares that are set forth beside another Stockholder’s name on the signature page hereto, and except for any options referred to in the immediately following sentence, such Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. The Stockholders collectively own options to acquire a number of shares of capital stock of the Company which does not exceed 125,000 shares in the aggregate.

Section 2.5. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

Section 2.6. Reliance by Parent and Merger Sub. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

ARTICLE III

COVENANTS OF STOCKHOLDERS

Each Stockholder hereby covenants and agrees that:

Section 3.1. No Interference; No Transfers. Except pursuant to the terms of this Agreement, such Stockholder shall not, without the prior written consent of Parent or Merger Sub, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares in a manner inconsistent with the terms of this Agreement, (ii) voluntarily take any action that would or is reasonably likely to (A) make any representation or warranty contained herein untrue or incorrect in any material respect or (B) have the effect in any material respect of preventing such Stockholder from performing its obligations under this Agreement or (iii) voluntarily sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Subject Shares during the term of this Agreement except for transfers (A) to any person or entity who is subject to this Agreement or who becomes bound hereby as a Stockholder by operation of law or by becoming party to and being bound by the terms of this Agreement as a Stockholder incident to such transfer or (B) to charitable organizations, provided such shares constitute, in the aggregate (including all shares so transferred to charitable organizations by all Stockholders from the date hereof), not more than 250,000 shares of the outstanding Class A Common Stock and Class B Common Stock (the “Cap”), and provided further that any shares transferred to any charitable organization on the terms and conditions of clause (iii)(A) above shall not be counted toward the Cap. For purposes of this Section 3.1, the term “sell” or “sale” or any derivatives thereof shall include (i) a sale, transfer or disposition of record or beneficial ownership, or both and (ii) a short sale with respect to Common Stock or substantially identical property, entering into or acquiring an offsetting derivative contract with respect to Common Stock or substantially identical property, entering into or acquiring a futures or forward contract to deliver Common Stock or substantially identical property or entering into any transaction that has the same effect as any of the foregoing.

Section 3.2. Other Transactions. Such Stockholder shall not, directly or indirectly, (i) take any action to solicit or initiate any Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to, any Person that may be considering making, or has made, an Acquisition Proposal or has agreed to endorse an Acquisition Proposal. Such Stockholder shall promptly notify Parent and Merger Sub after receipt of an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by any Person that may be considering making, or has made, an Acquisition Proposal and shall advise Merger Sub of the status and material details of any such Acquisition Proposal or request.

Section 3.3. Appraisal Rights. Such Stockholder shall not exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Subject Shares which may arise with respect to the Merger.

Section 3.4. Further Assurances. Parent, Merger Sub and each Stockholder shall each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate on the earlier of (i) the Effective Time and (ii) the date of termination of the Merger Agreement in accordance with its terms; provided that this Article 4 shall survive any such termination.

Section 4.2. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.3. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that each of Parent and Merger Sub may transfer or assign its rights and obligations to any Affiliate of Parent; provided further that no such transfer or assignment shall relieve Parent or Merger Sub of its obligations hereunder.

Section 4.4. Governing Law. This Agreement and all other matters related to or arising from this Agreement shall construed in accordance with and governed by the laws of the State of Delaware.

Section 4.5. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 4.6. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 4.7. Interpretation. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Other than Section 1.1(c), this Agreement is an agreement between each of the Stockholders, on the one hand, and the Parent and Merger Sub, on the other hand, and is not an agreement among the Stockholders.

Section 4.8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity. It is accordingly agreed that each party hereto will waive, in any action for specific performance, the defense of adequacy of a remedy at law.

Section 4.9. Acknowledgment. Each of Parent and Merger Sub acknowledges that each Stockholder signs solely in its capacity as the record and/or beneficial (as applicable) owner of the Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder, or require such Stockholder to take any action, in his or her capacity as an officer or director of the Company including to disclose information acquired solely in his or her capacity as an officer or director.

Section 4.10. Merger Agreement. The obligations of the Stockholders hereunder are subject to there not having been any change, by amendment or waiver, by any party to the Merger Agreement to the material terms of the Merger Agreement in a manner materially adverse to the Stockholders without the prior written consent of Stockholders holding a majority of the Subject Shares. For purposes of this Section 4.10, each of the following changes, by amendment or waiver (as applicable), in the following terms and conditions of the Merger Agreement which require the Company’s consent shall, without excluding other possibilities, be deemed to be a change to the material terms of the Merger Agreement in a manner materially adverse to the Stockholders: (A) a change in the Termination Date; (B) a change which decreases the Merger Consideration; (C) a change to the form of Merger Consideration (other than by adding consideration); and (D) an imposition of any condition to the Merger in addition to those set forth in the Merger Agreement.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Newton Acquisition, Inc.

By:	/s/ Jonathan Coslet
Name:	Jonathan Coslet
Title:	Senior Vice President

By:	/s/ Kewsong Lee
Name:	Kewsong Lee
Title:	Senior Vice President

Newton Acquisition Merger Sub, Inc.

By:	/s/ Jonathan Coslet
Name:	Jonathan Coslet
Title:	Senior Vice President

By:	/s/ Kewsong Lee
Name:	Kewsong Lee
Title:	Senior Vice President

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	244,206	/s/ Richard A. Smith Richard A. Smith

Class B	267,778	/s/ Susan F. Smith Susan F. Smith

Class B	621,464	/s/ Nancy L. Marks Nancy L. Marks

Class B	174,418	/s/ Amy Smith Berylson Amy Smith Berylson

Class B	96	/s/ John G. Berylson John G. Berylson

Class B	6,685	/s/ Jennifer L.Berylson Jennifer L. Berylson

Class B Class A	144,463 7,980	/s/ Robert A. Smith Robert A. Smith

Class B	156,056	/s/ Debra Smith Knez Debra Smith Knez

Class B Class A	5,287 8,491	/s/ Brian J. Knez Brian J. Knez

Class B	13,039	/s/ Cathy J. Lurie Cathy J. Lurie

Class B	144,627	/s/ Jeffrey R. Lurie Jeffrey R. Lurie

Class B	3,205	PHILADELPHIA EAGLES, INC. /s/ Jeffrey R. Lurie Jeffrey R. Lurie

Class B	10,028	/s/ Jeffrey R. Lurie Jeffrey R. Lurie, as Guardian of Julian M.J. Lurie

Class B	10,028	/s/ Jeffrey R. Lurie Jeffrey R. Lurie, as Guardian of Milena C. Lurie

Class B	189,770	SMITH MANAGEMENT COMPANY TRUST /s/ Richard A. Smith Richard A. Smith, Trustee /s/ Mark D. Balk Mark D. Balk, Trustee

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	86,991	MARIAN REALTY COMPANY TRUST /s/ Richard A. Smith Richard A. Smith, Trustee /s/ Nancy L. Marks Nancy L. Marks, Trustee /s/ Mark D. Balk Mark D. Balk, Trustee

Class B	144,301	SUSAN F. SMITH GRANTOR RETAINED ANNUITY TRUST — 15 YEARS /s/ Susan F. Smith Susan F. Smith, as Trustee and not individually /s/ Richard A. Smith Richard A. Smith, as Trustee and not individually

Class B	28,997

SUSAN F. SMITH GRANTOR RETAINED ANNUITY

TRUST — 7 YEARS f/b/o AMY SMITH BERYLSON

/s/ Amy Smith Berylson

Amy Smith Berylson, as Trustee and not

individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	28,997

SUSAN F. SMITH GRANTOR RETAINED ANNUITY

TRUST — 7 YEARS f/b/o ROBERT A. SMITH

/s/ Robert A. Smith

Robert A. Smith, as Trustee and not individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	28,997

SUSAN F. SMITH GRANTOR RETAINED ANNUITY

TRUST — 7 YEARS f/b/o DEBRA SMITH KNEZ

/s/ Debra Smith Knez

Debra Smith Knez, as Trustee and not

individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not

individually

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	39,090

SUSAN F. SMITH GRANTOR RETAINED ANNUITY

TRUST — 5 YEARS f/b/o AMY SMITH BERYLSON

/s/ Amy Smith Berylson

Amy Smith Berylson, as Trustee and not

individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	39,091

SUSAN F. SMITH GRANTOR RETAINED ANNUITY

TRUST — 5 YEARS f/b/o ROBERT A. SMITH

/s/ Robert A. Smith

Robert A. Smith, as Trustee and not

individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not

individually

Class B	39,090

SUSAN F. SMITH GRANTOR RETAINED ANNUITY

TRUST — 5 YEARS f/b/o DEBRA SMITH KNEZ

/s/ Debra Smith Knez

Debra Smith Knez, as Trustee and not

individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not

individually

Class B	59,529	AMY SMITH BERYLSON GRANTOR RETAINED ANNUITY TRUST /s/ Amy Smith Berylson Amy Smith Berylson, as Trustee and not individually /s/ John G. Berylson John G. Berylson, as Trustee and not individually

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	18,078

AMY SMITH BERYLSON 1998 GRANTOR

RETAINED ANNUITY TRUST f/b/o JENNIFER L. BERYLSON

/s/ John G. Berylson

John G. Berylson, as Trustee and not

individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not

individually

Class B	18,078

AMY SMITH BERYLSON 1998 GRANTOR

RETAINED ANNUITY TRUST f/b/o JAMES T. BERYLSON

/s/ John G. Berylson

John G. Berylson, as Trustee and not

individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not

individually

Class B	18,078

AMY SMITH BERYLSON 1998 GRANTOR

RETAINED ANNUITY TRUST f/b/o ELIZABETH S. BERYLSON

/s/ John G. Berylson

John G. Berylson, as Trustee and not individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	5,376	J–J–E 1988 TRUST f/b/o JENNIFER L. BERYLSON U/D/T dated 11/1/88 /s/ John G. Berylson John G. Berylson, as Trustee and not individually /s/ Mark D. Balk Mark D. Balk, as Trustee and not individually

Class B	5,376	J–J–E 1988 TRUST f/b/o ELIZABETH S. BERYLSON U/D/T dated 11/1/88 /s/ John G. Berylson John G. Berylson, as Trustee and not individually /s/ Mark D. Balk Mark D. Balk, as Trustee and not individually

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	5,376	J–J–E 1988 TRUST f/b/o JAMES T. BERYLSON U/D/T dated 11/1/88 /s/ John G. Berylson John G. Berylson, as Trustee and not individually /s/ Mark D. Balk Mark D. Balk, as Trustee and not individually

Class B	52,360	ROBERT A. SMITH GRANTOR RETAINED ANNUITY TRUST /s/ Robert A. Smith Robert A. Smith, as Trustee and not individually /s/ Dana A. Weiss Dana A. Weiss, as Trustee and not individually

Class B	16,070

ROBERT A. SMITH 1998 GRANTOR RETAINED

ANNUITY TRUST f/b/o MADELEINE W. SMITH

/s/ Dana A. Weiss

Dana A. Weiss, as Trustee and not

individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not

individually

Class B	16,069	ROBERT A. SMITH 1998 GRANTOR RETAINED ANNUITY TRUST f/b/o RYAN A. SMITH /s/ Dana A. Weiss Dana A. Weiss, as Trustee and not individually /s/ Mark D. Balk Mark D. Balk, as Trustee and not individually

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	16,069

ROBERT A. SMITH 1998 GRANTOR RETAINED

ANNUITY TRUST f/b/o JACKSON A. SMITH

/s/ Dana A. Weiss

Dana A. Weiss, as Trustee and not

individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not

individually

Class B	4,741

ROBERT SMITH AND DANA WEISS 1994

CHILDREN’S TRUST f/b/o MADELEINE W. SMITH

U/D/T dated 12/1/94

/s/ Dana A. Weiss

Dana A. Weiss, as Trustee and not individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	4,741

ROBERT SMITH AND DANA WEISS 1994

CHILDREN’S TRUST f/b/o RYAN A. SMITH U/D/T

dated 12/1/94

/s/ Dana A. Weiss

Dana A. Weiss, as Trustee and not individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	4,741

ROBERT SMITH AND DANA WEISS 1994

CHILDREN’S TRUST f/b/o JACKSON A. SMITH

U/D/T dated 12/1/94

/s/ Dana A. Weiss

Dana A. Weiss, as Trustee and not individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	36,594	DEBRA SMITH KNEZ GRANTOR RETAINED ANNUITY TRUST /s/ Debra Smith Knez Debra Smith Knez, as Trustee and not individually /s/ Brian J. Knez Brian J. Knez, as Trustee and not individually

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	23,803

DEBRA SMITH KNEZ 1998 GRANTOR RETAINED

ANNUITY TRUST f/b/o JESSICA M. KNEZ

/s/ Brian J. Knez

Brian J. Knez, as Trustee and not individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	23,802

DEBRA SMITH KNEZ 1998 GRANTOR RETAINED

ANNUITY TRUST f/b/o ANDREW P. KNEZ

/s/ Brian J. Knez

Brian J. Knez, as Trustee and not individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	6,199

DEBRA AND BRIAN KNEZ 1988 CHILDREN’S

TRUST f/b/o JESSICA M. KNEZ U/D/T dated 11/1/88

/s/ Brian J. Knez

Brian J. Knez, as Trustee and not individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	6,199

DEBRA AND BRIAN KNEZ 1988 CHILDREN’S

TRUST f/b/o ANDREW P. KNEZ U/D/T dated 11/1/88

/s/ Brian J. Knez

Brian J. Knez, as Trustee and not individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	974,134	TRUST U/W/O PHILIP SMITH f/b/o RICHARD A. SMITH /s/ Nancy L. Marks Nancy L. Marks, as Trustee and not Individually /s/ Richard A. Smith Richard A. Smith, as Trustee and not individually

Class B	974,134	TRUST U/W/O PHILIP SMITH f/b/o NANCY L. MARKS /s/ Nancy L. Marks Nancy L. Marks, as Trustee and not individually /s/ Richard A. Smith Richard A. Smith, as Trustee and not individually

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	183,793	C–J–P TRUST f/b/o CATHY LURIE U/I/T dated 12/10/73 /s/ Richard A. Smith Richard A. Smith, as Trustee and not individually /s/ Cathy J. Lurie Cathy J. Lurie, as Trustee and not individually

Class B	183,793	C–J–P TRUST f/b/o PETER LURIE U/I/T dated 12/10/73 /s/ Richard A. Smith Richard A. Smith, as Trustee and not individually /s/ Cathy J. Lurie Cathy J. Lurie, as Trustee and not individually

Class B	24,104	RICHARD A. SMITH 1976 TRUST f/b/o AMY SMITH BERYLSON U/D/T dated 12/16/76 /s/ Susan F. Smith Susan F. Smith a/k/a Susan M. Smith, as Trustee and not individually

Class B	48,208	RICHARD A. SMITH 1976 TRUST f/b/o DEBRA SMITH KNEZ U/D/T dated 12/16/76 /s/ Susan F. Smith Susan F. Smith a/k/a Susan M. Smith, as Trustee and not individually

Class B	48,208	RICHARD A. SMITH 1976 TRUST f/b/o ROBERT A. SMITH U/D/T dated 12/16/76 /s/ Susan F. Smith Susan F. Smith a/k/a Susan M. Smith, as Trustee and not individually

Class B	12,052	MARIAN SMITH D–R–A 1976 TRUST f/b/o AMY SMITH BERYLSON U/D/T dated 12/16/76 /s/ Susan F. Smith Susan F. Smith a/k/a Susan M. Smith, as Trustee and not individually

Class B	24,104	MARIAN SMITH D–R–A 1976 TRUST f/b/o DEBRA SMITH KNEZ U/D/T dated 12/16/76 /s/ Susan F. Smith Susan F. Smith a/k/a Susan M. Smith, as Trustee and not individually

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	24,104	MARIAN SMITH D–R–A 1976 TRUST f/b/o ROBERT A. SMITH U/D/T dated 12/16/76 /s/ Susan F. Smith Susan F. Smith a/k/a Susan M. Smith, as Trustee and not individually

Class B	96,416

NANCY LURIE MARKS 1976 TRUST f/b/o CATHY J.

LURIE U/D/T dated 12/16/76

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

/s/ Darline M. Lewis

Darline M. Lewis, as Trustee and not individually

Class B	96,416

NANCY LURIE MARKS 1976 TRUST f/b/o PETER A.

LURIE U/D/T dated 12/16/76

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

/s/ Darline M. Lewis

Darline M. Lewis, as Trustee and not individually

Class B	48,208	MARIAN SMITH J–C–P 1976 TRUST f/b/o CATHY J. LURIE U/D/T dated 12/16/76 /s/ Nancy Lurie Marks Nancy Lurie Marks, as Trustee and not individually

Class B	48,208	MARIAN SMITH J–C–P 1976 TRUST f/b/o PETER A. LURIE U/D/T dated 12/16/76 /s/ Nancy Lurie Marks Nancy Lurie Marks, as Trustee and not individually

Class B	20,058

RICHARD A. SMITH FAMILY TRUST U/W/O MARIAN J.

SMITH f/b/o DEBRA SMITH KNEZ

/s/ Richard A. Smith

Richard A. Smith, as Trustee and not individually

/s/ Nancy L. Marks

Nancy L. Marks, as Trustee and not individually

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	30,074	PETER A. LURIE TRUST U/W/O MARIAN J. SMITH /s/ Nancy L. Marks Nancy L. Marks, as Trustee and not individually /s/ Richard A. Smith Richard A. Smith, as Trustee and not individually

Class B	10,388

A–D–R CHARITABLE FOUNDATION AND TRUST

U/D/T dated 11/1/68

/s/ Susan F. Smith

Susan F. Smith a/k/a Susan M. Smith, as Trustee and not

individually

/s/ Mark D. Balk

Mark D. Balk, as Trustee and not individually

Class B	59,669

MORRIS J. LURIE FAMILY TRUST U/I/T dated

4/15/58 f/b/o CATHY J. LURIE, ET AL

/s/ Nancy L. Marks

Nancy L. Marks, as Trustee and not individually

/s/ Richard A. Smith

Richard A. Smith, as Trustee and not individually

Class B	59,669

MORRIS J. LURIE FAMILY TRUST U/I/T dated

4/15/58 f/b/o PETER A. LURIE, ET AL

/s/ Nancy L. Marks

Nancy L. Marks, as Trustee and not individually

/s/ Richard A. Smith

Richard A. Smith, as Trustee and not individually

Class B	48,208	AMY SMITH BERYLSON 1978 INSURANCE TRUST /s/ Amy Smith Berylson Amy Smith Berylson, as Trustee and not individually /s/ Mark D. Balk Mark D. Balk, as Trustee and not individually

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	48,208	ROBERT A. SMITH 1978 INSURANCE TRUST /s/ Robert A. Smith Robert A. Smith, as Trustee and not individually /s/ Mark D. Balk Mark D. Balk, as Trustee and not individually

Class B	48,208	DEBRA SMITH KNEZ 1978 INSURANCE TRUST /s/ Debra Smith Knez Debra Smith Knez, as Trustee and not individually /s/ Mark D. Balk Mark D. Balk, as Trustee and not individually

Class B	4,000	RICHARD AND SUSAN SMITH FAMILY FOUNDATION /s/ Susan F. Smith Susan F. Smith, as Trustee and not individually

Class B	6,500	RICHARD AND SUSAN SMITH 1990 CHARITABLE TRUST /s/ Susan F. Smith Susan F. Smith, as Trustee and not individually /s/ Richard A. Smith Richard A. Smith, as Trustee and not individually

Class B	31,000	NANCY LURIE MARKS FAMILY FOUNDATION /s/ Nancy Lurie Marks Nancy Lurie Marks, as Trustee and not individually

Class B	7,809	C.J.L. CHARITABLE FOUNDATION /s/ Cathy J. Lurie Cathy J. Lurie, as Trustee and not individually

Class B	15,500	AMY SMITH AND JOHN G. BERYLSON CHARITABLE FOUNDATION /s/ Amy Smith Amy Smith Berylson, as Trustee and not individually /s/ John G. Berylson John G. Berylson, as Trustee and not individually

Class of Common Stock	Subject Shares Owned	STOCKHOLDERS
Class B	31,000	ROBERT AND DANA SMITH CHARITABLE FOUNDATION /s/ Robert A. Smith Robert A. Smith, as Trustee and not individually /s/ Dana Weiss Smith Dana Weiss Smith, as Trustee and not individually

Class B	31,000	KNEZ FAMILY CHARITABLE FOUNDATION /s/ Debra Smith Knez Debra Smith Knez, as Trustee and not individually /s/ Brian J. Knez Brian J. Knez, as Trustee and not individually

Class B	6,686	/s/ Amy Smith Berylson Amy Smith Berylson, as Guardian of James T. Berylson /s/ John G. Berylson John G. Berylson, as Guardian of James T. Berylson

Class B	6,686	/s/ Amy Smith Berylson Amy Smith Berylson, as Guardian of Elizabeth S. Berylson /s/ John G. Berylson John G. Berylson, as Guardian of Elizabeth S. Berylson

Class B	6,686	/s/ Robert A. Smith Robert A. Smith, as Guardian of Madeleine W. Smith /s/ Dana Weiss Smith Dana Weiss Smith, as Guardian of Madeleine W. Smith

Class B	6,686	/s/ Robert A. Smith Robert A. Smith, as Guardian of Ryan A. Smith /s/ Dana Weiss Smith Dana Weiss Smith, as Guardian of Ryan A. Smith

Class B	6,686	/s/ Robert A. Smith Robert A. Smith, as Guardian of Jackson A. Smith /s/ Dana Weiss Smith Dana Weiss Smith, as Guardian of Jackson A. Smith

TOTAL CLASS B:	6,038,586

TOTAL CLASS A:	16,471

ANNE X C

May 1, 2005

The Board of Directors

The Neiman Marcus Group, Inc.

One Marcus Square

1618 Main Street

Dallas, Texas 75201

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Company Common Stock”), of The Neiman Marcus Group, Inc. (the “Company”), other than Richard A. Smith, Nancy L. Marks, Robert A. Smith and Brian J. Knez and other members of their families and various related family trusts, foundations and companies (the “Smith Family Group”), of the consideration to be received by such holders in the proposed merger (the “Merger”) of the Company with a wholly-owned subsidiary of Newton Acquisition, Inc. (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger, dated as of May 1, 2005 (the “Agreement”), among the Company, the Merger Partner and Newton Acquisition Merger Sub, Inc. (the “Merger Subsidiary”), the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Company Common Stock, other than (i) shares of Company Common Stock as to which appraisal rights are timely and properly perfected and not withdrawn prior to the effective time of the Merger and (ii) shares of Company Common Stock held in treasury or owned by the Merger Partner, the Merger Subsidiary or any direct or indirect wholly-owned subsidiary of the Merger Partner or the Company, will be converted into the right to receive $100.00 per share in cash.

In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain documents provided to us by the Merger Partner with respect to its expected sources of equity and debt financing; (iii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iv) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (v) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (vi) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate, including that if the Company were to sell, outsource or otherwise dispose of the Company’s credit card operations prior to the consummation of the Merger, such transaction would occur on substantially the terms management has described to us. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Merger, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our opinion is also based upon the assumptions set forth above. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. In particular, while subsequent developments may or may not support the assumptions set forth above, such developments should not be construed to affect the validity of this opinion (which in all events speaks only as of the date hereof) or otherwise make this opinion contingent or conditional. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders (other than the Smith Family Group) of the Company Common Stock in the proposed Merger and we express no opinion as to the fairness of the Merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. Our opinion does not address the allocation of the consideration to be received in the proposed Merger among the holders of the Class A Common Stock and the Class B Common Stock, respectively.

While management of the Company provided us with certain information regarding certain other offers to purchase the Company, we were not authorized to and did not solicit any expressions of interest from the parties making those offers or any other parties with respect to the sale of all or any part of the Company or any other alternative transaction, nor did we participate in negotiations with respect to the terms of the Merger and related transactions. No opinion is expressed as to the relative merits of the Merger as compared to alternative transactions or strategies that might be available to the Company or whether any alternative transaction might produce consideration for the Company’s shareholders in an amount in excess of that contemplated by the Merger.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services which accrued upon completion of our work necessary to deliver, or advise the Board of Directors of the Company that we would be unable to render, our opinion and will be paid upon the earlier to occur of the consummation or termination or abandonment of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. From time to time, we and our affiliates have in the past provided, are currently providing and in the future may provide investment banking, commercial banking and other financial services to the Company, as well as the private investment firms whose affiliates are stockholders of the Merger Partner, and their respective portfolio companies or other affiliates, for which we have received, and would expect to receive, customary compensation. In particular, one of our commercial banking affiliates is an agent bank for the Company’s existing credit facilities. We and certain of our affiliates and certain of our and their respective employees and certain private investment funds affiliated or associated with us have invested in private equity funds managed or advised by the private investment firms whose affiliates are stockholders of the Merger Partner. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company, the Merger Partner, affiliates of the stockholders of the Merger Partner and any other company that may be involved in the Merger, for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the holders (other than the Smith Family Group) of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger, whether such shareholder should exercise any dissenter’s rights or appraisal rights with respect to the Merger, or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

/s/    J.P. MORGAN SECURITIES INC.

ANNEX D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE

STATE OF DELAWARE

§ 262. Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

CLASS A COMMON STOCK PROXY CLASS A COMMON STOCK

THE NEIMAN MARCUS GROUP, INC.

SPECIAL MEETING OF SHAREHOLDERS, , 2005

Robert A. Smith, Brian J. Knez and Nelson A. Bangs, and each of them singly, each with power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock and Class B Common Stock of the undersigned at the Special Meeting of Shareholders of The Neiman Marcus Group, Inc. to be held at , on at , am. and at any adjournments or postponements thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated 2005.

This Proxy is solicited on behalf of the Board of Directors. This Proxy is revocable and the shares represented by this Proxy will be voted as directed by the undersigned. The Board of Directors of The Neiman Marcus Group Inc. recommends a vote FOR proposals 1 and 2. If this Proxy is signed and returned and does not specify a vote on the proposal, the Proxy will be voted in accordance with the recommendations of the Board of Directors. If any other business is properly presented at the Special Meeting this Proxy, if properly executed, will be voted by those named in this Proxy at their discretion. As of the date of the Proxy Statement, the Board of Directors did not know of any other business to be presented at the Special Meeting.

(SEE REVERSE SIDE TO CAST VOTE)

CONTINUED, AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR proposal 1.

The Board at Directors recommends a vote FOR proposal 2.

1. Adoption of the Agreement and Plan of Merger, dated as of May 1, 2005, among the Company, Newton Acquisition, Inc. and Newton Acquisition Merger Sub, Inc, as it may be amended from time to time.

2. Adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Agreement and Plan of Merger described in Proposal 1.

FOR AGAINST ABSTAIN

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full titles.

Signature: Date: Signature: Date:

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Submission of proxies by Internet and telephone is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http:// [                                    ] Use the Internet to submit your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone

[                                    ] Use any touch-tone telephone to submit your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Proxy Statement on the Internet at [                                    ]

CLASS B COMMON STOCK CLASS B COMMON STOCK

THE NEIMAN MARCUS GROUP, INC.

SPECIAL MEETING OF SHAREHOLDERS, , 2005

Robert A. Smith, Brian J. Knez and Nelson A. Bangs, and each of them singly, each with power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock and Class B Common Stock of the undersigned at the Special Meeting of Shareholders of The Neiman Marcus Group, Inc. to be held at , on at , am. and at any adjournments or postponements thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated 2005.

This Proxy is solicited on behalf of the Board of Directors. This Proxy is revocable and the shares represented by this Proxy will be voted as directed by the undersigned. The Board of Directors of The Neiman Marcus Group Inc. recommends a vote FOR proposals 1 and 2. If this Proxy is signed and returned and does not specify a vote on the proposal, the Proxy will be voted in accordance with the recommendations of the Board of Directors. If any other business is properly presented at the Special Meeting this Proxy, if properly executed, will be voted by those named in this Proxy at their discretion. As of the date of the Proxy Statement, the Board of Directors did not know of any other business to be presented at the Special Meeting.

(SEE REVERSE SIDE TO CAST VOTE)

CONTINUED, AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR proposal 1.

The Board at Directors recommends a vote FOR proposal 2.

1. Adoption of the Agreement and Plan of Merger, dated as of May 1, 2005, among the Company, Newton Acquisition, Inc. and Newton Acquisition Merger Sub, Inc, as it may be amended from time to time.

2. Adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Agreement and Plan of Merger described in Proposal 1.

FOR AGAINST ABSTAIN

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full titles.

Signature: Date: Signature: Date:

FOLD AND DETACH HERE

Submit Your Proxy by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Submission of proxies by Internet and telephone is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http:// [                                    ] Use the Internet to submit your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone

[                                    ] Use any touch-tone telephone to submit your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Proxy Statement on the Internet at [                                    ]

CONFIDENTIAL VOTING INSTRUCTIONS TO: FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE UNDER THE NEIMAN MARCUS GROUP, INC. EMPLOYEE SAYINGS PLAN WITH RESPECT TO THE SPECIAL MEETING OF SHAREHOLDERS OF THE NEIMAN MARCUS GROUP, INC. , 2005

Robert A. Smith, Brian J. Knez and Nelson A. Bangs, and each of them singly, each with power of substitution, are hereby authorized to represent and vote all shares of Class A Common Stock arid Class B Common Stock of the undersigned at the Special Meeting of Shareholders of The Neiman Marcus Group, Inc., to be held at , , on , , at a.m. and at any adjournments or postponements thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated 2005.

This Proxy is solicited on behalf of the Board of Directors. The shares represented by this Instruction Card will be voted by the Trustee as directed by the undersigned. Fidelity Management Trust Company makes no recommendations concerning your instructions. The Board of Directors of The Neiman Marcus Group, Inc. recommends a vote FOR proposals 1 and 2. If this Instruction Card is signed and returned and does not specify a vote on the proposal, the Instruction Card will be voted in accordance with the recommendations of the Board of Directors. If any other business is properly presented at the Special Meeting, this Proxy, if properly executed will be voted by those named in this Proxy at their discretion. As of the date of the Proxy Statement, the Board of Directors did not know of any other business to be presented at the Special Meeting. In order for the Trustee to vote your shares in accordance with your instructions, such instructions must be received by , 2005.

(SEE REVERSE SIDE TO CAST VOTE)

CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

This Instruction Card is solicited by the Plan Trustee.

The Board of Directors recommends a vote FOR proposal 1.

The Board at Directors recommends a vote FOR proposal 2.

1. Adoption of the Agreement and Plan of Merger, dated as of May 1, 2005, among the Company, Newton Acquisition, Inc. and Newton Acquisition Merger Sub, Inc, as it may be awarded from time to time.

2. Adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Agreement and Plan of Merger described in Proposal 1.

FOR AGAINST ABSTAIN

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full titles.

Signature: Date: Signature: Date:

FOLD AND DETACH HERE

Submit Your Proxy by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Submission of proxies by Internet and telephone is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://[                            ] Use the Internet to submit your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone

[                            ] Use any touch-tone telephone to submit your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Proxy Statement on the Internet at [                            ]

FIDELITY MANAGEMENT TRUST COMPANY

TO: Participants in The Neiman Marcus Group, Inc. Employee Savings Plan

FROM: Fidelity Management Trust Company Trustee of the Employee Savings Plan

DATE: , 2005

As a participant in The Neiman Marcus Group, Inc. Employee Savings Plan, which owns shares of The Neiman Marcus Group, Inc., you are entitled to instruct the Trustee on how to vote the shares of The Neiman Marcus Group. Inc. Class I Common Stock in your account on matters scheduled to come before the Special Meeting of Shareholders of The Neiman Marcus Group, Inc. to be held on , 2005.

A proxy statement, voting instruction card and return envelope are enclosed. You may vote on the Internet, by telephone or by completing and mailing the enclosed voting instruction card. In order to exercise your right to direct the Trustee with respect to shares of The Neiman Marcus Group, Inc. allocated to your account, you must vote your shares by , 2005 using one of the above methods.

If you own shares of The Neiman Marcus Group, Inc. outside of the Employee Savings Plan, you will receive similar materials for those shares in a separate mailing. Please vote all shares separately if you wish to fully participate in the matters being submitted to the shareholders of The Neiman Marcus Group, Inc.

Enclosures